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                                                                  EXHIBIT 10.104

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CNL - Orlando

                               CNL GL RESORT, LP,

                                   as Borrower

                                       to

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                    as Lender

                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                               AND FIXTURE FILING

                           --------------------------

                           Dated: February 24, 2006

                           PREPARED BY AND UPON RECORDATION RETURN TO:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York 10036

                           Attention: David J. Weinberger, Esq.

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FLORIDA DOCUMENTARY STAMP TAXES IN THE AMOUNT OF $1,172,500 AND FLORIDA
NON-RECURRING TANGIBLE TAXES IN THE AMOUNT OF $670,000 ARE BEING PAID UPON RECORDATION OF THIS SECURITY INSTRUMENT.

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      THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING
(the "Security Instrument") is made as of the 24th day of February, 2006, by CNL GL RESORT, LP, a Delaware limited partnership, having its chief executive office c/o CNL Hospitality Partners, LP, 450 South Orange Avenue, Orlando, Florida 32801 (hereinafter referred to as "Borrower"), to WACHOVIA BANK, NATIONAL ASSOCIATION, having an address at Wachovia Bank, National Association, Commercial Real Estate Services, 8739 Research Drive URP 4, NC 1075, Charlotte, North Carolina 28262 (hereinafter referred to as "Lender").

                              W I T N E S S E T H:

      WHEREAS, Lender has authorized a loan (hereinafter referred to as the "Loan") to the Borrower in the maximum principal sum of THREE HUNDRED THIRTY-FIVE MILLION and NO/100 DOLLARS ($ 335,000,000.00) (hereinafter referred to as the "Loan Amount"), which Loan is evidenced by that certain promissory note, dated the date hereof (together with any supplements, amendments, modifications or extensions thereof, hereinafter referred to as the "Note") given by the Borrower, as maker, to Lender, as payee;

      WHEREAS, in consideration of the Loan, the Borrower has agreed to make payments in amounts sufficient to pay and redeem, and provide for the payment and redemption of the principal of, premium, if any, and interest on the Note when due;

      WHEREAS, Borrower desires by this Security Instrument to provide for, among other things, the issuance of the Note and for the deposit, deed and pledge by Borrower with, and the creation of a security interest in favor of, Lender, as security for the Borrower's obligations to Lender from time to time pursuant to the Note and the other Loan Documents;

      WHEREAS, Borrower and Lender intend these recitals to be a material part of this Security Instrument; and

      WHEREAS, all things necessary to make this Security Instrument the valid and legally binding obligation of Borrower in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

      NOW THEREFORE, to secure the payment of the principal of, prepayment premium (if any) and interest on the Note and all other obligations, liabilities or sums due or to become due under this Security Instrument, the Note or any other Loan Document, including, without limitation, interest on said obligations, liabilities or sums (said principal, premium, interest and other sums being hereinafter referred to as the "Debt"), and the performance of all other covenants, obligations and liabilities of the Borrower pursuant to the Loan Documents, Borrower has executed and delivered this Security Instrument; and Borrower has irrevocably granted, and by these presents and by the execution and delivery hereof does hereby irrevocably grant, bargain, sell, alien, demise, release, convey, assign, transfer, deed, hypothecate, pledge, set over, warrant, mortgage and confirm to Lender, forever with power of sale, all right, title and interest of Borrower in and to all of the following property, rights, interests and estates:

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            (a) the plot(s), piece(s) or parcel(s) of real property described in
      EXHIBITS A-1, A-2 and A-3 attached hereto and made a part hereof (individually and collectively, hereinafter referred to as the "Premises");

            (b) (i) all buildings, foundations, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or nature now or hereafter located on the Premises (hereinafter collectively referred to as the "Improvements"); and
      (ii) to the extent permitted by law, the name or names, if any, as may now or hereafter be used for any of the Improvements, and the goodwill associated therewith;

            (c) all easements, servitudes, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, ditches, ditch rights, reservoirs and reservoir rights, air rights and development rights, lateral support, drainage, gas, oil and mineral rights, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises or the Improvements and the reversion and reversions, remainder and remainders, whether existing or hereafter acquired, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof and any and all sidewalks, drives, curbs, passageways, streets, spaces and alleys adjacent to or used in connection with the Premises and/or Improvements and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of Borrower of, in and to the Premises and Improvements and every part and parcel thereof, with the appurtenances thereto;

            (d) all machinery, equipment, systems, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures, Inventory (as hereinafter defined) and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, all plumbing, lighting and elevator fixtures, office furniture, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, wall coverings, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, flatware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, telephone systems, computerized accounting systems, engineering equipment, vehicles, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, theft prevention equipment, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment

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      and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Premises or the Improvements, or appurtenant thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Premises or the Improvements or appurtenant thereto (hereinafter, all of the foregoing items described in this paragraph (d) are collectively called the "Equipment"), all of which, and any replacements, modifications, alterations and additions thereto, to the extent permitted by applicable law, shall be deemed to constitute fixtures (the "Fixtures"), and are part of the real estate and security for the payment of the Debt and the performance of Borrower's obligations. To the extent any portion of the Equipment is not real property or fixtures under applicable law, it shall be deemed to be personal property, and this Security Instrument shall constitute a security agreement creating a security interest therein in favor of Lender under the UCC;

            (e) subject to the provisions of Article VI hereof, all awards or payments, including interest thereon, which may hereafter be made with respect to the Premises, the Improvements, the Fixtures, or the Equipment, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Premises, the Improvements or the Equipment or refunds with respect to the payment of property taxes and assessments, and all other proceeds of the conversion, voluntary or involuntary, of the Premises, Improvements, Equipment, Fixtures or any other Property or part thereof into cash or liquidated claims;

            (f) all leases, tenancies, franchises, licenses and permits, Property Agreements and other agreements affecting the use, enjoyment or occupancy of the Premises, the Improvements, the Fixtures, or the Equipment or any portion thereof now or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code and all reciprocal easement agreements, license agreements and other agreements with Pad Owners, including, without limitation the Operating Lease (hereinafter collectively referred to as the "Leases"), together with all receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the rental, lease, franchise and use of space at the Premises and rental and use of guest rooms or meeting rooms or banquet rooms or recreational facilities or bars, beverage or food sales, vending machines, mini-bars, room service, telephone, video and television systems, electronic mail, internet connections, guest laundry, bars, the provision or sale of other goods and services, and all other payments received from guests or visitors of the Premises, and other items of revenue, receipts or income as identified in the Uniform System of Accounts (as hereinafter defined), all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by, or issued in favor of, Borrower in connection therewith to the extent of Borrower's right or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage

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      or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Premises, the Improvements, the Fixtures or the Equipment plus all rents, common area charges and other payments now existing or hereafter arising, whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

            (g) subject to the provisions of Article III hereof, all proceeds of and any unearned premiums on any insurance policies covering the Premises, the Improvements, the Fixtures, the Rents or the Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises, the Improvements, the Fixtures or the Equipment and all refunds or rebates of Impositions, and interest paid or payable with respect thereto;

            (h) all deposit accounts, securities accounts, funds or other accounts maintained or deposited with Lender, or its assigns, in connection herewith, including, without limitation, the Security Deposit Account (to the extent permitted by law), the Escrow Accounts, the Central Account, the Collection Account, and the Sub-Accounts and all monies and investments deposited or to be deposited in such accounts;

            (i) all accounts receivable, contract rights, franchises, interests, estate or other claims, both at law and in equity, now existing or hereafter arising, and relating to the Premises, the Improvements, the Fixtures or the Equipment, not included in Rents;

            (j) all now existing or hereafter arising claims against any Person with respect to any damage to the Premises, the Improvements, the Fixtures or the Equipment, including, without limitation, damage arising from any defect in or with respect to the design or construction of the Improvements, the Fixtures or the Equipment and any damage resulting therefrom;

            (k) all deposits or other security or advance payments, including rental payments now or hereafter made by or on behalf of Borrower to others, with respect to (i) insurance policies, (ii) utility services,
      (iii) cleaning, maintenance, repair or similar services, (iv) refuse removal or sewer service, (v) parking or similar services or rights and
      (vi) rental of Equipment, if any, relating to or otherwise used in the operation of the Premises, the Improvements, the Fixtures or the Equipment;

            (l) all intangible property now or hereafter relating to the Premises, the Improvements, the Fixtures or the Equipment or its operation, including, without limitation, software, letter of credit rights, trade names, trademarks (including, without limitation, any licenses of or agreements to license trade names or trademarks now or hereafter entered into by Borrower to the extent assignable), logos, building names and goodwill;

                                       4
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            (m) all now existing or hereafter arising advertising material, guaranties, warranties, building permits, other permits, licenses, plans and specifications, shop and working drawings, soil tests, appraisals and other documents, materials and/or personal property of any kind now or hereafter existing in or relating to the Premises, the Improvements, the Fixtures, and the Equipment;

            (n) all now existing or hereafter arising drawings, designs, plans and specifications prepared by architects, engineers, interior designers, landscape designers and any other consultants or professionals for the design, development, construction, repair and/or improvement of the Property, as amended from time to time;

            (o) subject to the provisions of Sections 2.06, 3.05, 4.04 and 14.01(b) hereof, the right, in the name of and on behalf of Borrower, to appear in and defend any now existing or hereafter arising action or proceeding brought with respect to the Premises, the Improvements, the Fixtures or the Equipment and to commence any action or proceeding to protect the interest of Lender in the Premises, the Improvements, the Fixtures or the Equipment; and

            (p) all proceeds, products, substitutions and accessions (including claims and demands therefor) of each of the foregoing.

      All of the foregoing items (a) through (p), together with all of the right, title and interest of Borrower therein, are collectively referred to as the "Property".

      TO HAVE AND TO HOLD the above granted and described Property unto Lender, and the successors and assigns of Lender in fee simple, forever.

      PROVIDED, ALWAYS, and these presents are upon this express condition, if Borrower shall well and truly pay and discharge the Debt and perform and observe the terms, covenants and conditions set forth in the Loan Documents, then these presents and the estate hereby granted shall cease and be void.

      AND Borrower covenants with and warrants to Lender that:

                             ARTICLE I: DEFINITIONS

      Section 1.01. Certain Definitions.

      For all purposes of this Security Instrument, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

            (i) the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;

            (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

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            (iii) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Security Instrument as a whole and not to any particular Section or other subdivision.

      "Additional Collateral" shall have the meaning set forth in Section 15.03 hereof.

      "Adjusted Net Cash Flow" shall mean, as of any date of calculation, the Net Operating Income for all of the Cross-collateralized Properties over the twelve (12)-month period preceding the date of calculation less the Recurring Replacement Reserve Monthly Installment (assuming for purposes of this definition that the definition of Recurring Replacement Reserve Monthly Installment only includes the first sentence thereof and without duplication of any items that are included in the calculation of Net Operating Income) multiplied by twelve (12). The Adjusted Net Cash Flow shall be calculated by Borrower and shall be subject to the reasonable review and approval of Lender.

      "Affiliate" of any specified Person shall mean any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

      "Allocated Loan Amount" shall mean the Initial Allocated Loan Amount of each Cross-collateralized Property as such amount may be adjusted from time to time as hereinafter set forth. Upon each adjustment of the Principal Amount (each a "Total Adjustment"), whether as a result of amortization, defeasance or prepayment or as otherwise expressly provided herein or in any other Loan Document, each Allocated Loan Amount shall be increased or decreased, as the case may be, by an amount equal to the product of (a) the Total Adjustment, and
(b) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the Principal Amount prior to the adjustment to the Principal Amount which results in the recalculation of the Allocated Loan Amount. However, when the Principal Amount is reduced as a result of Lender's receipt of (a) a Release Price or, in connection with a Release, funds sufficient to prepay a portion of the Principal Amount in the amount of the Release Price, the Allocated Loan Amount for the Cross-collateralized Property being released and discharged from the encumbrance of this Security Instrument and related Loan Documents shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "Released Allocated Amount"), and each other Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the excess of (A) the Release Price over (B) the Released Allocated Amount and (ii) a fraction, the

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numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Allocated Loan Amount applicable to the Cross-collateralized Property for which the Release Price was paid, or (b) Net Proceeds, the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Net Proceeds were received shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "Foreclosed Allocated Amount") and each other Allocated Loan Amount shall
(A) if the Net Proceeds exceed the Foreclosed Allocated Amount (such excess being referred to as the "Surplus Net Proceeds"), be decreased by an amount equal to the product of (i) the Surplus Net Proceeds and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property with respect to which the Net Proceeds were received (such fraction being referred to as the "Net Proceeds Adjustment Fraction"), (B) if the Foreclosed Allocated Amount exceeds the Net Proceeds (such excess being referred to as the "Net Proceeds Deficiency"), be increased by an amount equal to the product of (i) the Net Proceeds Deficiency and (ii) the Net Proceeds Adjustment Fraction, or (C) if the Net Proceeds equal the Foreclosed Allocated Amount, remain unadjusted, or
(c) Loss Proceeds or partial prepayments or defeasances, as applicable, made in accordance with Section 15.01 hereof, the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Loss Proceeds or partial prepayments or defeasances, as applicable, were received shall be decreased by an amount equal to the sum of (i) with respect to Loss Proceeds, Loss Proceeds which are applied towards the reduction of the Principal Amount as set forth in
Article III hereof, if any, and (ii) with respect to partial prepayments or defeasances, as applicable, the amount of any such partial prepayment which is applied towards the reduction of the Principal Amount in accordance with the provisions of the Note, if any, but in no event shall the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Loss Proceeds or partial prepayments or defeasances, as applicable, were received be reduced to an amount less than zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "Loss Proceeds or Prepayment Allocated Amount") and each other Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the excess of (A) the Loss Proceeds or such partial prepayments or defeasances, as applicable, over (B) the Loss Proceeds or Prepayment Allocated Amount, and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property to which such Loss Proceeds or partial prepayments or defeasances, as applicable, were applied.

      "Annual Budget" shall mean an annual budget submitted by Borrower to Lender in accordance with the terms of Section 2.09 hereof.

      "Approved Annual Budget" shall mean each Annual Budget approved by Lender in accordance with the terms hereof, or if not required to be approved by Lender pursuant to the terms hereof, each Annual Budget submitted to Lender pursuant to
Section 2.09 hereof.

      "Approved Letter of Credit" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of Lender and its successors and/or assigns, the obligation to reimburse draws made in connection with which are those of a Person other than Borrower, with a term of not less than one (1) year and which is drawable in whole or in part by sight draft in New York City, issued by a bank having a long-term unsecured debt rating of not less than "AA" (or its equivalent) and a short-term unsecured debt rating of not less than "A-1" (or its equivalent) by each Rating Agency and otherwise reasonably acceptable to Lender.

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      "Approved Manager" shall mean (a) the Manager as of the Closing Date, (b)
the property managers listed on SCHEDULE 1 attached hereto and made a part hereof provided that each such property manager continues to be Controlled by substantially the same persons Controlling such property manager as of the Closing Date (or if such manager is a publicly traded company, such manager continues to be traded on a national stock exchange or quoted on the NASDAQ Stock Market); (c) any Close Affiliate of any of the foregoing Persons; or (d) any other reputable and experienced professional hotel management company (i) whose competence, qualifications, general reputation and experience in managing properties of a quality equal to or exceeding the quality of the Property are comparable to, or greater than that of the Person which was the Manager as of the Closing Date, or a Close Affiliate thereof, in each case which has been approved by Lender in its reasonable discretion and the holder of each Mez Loan and (ii) with respect to which Lender has received written confirmation from each Rating Agency that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn.

      "Approved Replacement Management Agreement" shall have the meaning set forth in Section 5.01 hereof.

      "Architect" shall have the meaning set forth in Section 3.04(b)(i) hereof.

      "Assignment" shall mean the Assignment of Leases and Rents and Security Deposits of even date herewith relating to the Property given by Borrower to Lender, as the same may be modified, amended or supplemented from time to time.

      "Bank" shall mean the bank, trust company, savings and loan association or savings bank designated by Lender, in its sole and absolute discretion, in which the Central Account shall be located.

      "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., as amended from time to time.

      "Basic Carrying Costs" shall mean the sum of the following costs associated with the Property: (a) Real Estate Taxes and (b) insurance premiums.

      "Basic Carrying Costs Escrow Account" shall mean the Escrow Account maintained pursuant to Section 5.06 hereof.

      "Basic Carrying Costs Monthly Installment" shall mean Lender's estimate of one-twelfth (1/12th) of the annual amount for Basic Carrying Costs. "Basic Carrying Costs Monthly Installment" shall also include, if required by Lender, a sum of money which, together with such monthly installments, will be sufficient to make the payment of each such Basic Carrying Cost at least twenty (20) days prior to the date initially due. Should such Basic Carrying Costs not be ascertainable at the time any monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be determined by Lender in its reasonable discretion on the basis of the aggregate Basic Carrying Costs for the prior Fiscal Year or month or the prior payment period for such cost. As soon as the Basic Carrying Costs are fixed for the then current Fiscal

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Year, month or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior monthly payments. If at any time during the term of the Loan there will be insufficient funds in the Basic Carrying Costs Escrow Account to make payments when they become due and payable, Lender shall have the right to adjust the Basic Carrying Costs Monthly Installment such that there will be sufficient funds to make such payments. Notwithstanding the foregoing, provided that no Event of Default exists, if Borrower is depositing a sum with Manager on a monthly basis pursuant to the Management Agreement to be used for the payment of Basic Carrying Costs, such sums are controlled by Manager and Borrower shall have delivered, or cause to be delivered to Lender proof that the Basic Carrying Costs with respect to which Manager is receiving deposits are paid not less than five (5) Business
Days prior to the date upon which they are due and payable, the Basic Carrying Costs Monthly Installment shall be reduced by the amount of Basic Carrying Costs which are deposited with Manager.

      "Basic Carrying Costs Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 into which the Basic Carrying Costs Monthly Installments shall be deposited.

      "Borrower" shall mean Borrower named herein and any successor to the obligations of Borrower.

      "Business Day" shall mean any day other than (a) a Saturday or Sunday, or
(b) a day on which banking and savings and loan institutions in the State of New York or the State of North Carolina are authorized or obligated by law or executive order to be closed, or at any time during which the Loan is an asset of a Securitization, the cities, states and/or commonwealths used in the comparable definition of "Business Day" in the Securitization documents.

      "Capital Expenditures" shall mean for any period, the amount expended for items capitalized under GAAP including expenditures for building improvements or major repairs, leasing commissions and tenant improvements.

      "Cash Expenses" shall mean for any period, the operating expenses (excluding Capital Expenditures) for the Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Borrower minus payments into the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account and the Recurring Replacement Reserve Sub-Account.

      "Central Account" shall mean an Eligible Account, maintained at the Bank, in the name of Lender or its successors or assigns (as secured party) as may be designated by Lender.

      "Close Affiliate" shall mean with respect to any Person (the "First Person") any other Person (each, a "Second Person") which is an Affiliate of the First Person and in respect of which any of the following are true: (a) the Second Person owns, directly or indirectly, at least 85% of

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all of the legal, beneficial and/or equitable interest in such First Person, (b)
the First Person owns, directly or indirectly, at least 85% of all of the legal, beneficial and/or equitable interest in such Second Person, or (c) a third
Person owns, directly or indirectly, at least 85% of all of the legal, beneficial and/or equitable interest in both the First Person and the Second Person.

      "Closing Date" shall mean the date of the Note.

      "Code" shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

      "Collection Account" shall mean an Eligible Account maintained in a bank acceptable to Lender in the joint names of Borrower and Lender or such other name as Lender may designate in writing.

      "Condemnation Proceeds" shall mean all of the proceeds in respect of any Taking or purchase in lieu thereof.

      "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

      "Control" means, when used with respect to any specific Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word "Control" including "Controlled," "Controlling" or "Controlled by."

      "Credit Card Company" shall have the meaning set forth in Section 5.01 hereof.

      "Credit Card Payment Direction Letter" shall have the meaning set forth in
Section 5.01 hereof.

      "Cross-collateralized Property" shall mean each parcel or parcels of real property encumbered by this Security Instrument as identified on Exhibit E attached hereto and made a part hereof.

      "Curtailment Reserve Escrow Account" shall mean the Escrow Account maintained pursuant to Section 5.11 hereof into which sums shall be deposited during an O&M Operative Period.

      "Curtailment Reserve Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which excess cash flow shall be deposited pursuant to Section 5.05.

      "Debt" shall have the meaning set forth in the Recitals hereto.

      "Debt Service" shall mean the amount of interest and principal payments due and payable in accordance with the Note during an applicable period.

      "Debt Service Coverage" shall mean the quotient obtained by dividing Adjusted Net Cash Flow by the sum of the (a) aggregate payments of interest, principal and all other sums due for such specified period under the Note (determined as of the date the calculation of Debt Service Coverage is required or requested hereunder) and (b) aggregate payments of interest, principal and all other sums due for such specified period pursuant to the terms of subordinate or mezzanine financing, if any, then affecting or related to the Property or, if Debt Service Coverage is being calculated in connection with a request for consent to any subordinate or mezzanine financing, then proposed.

      "Debt Service Payment Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Required Debt Service Payment shall be deposited.

      "Debt Yield" shall mean Adjusted Net Cash Flow divided by the sum of (a) the unpaid Principal Amount and (b) the outstanding principal balance of any subordinate or mezzanine financing including, without limitation, the Mez Loan then affecting or related to the Property or any interest therein (determined as of the date of the calculation of Debt Yield). An example of how Debt Yield will be calculated is attached hereto as Schedule 2 and made a part hereof, which example is for illustration purposes only.

      "Default" shall mean any Event of Default or event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

      "Default Management Period" shall mean any period of time during the term hereof when the Cross-collateralized Property is not being managed by an Approved Manager under the Management Agreement which exists as of the Closing Date or under an Approved Replacement Management Agreement.

      "Default Rate" shall mean the lesser of (a) the highest rate allowable at law and (b) four percent (4%) above the interest rate set forth in the Note.

      "Default Rate Interest" shall mean, to the extent the Default Rate becomes applicable, interest in excess of the interest which would have accrued on (a) the Principal Amount and (b) any accrued but unpaid interest, if the Default Rate was not applicable.

      "Defeasance Deposit" shall mean an amount equal to the total cost incurred or to be incurred in the purchase by or on behalf of Borrower of Federal Obligations necessary to meet the Scheduled Defeasance Payments.

      "Defeased Note" shall have the meaning set forth in Section 15.01 hereof.

      "Development Laws" shall mean all applicable subdivision, zoning, environmental protection, wetlands protection, or land use laws or ordinances, and any and all applicable rules and regulations of any Governmental Authority promulgated thereunder or related thereto.

      "Disclosure Document" shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, in each case in preliminary or final form, used to offer securities in connection with a Securitization.

      "Dollar" and the sign "$" shall mean lawful money of the United States of America.

      "Eligible Account" shall mean a segregated account which is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, Inc. ("Fitch"), an institution acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times (or, in the case of the Basic Carrying Costs Escrow Account, the long term unsecured debt obligations of which are rated at least "AA" (or its equivalent)) by each of the Rating Agencies (or, if not rated by Fitch, an institution acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) or, if the funds in such account are to be held in such account for less than thirty (30) days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by Fitch, an institution acceptable to Fitch, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) to each Rating Agency, which may be an account maintained by Lender or its agents. Eligible Accounts may bear interest. The title of each Eligible Account shall indicate that the funds held therein are held in trust for the uses and purposes set forth herein.

      "Engineer" shall have the meaning set forth in Section 3.04(b)(i) hereof.

      "Engineering Escrow Account" shall mean an Escrow Account established and maintained pursuant to Section 5.12 hereof relating to payments for any Required Engineering Work.

      "Environmental Problem" shall mean any of the following:

            (a) the presence of any Hazardous Material on, in, under, or above all or any portion of the Property other than heating oil, cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or Environmental Statutes or be the basis for a lien against the Property or any part thereof;

            (b) the release of any Hazardous Material from or onto the Property;

            (c) the violation of any Environmental Statute with respect to the Property; or

            (d) the failure to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Statute with respect to the Property.

A condition described above shall be an Environmental Problem regardless of whether or not any Governmental Authority has taken any action in connection with the condition and regardless of whether that condition was in existence on or before the date hereof.

      "Environmental Report" shall mean the environmental audit report for the Property and any supplements or updates thereto, previously delivered to Lender in connection with the Loan.

      "Environmental Statute" shall mean any federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent) or judgment applicable to Borrower or the Property including, without limitation, any judgment or settlement based on common law theories, and any provisions or condition of any permit, license or other authorization binding on Borrower relating to (a) the protection of the environment, the safety and health of persons (including employees) or the public welfare from actual or potential exposure (or effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Materials or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 1101 et seq., the Clean Air Act of 1966, as amended, 42 U.S.C. Section 7401 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. Section 4321, the Rivers and Harbors Act of 1899, 33 U.S.C. Section 401 et seq., the Endangered Species Act of 1973, as amended, 16 U.S.C. Section 1531 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq., and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq., and all rules, regulations and guidance documents promulgated or published thereunder.

      "Equipment" shall have the meaning set forth in granting clause (d) of this Security Instrument.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Security Instrument and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

      "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which Borrower or Guarantor is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Borrower or Guarantor is a member.

      "Escrow Account" shall mean each of the Engineering Escrow Account, the Basic Carrying Costs Escrow Account, the Recurring Replacement Reserve Escrow Account, the Operation and Maintenance Expense Escrow Account, the Mez Payment Escrow Account and the Curtailment Reserve Escrow Account, each of which shall be an Eligible Account or book entry sub-account of an Eligible Account.

      "Event of Default" shall have the meaning set forth in Section 13.01 hereof.

      "Extraordinary Expense" shall mean an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget or allotted for in the Recurring Replacement Reserve Sub-Account.

      "Federal Obligations" shall mean non-callable direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America as chosen by Borrower, subject to the reasonable approval of Lender.

      "Fiscal Year" shall mean the twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of this Security Instrument, or such other fiscal year of Borrower as Borrower may select from time to time with the prior written consent of Lender.

      "Fixtures" shall have the meaning set forth in granting clause (d) of this Security Instrument.

      "Franchise Agreement" shall mean any franchise agreement relating to the operation of the Premises allowing the use of a national hotel brand, provided that Lender acknowledges, as of the Closing Date, that no Franchise Agreement exists.

      "GAAP" shall mean generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

      "General Partner" shall mean, if Borrower or Operating Tenant is a partnership, each general partner of Borrower or Operating Tenant, as applicable, and, if Borrower or Operating Tenant is a limited liability company, each managing member of Borrower or Operating Tenant, as applicable, and in each case, if applicable, each general partner or managing member of such general partner or managing member. In the event that Borrower or Operating Tenant or any General Partner is a single member limited liability company, the term "General Partner" shall include such single member.

      "Golf Premises" shall mean that portion of the Premises described in EXHIBIT A-3 attached hereto and made a part hereof.

      "Governmental Authority" shall mean, with respect to any Person, any federal or State government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal, in each case having jurisdiction over such applicable Person or such Person's property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

      "Guarantor" shall mean any Person guaranteeing, in whole or in part, the obligations of Borrower under the Loan Documents.

      "Hazardous Material" shall mean any flammable, explosive or radioactive materials, hazardous materials or wastes, hazardous or toxic substances, pollutants or related materials, asbestos or any material containing asbestos, molds, spores and fungus which may pose a risk to human health or the environment or any other substance or material as defined in or regulated by any Environmental Statutes.

      "Impositions" shall mean all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible, transaction, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Security Instrument), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rent (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Borrower (including, without limitation, all franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property or any other collateral delivered or pledged to Lender in connection with the Loan is located) or Lender, (b) the Property or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property, or any part thereof, or the leasing or use of the Property, or any part thereof, or the acquisition or financing of the acquisition of the

Property, or any part thereof, by Borrower. Nothing contained in this Security Instrument shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property,
(ii) any manager of the Property, including any Manager, or (iii) Lender or any other third party in the nature of a capital levy, estate, inheritance, succession, income or net revenue tax.

      "Improvements" shall have the meaning set forth in granting clause (b) of this Security Instrument.

      "Indemnified Parties" shall have the meaning set forth in Section 12.01 hereof.

      "Independent" shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in Borrower, or in any Affiliate of Borrower or any constituent partner, shareholder, member or beneficiary of Borrower, (c) is not connected with Borrower or any Affiliate of Borrower or any constituent partner, shareholder, member or beneficiary of Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions and (d) is not a member of the immediate family of a Person defined in (b) or (c) above. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

      "Initial Allocated Loan Amount" shall mean the portion of the Loan Amount allocated to each Cross-collateralized Property as set forth on EXHIBIT E annexed hereto and made a part hereof.

      "Initial Engineering Deposit" shall equal the amount set forth on EXHIBIT B attached hereto and made a part hereof.

      "Institutional Lender" shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company or pension and/or annuity company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, or (j) any other entity all of the equity owners of which are Institutional Lenders; provided that each of said Persons shall have net assets in excess of $1,000,000,000 and a net worth in excess of $500,000,000, be in the business of making commercial mortgage loans, secured by properties of like type, size and value as the Property and have a long term credit rating which is not less than "BBB-" (or its equivalent) from each Rating Agency.

      "Insurance Proceeds" shall mean all of the proceeds received under the insurance policies required to be maintained by Borrower pursuant to Article III hereof.

      "Insurance Requirements" shall mean all terms of any insurance policy required by this Security Instrument, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Property or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other Person exercising similar functions.

      "Interest Accrual Period" shall mean the period commencing on the Closing Date and ending on the day prior to the first Payment Date occurring after the Closing Date and, thereafter, each calendar month.

      "Interest Rate" shall have the meaning set forth in the Note.

      "Interest Shortfall" shall mean any shortfall in the amount of interest required to be paid with respect to the Loan Amount on any Payment Date.

      "Inventory" shall have the meaning as such term is defined in the Uniform Commercial Code applicable in the State in which the Property is located, including, without limitation, provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise for sale, fuel, mechanical supplies, stationery and other expenses, supplies and similar items, as defined in the Uniform System of Accounts.

      "JW Premises" shall mean that portion of the Premises described in EXHIBIT A-1 attached hereto and made a part hereof.

      "Late Charge" shall have the meaning set forth in Section 13.09 hereof.

      "Leases" shall have the meaning set forth in granting clause (f) of this Security Instrument.

      "Legal Requirement" shall mean as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership or other organization or governing documents of such Person, and any law, statute, order, ordinance, judgment, decree, injunction, treaty, rule or regulation (including, without limitation, Environmental Statutes, Development Laws and Use Requirements) or determination of an arbitrator or a court or other Governmental Authority and all covenants, agreements, restrictions and encumbrances contained in any instruments, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Lender" shall mean the Lender named herein and its successors or assigns.

      "Loan" shall have the meaning set forth in the Recitals hereto.

      "Loan Amount" shall have the meaning set forth in the Recitals hereto.

      "Loan Documents" shall mean this Security Instrument, the Note, the Assignment, and any and all other agreements, instruments, certificates or documents executed and delivered by Borrower or any Affiliate of Borrower in connection with the Loan, together with any supplements, amendments, modifications or extensions thereof.

      "Loan Year" shall mean each 365 day period (or 366 day period if the month of February in a leap year is included) commencing on the first day of the month following the Closing Date (provided, however, that the first Loan Year shall also include the period from the Closing Date to the end of the month in which the Closing Date occurs).

      "Lockout Expiration Date" shall have the meaning set forth in Section 15.01(c) hereof.

      "Loss Proceeds" shall mean, collectively, all Insurance Proceeds and all Condemnation Proceeds.

      "Major Space Lease" shall mean any Space Lease of a tenant or Affiliate of such tenant where such tenant, together with such Affiliate, leases, in the aggregate, 10,000 square feet or more.

      "Management Agreement" shall have the meaning set forth in Section 7.02 hereof.

      "Manager" shall mean Marriott International, Inc. ("Marriott"), the manager as of the Closing Date, and any Person, other than Borrower or any Affiliate of Borrower, which manages the Property on behalf of Borrower and which is an Approved Manager.

      "Manager Certification" shall have the meaning set forth in Section 2.09 hereof.

      "Material Adverse Effect" shall mean any event or condition that has a material adverse effect on (a) the Property taken as a whole, (b) the business, prospects, profits, management, operations or condition (financial or otherwise) of Borrower, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document or (d) the ability of Borrower to satisfy any obligations under any Loan Document.

      "Maturity", when used with respect to the Note, shall mean the Maturity Date set forth in the Note or such other date pursuant to the Note on which the final payment of principal, and premium, if any, on the Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, or otherwise.

      "Maturity Date" shall mean the Maturity Date set forth in the Note.

      "Membership Deposit Account" shall mean an Eligible Account maintained by Manager the location and account number of which have been delivered in writing to Lender.

      "Mez Loan" shall mean certain mezzanine loans to owners of the direct or indirect equity interest in Borrower which are evidenced by certain promissory notes of even date herewith in the aggregate original principal amount of $235,000,000 which are secured by a first priority pledge of the direct or indirect ownership interest of such Persons in Borrower.

      "Mez Payment Amount" shall mean, as of any Payment Date, the amount of interest then due and payable pursuant to the terms of the Mez Loan.

      "Mez Payment Escrow Account" shall mean the Escrow Account maintained pursuant to Section 5.14 hereof.

      "Mez Payment Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Mez Payment Amount shall be deposited.

      "Monthly Debt Service Payment" shall mean a monthly payment of principal and interest in an amount equal to that which is required pursuant to the Note.

      "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Borrower, Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

      "Net Capital Expenditures" shall mean for any period the amount by which Capital Expenditures during such period exceeds reimbursements for such items during such period from any fund established pursuant to the Loan Documents.

      "Net Membership Cash Flow" shall mean the net cash flow (whether positive or negative) consisting of (a) cash received from sales of new club memberships and conversions of existing club memberships to new club memberships (including deposits and ongoing dues relating thereto), plus (b) cash principal payments received on membership notes evidencing the financing of the purchase of new club memberships or the conversion of existing club memberships, less (c) cash paid to cancel or recall existing club memberships and refunds of new club membership sales to the extent not otherwise accounted for in Operating Income or Operating Expenses in accordance with GAAP (however, in the case of (a), (b) or (c) above, exclusive of refunds funded out of the Membership Deposit Account).

      "Net Operating Income" shall mean in each Fiscal Year or portion thereof during the term hereof, Operating Income less Operating Expenses.

      "Net Proceeds" shall mean the excess of (a)(i) the purchase price (at foreclosure or otherwise) actually received by Lender with respect to the Property as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or (ii) in the event that Lender (or Lender's nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (b) all costs and expenses, including, without limitation, all attorneys' fees and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies, including the sale of such Property after a foreclosure against the Property.

      "Note" shall have the meaning set forth in the Recitals hereto.

      "O&M Operative Period" shall mean the period of time (a) commencing upon the determination by Lender that the Debt Yield (tested quarterly except during the continuance of an O&M Operative Period, in which event the Debt Yield shall be tested monthly and shall be calculated based upon information contained in the reports furnished to Lender pursuant to Section 2.09 hereof) is less than or equal to 7.65% with respect to the first (1st) Loan Year or 8.25% thereafter and
(b) terminating on the Payment Date next succeeding the date upon which Lender determines that the Debt Yield for four (4) consecutive months is equal to or greater than 7.65% in the first (1st) Loan Year or 8.25% thereafter.

      "OFAC List" means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

      "Officer's Certificate" shall mean a certificate delivered to Lender by Borrower which is signed on behalf of Borrower by an authorized representative of Borrower which states that the items set forth in such certificate are true, accurate and complete in all respects.

      "Operating Expenses" shall mean, in each Fiscal Year or portion thereof during the term hereof, without duplication, all expenses directly attributable to the operation, repair and/or maintenance of the Property including, without limitation, (a) Impositions, (b) insurance premiums, (c) management fees, whether or not actually paid, equal to the greater of the actual management fees (exclusive of incentive management fees) and four percent (4%) of annual Operating Income and (d) costs attributable to the ownership or operation of the Property, including costs (including labor) of providing services including rooms, food and beverage, telecommunications, garage and parking and other operating departments, as well as Impositions, including real estate and other business taxes, rental expenses, insurance premiums, utilities costs, administrative and general costs, repairs and maintenance costs, third-party franchise fees, management fees actually paid under the Management Agreement, other costs and expenses relating to the Property and legal expenses incurred in connection with the operation of the Property, determined, in each case on an accrual basis. "Operating Expenses" shall not include (i) depreciation or amortization or other non cash items, (ii) the principal of and interest on the Note, (iii) income taxes or other taxes in the nature of income taxes, (iv) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable solely to the issuance of the Note, (v) distributions to Borrower or (vi) costs incurred in connection with the sale and marketing of club memberships (to the extend otherwise included in the calculation of Net Membership Cash Flow).

      "Operating Income" shall mean, in each Fiscal Year or portion thereof during the term hereof, all revenue derived by Borrower or Operating Tenant (or by Manager for the Account of Borrower or Operating Affiliate) arising from the Property including, without limitation, room revenues, vending machines revenues, beverage revenues, food revenues, and packaging revenues, rental revenues (whether denominated as basic rent, additional rent, escalation payments, electrical payments or otherwise) (including Net Membership Cash Flow, but exclusive of amounts on deposit in the Membership Deposit Account) and other fees and charges payable pursuant to Leases or otherwise in connection with the Property, and business interruption, rent or other similar insurance proceeds determined on an accrual basis of accounting. Operating Income shall not include (a) Insurance Proceeds (other than proceeds of rent, business interruption or other similar insurance allocable to the applicable period) and Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Property allocable to the applicable period), or interest accrued on such Condemnation Proceeds, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Property or any part thereof or interest therein, (d) capital contributions or loans to Borrower or an Affiliate of Borrower, (e) any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Borrower except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) Rent paid by or on behalf of any one or more lessee(s) under an Operating Lease or Space Lease, the demised premises of which collectively aggregate 10,000 square feet or more, which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to the Bankruptcy Code or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Operating Lease or Space Lease, as applicable, has been affirmed by the trustee in such proceeding or action, (h) Rent paid by or on behalf of any lessee under a Lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof; or (i) sales tax rebates from any Governmental Authority.

      "Operating Lease" shall mean that certain Lease Agreement, dated as of the date hereof, between Borrower, as landlord, and Operating Tenant, as tenant, as the same may be amended from time to time and any subsequent operating lease for the Property or any portion thereof which has been approved in writing by Lender.

      "Operating Tenant" shall mean CNL GL Resort Tenant Corp., a Delaware corporation and its successors and assigns and any subsequent tenant under the Operating Lease.

      "Operation and Maintenance Expense Escrow Account" shall mean the Escrow Account maintained pursuant to Section 5.09 hereof relating to the payment of Operating Expenses (exclusive of Basic Carrying Costs).

      "Operation and Maintenance Expense Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which sums allocated for the payment of Cash Expenses, Net Capital Expenditures and approved Extraordinary Expenses shall be deposited.

      "Pad Owners" shall mean any owner of any fee interest in property contiguous to or surrounded by the Property who has entered into or is subject to a reciprocal easement agreement or other agreement or agreements with Borrower either (a) in connection with an existing or potential improvement on such property or (b) relating to or affecting the Property.

      "Payment Date" shall mean, with respect to each month, the first (1st) calendar day in such month, or if such day is not a Business Day, the next following Business Day.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

      "Permitted Encumbrances" shall have the meaning set forth in Section 2.05(a) hereof.

      "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

      "Plan" shall mean an employee benefit or other plan established or maintained by Borrower, Guarantor or any ERISA Affiliate during the five-year period ended prior to the date of this Security Instrument or to which Borrower, Guarantor or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Security Instrument, been required to make contributions (whether or not covered by Title IV of ERISA or Section 302 of ERISA or Section 401(a) or 412 of the Code), other than a Multiemployer Plan.

      "Premises" shall have the meaning set forth in granting clause (a) of this Security Instrument.

      "Principal Amount" shall mean the Loan Amount as such amount may be reduced from time to time pursuant to the terms of this Security Instrument, the Note or the other Loan Documents.

      "Principal Payments" shall mean all payments of principal made pursuant to the terms of the Note.

      "Prohibited Person" means any Person and/or any Affiliate thereof identified on the OFAC List or any other Person or foreign country or agency thereof with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United States of America.

      "Property" shall have the meaning set forth in the granting clauses of this Security Instrument.

      "Property Agreements" shall mean all agreements, grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, parking agreements, party wall agreements or other instruments affecting the Property, including, without limitation any agreements with Pad Owners, but not including any brokerage agreements, management agreements, service contracts, Space Leases or the Loan Documents.

      "Property Available Cash" shall mean all amounts payable to Borrower and/or Operating Lessee pursuant to the Management Agreement which exists as of the Closing Date or any Approved Replacement Management Agreement.

      "Rating Agency" shall mean each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Company, Inc. ("Standard & Poor's"), Fitch, Inc., and Moody's Investors Service, Inc. ("Moody's") and any successor to any of them; provided, however, that at any time after a Securitization, "Rating Agency" shall mean those of the foregoing rating agencies that from time to time rate the securities issued in connection with such Securitization.

      "Real Estate Taxes" shall mean all real estate taxes, assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Security Instrument) and similar other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed as a lien upon the Property or any part thereof or any estate, right, title or interest therein.

      "Realty" shall have the meaning set forth in Section 2.05(b) hereof.

      "Recurring Replacement Expenditures" shall mean expenditures related to capital repairs, replacements and improvements performed at the Property from time to time in accordance with the provisions of the Management Agreement.

      "Recurring Replacement Reserve Monthly Installment" shall mean an amount per month equal to (a) such amount as is required to be deposited into a replacement reserve or FF&E reserve or similar reserve pursuant to the Management Agreement which existed as of the Closing Date or any Approved Replacement Management Agreement but, following the commencement of the third
(3rd) Loan Year, in no event less than three percent (3%) of the total revenues of the Property for the month commencing on the Payment Date in the month which is two (2) months prior to the Payment Date upon which the Recurring Replacement Reserve Monthly Installment is being calculated (e.g., the Recurring Replacement Reserve Monthly Installment for the month of April, shall be calculated based on the total revenues of the Property for February); provided, however, if Lender has not received financial statements for the month upon which the calculation is to be based, the Recurring Replacement Reserve Monthly Installment shall be based upon the most recent month for which such financial statement was received as adjusted by Lender in its reasonable discretion. Notwithstanding the foregoing, if Borrower is depositing a sum with Manager on a monthly basis pursuant to the Management Agreement to be used for the payment of the Recurring Replacement Expenditures, Lender has a perfected first priority security interest in the account in which such sums are deposited and Borrower delivers to Lender proof the Recurring Replacement Expenditures are paid not less than ten (10) Business Days prior to the date upon which they are due and payable, the Recurring Replacement Reserve Monthly Installment shall be $0.

      "Recurring Replacement Reserve Escrow Account" shall mean the Escrow Account maintained pursuant to Section 5.08 hereof relating to the payment of Recurring Replacement Expenditures.

      "Recurring Replacement Reserve Sub-Account" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof into which the Recurring Replacement Reserve Monthly Installment shall be deposited.

      "Regulation AB" shall mean Regulation AB under the Securities Act and the Securities Exchange Act of 1934 (as amended).

      "Release" shall have the meaning set forth in Section 15.02 hereof.

      "Release Price" shall have the meaning set forth in Section 15.02 hereof.

      "Rents" shall have the meaning set forth in granting clause (f) of this Security Instrument.

      "Rent Roll" shall have the meaning set forth in Section 2.05 (o) hereof.

      "Required Debt Service Payment" shall mean, as of any Payment Date, (a) the amount of interest and principal then due and payable pursuant to the Note, together with any other sums due thereunder, including, without limitation, any prepayments required to be made or for which notice has been given under this Security Instrument, Default Rate Interest and premium, if any, paid in accordance therewith plus (b) reasonable out-of-pocket fees incurred by Lender in connection with its administration and servicing of the Central Account.

      "Required Engineering Work" shall mean the immediate engineering and/or environmental remediation work set forth on EXHIBIT D attached hereto and made a part hereof.

      "Retention Amount" shall have the meaning set forth in Section 3.04(b)(vii) hereof.

      "Ritz Premises" shall mean that portion of the Premises described in EXHIBIT A-2 attached hereto and made a part hereof.

      "Scheduled Defeasance Payments" shall mean:

            (a) with respect to a defeasance of the Loan in whole, payments on or prior to, but as close as possible to (i) each scheduled Payment Date, after the date of defeasance and through and including the Lockout Expiration Date, upon which interest payments or interest and Principal Payments are required under the Loan Documents and in amounts equal to the scheduled payments due on such dates under the Loan Documents and (ii) the Lockout Expiration Date, of the Principal Amount and any accrued and unpaid interest thereon; or

            (b) with respect to any defeasance of the Loan in part, payments on or prior to, but as close as possible to, (i) each scheduled Payment Date after the date of defeasance through and including the Lockout Expiration Date, of a proportionate share (based on the percentage of outstanding principal prior to the defeasance represented by the amount of principal defeased) of the monthly installments of principal and interest due on such dates under the Loan Documents and (ii) the Lockout Expiration Date, of the unpaid portion of the portion of the Principal Amount so defeased and any accrued and unpaid interest thereon.

            (c) with respect to any defeasance of the Loan in part which is made in connection with a Release pursuant to Section 15.02 hereof, payments on or prior to, but as close as possible to, (i) each scheduled Payment Date after the date of defeasance through and including the Lockout Expiration Date, of a proportionate share (based on the percentage of outstanding principal prior to the defeasance represented by the Release Price) of the monthly installments of principal and interest due on such dates under the Loan Documents and (ii) the Lockout Expiration Date, of the Release Price and any accrued and unpaid interest thereon.

      "Securities Act" shall mean the Securities Act of 1933, as the same shall be amended from time to time.

      "Securitization" shall mean a public or private offering of securities by Lender or any of its Affiliates or their respective successors and assigns which are collateralized, in whole or in part, by this Security Instrument.

      "Security Agreement" shall have the meaning set forth in Section 15.01 hereof.

      "Security Deposit Account" shall have the meaning set forth in Section
5.01 hereof.

      "Security Instrument" shall mean this Security Instrument as originally executed or as it may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental hereto.

      "Significant Obligor" shall have the meaning set forth in Item 1101(k) of Regulation AB.

      "Single Purpose Entity" shall mean a corporation, partnership, joint venture, limited liability company, trust or unincorporated association, which is formed or organized solely for the purpose of holding, directly, an ownership interest in the Property or, with respect to General Partner, holding an ownership interest in and managing a Person which holds an ownership interest in the Property, or, with respect to Operating Tenant, holding a leasehold interest in the Property, does not engage in any business unrelated to the Property, does not have any assets other than those related to its interest in the Property or any indebtedness other than as permitted by this Security Instrument or the other Loan Documents, has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person separate and apart from any other Person and which otherwise satisfies the criteria of the Rating Agency, as in effect on the Closing Date, for a special-purpose bankruptcy-remote entity.

      "Solvent" shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

      "Space Leases" shall mean any Lease or sublease thereunder (including, without limitation, any Major Space Lease) or any other agreement providing for the use and occupancy of a portion of the Property as the same may be amended, renewed or supplemented.

      "State" shall mean any of the states which are members of the United States of America.

      "Stated Maturity" when used with respect to the Note or any installment of interest and/or principal payment thereunder, shall mean the date specified in the Note as the fixed date on which a payment of all or any portion of principal and/or interest is due and payable.

      "STR" shall mean Smith Travel Research.

      "Sub-Accounts" shall have the meaning set forth in Section 5.02 hereof.

      "Substantial Casualty" shall have the meaning set forth in Section 3.04 hereof.

      "Taking" shall mean a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.

      "Transfer" shall mean the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Property; (b) if Borrower or, if Borrower is a partnership, any General Partner, is a corporation, in the stock of Borrower or any General Partner; (c) in Borrower (or any trust of which Borrower is a trustee); or (d) if Borrower is a limited or general partnership, joint venture, limited liability company, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, in any Person having a legal or beneficial ownership in Borrower, excluding any legal or beneficial interest in any constituent limited partner, if Borrower is a limited partnership, or in any non-managing member, if Borrower is a limited liability company, unless such interest would, or together with all other direct or indirect interests in Borrower which were previously transferred, aggregate 49% or more of the partnership or membership, as applicable, interest in Borrower or would result in any Person who, as of the Closing Date, did not own, directly or indirectly, 49% or more of the partnership or membership, as applicable, interest in Borrower, owning, directly or indirectly, 49% or more of the partnership or membership, as applicable, interest in Borrower and excluding any legal or beneficial interest in any General Partner unless such interest would, or together with all other direct or indirect interest in the General Partner which were previously transferred, aggregate 49% or more of the partnership or membership, as applicable, interest in the General Partner (or result in a change in Control of the management of the General Partner upon the conveyance or other disposition of such legal or beneficial interest) and shall also include, without limitation to the foregoing, the following: an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Borrower leasing all or substantially all of the Property to one or more Persons pursuant to a single or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rent; any instrument subjecting the Property to a condominium regime or transferring ownership to a cooperative corporation; and the dissolution or termination of Borrower or the merger or consolidation of Borrower with any other Person. Notwithstanding any provision herein to the contrary, "Transfer" shall not include (a) transfers of publicly traded stock in Guarantor or CNL Hotels & Resorts, Inc., a Maryland corporation ("CHR") on a national stock exchange or on the NASDAQ stock market in the normal course of business and not in connection with a tender offer or a sale of Guarantor or CHR or substantially all of the direct or indirect assets of Guarantor or CHR or (b) a merger of Guarantor or CHR into another Person (the "Survivor") so long as (i) after giving effect to such merger, the identity of a majority of members of the board of directors of the Survivor are individuals that (immediately prior to such merger) were members of the board of directors of the predecessor Guarantor or CHR, as applicable, and continue to maintain operational and management control of Survivor (and, in such event, Survivor shall become the Guarantor hereunder) and (ii) Lender has received a letter from each Rating Agency confirming that any rating issues by the Rating Agency in connection with a Securitization will not, as a result of the proposed merger, be downgraded from the then current ratings thereof, qualified or withdrawn, and (c) in the event that any Person (a "Principal Transferee") who does not, as of the Closing Date, own or Control, directly or indirectly, 49% or more of the stock, partnership interest or membership interest, as applicable, in Borrower acquires, directly or indirectly, 49% or more of the stock, partnership interest or membership interest, as applicable, in Borrower as a result of such transfer, conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation or granting of a security interest, Lender shall be furnished an opinion, in form and substance and from counsel reasonably satisfactory to Lender, substantially similar to the Insolvency Opinion which discusses the substantive non-consolidation of Borrower with the Principal Transferee in the event of a bankruptcy, insolvency or similar proceeding relating to the Principal Transferee.

      "UCC" shall mean the Uniform Commercial Code as in effect in the State in which the Realty is located.

      "Undefeased Note" shall have the meaning set forth in Section 15.01 hereof.

      "Uniform System of Accounts" shall mean the Uniform System of Accounts for the Lodging Industry, 9th Revised Edition, Educational Institute of the American Hotel and Motel Association and Hotel Association of New York City (1996), as from time to time amended.

      "Unscheduled Payments" shall mean (a) all Loss Proceeds that Borrower has elected or is required to apply to the repayment of the Debt pursuant to this Security Instrument, the Note or any other Loan Documents, (b) any funds representing a voluntary or involuntary principal prepayment other than scheduled Principal Payments and (c) any Net Proceeds.

      "Use Requirements" shall mean any and all building codes, permits, certificates of occupancy or compliance, laws, regulations, or ordinances (including, without limitation, health, pollution, fire protection, medical and day-care facilities, waste product and sewage disposal regulations), restrictions of record, easements, reciprocal easements, declarations or other agreements affecting the use of the Property or any part thereof.

      "Welfare Plan" shall mean an employee welfare benefit plan as defined in
Section 3(1) of ERISA established or maintained by Borrower, Guarantor or any ERISA Affiliate or that covers any current or former employee of Borrower, Guarantor or any ERISA Affiliate.

      "Work" shall have the meaning set forth in Section 3.04(a)(i) hereof.

                     ARTICLE II: REPRESENTATIONS, WARRANTIES
                           AND COVENANTS OF BORROWER

      Section 2.01. Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Note and the other Loan Documents, all in lawful money of the United States of America in immediately available funds.

      Section 2.02. Representations, Warranties and Covenants of Borrower. Borrower represents and warrants to and covenants with

Lender:

            (a) Organization and Authority. Borrower (i) is a limited liability company, general partnership, limited partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority to own the Property and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in the jurisdiction where the Property is located and in each other jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary. If Borrower is a limited liability company, limited partnership or general partnership, each general partner or managing member, as applicable, of Borrower which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

            (b) Power. Borrower and, if applicable, each General Partner has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to make the borrowings thereunder, to execute and deliver the Note and to grant to Lender a first, prior, perfected and continuing lien on and security interest in the Property, subject only to the Permitted Encumbrances.

            (c) Authorization of Borrowing. The execution, delivery and performance of the Loan Documents to which Borrower is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the grant of the liens on the Property pursuant to the Loan Documents to which Borrower is a party and the consummation of the Loan are within the powers of Borrower and have been duly authorized by Borrower and, if applicable, the General Partners, by all requisite action (and Borrower hereby represents that no approval or action of any member, limited partner or shareholder, as applicable, of Borrower is required to authorize any of the Loan Documents to which Borrower is a party) and will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its partnership agreement or partnership certificate or certificate of incorporation or by-laws, or operating agreement, certificate of formation or articles of organization, as applicable, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Borrower or the Property, or (ii) violate any provision of any indenture, agreement, mortgage, deed of trust, contract or other instrument to which Borrower or, if applicable, any General Partner is a party or by which any of their respective property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, deed of trust, contract or other instrument, or (iii) result in the creation or imposition of any lien, except those in favor of Lender as provided in the Loan Documents to which it is a party.

            (d) Consent. Neither Borrower nor, if applicable, any General Partner, is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Security Instrument, the Note or the other Loan Documents which has not been so obtained or filed.

            (e) Interest Rate. The rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or other law or applicable Legal Requirement.

            (f) Other Agreements. Borrower is not a party to nor is otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Borrower nor, if applicable, any General Partner, is in violation of its organizational documents or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Borrower or the Property, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

            (g) Maintenance of Existence. (i) Borrower is familiar with all of the criteria of the Rating Agency required to qualify as a special-purpose bankruptcy-remote entity and Borrower, Operating Tenant and, if applicable, each General Partner at all times since their formation have been duly formed and existing and shall preserve and keep in full force and effect their existence as a Single Purpose Entity.

            (ii) Borrower, Operating Tenant and, if applicable, each General Partner, at all times since their organization have complied, and will continue to comply, with the provisions of its certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, and the laws of its jurisdiction of organization relating to partnerships, corporations or limited liability companies, as applicable.

            (iii) Borrower, Operating Tenant and, if applicable, each General Partner have done or caused to be done and will do all things necessary to observe organizational formalities and preserve their existence and Borrower, Operating Tenant and, if applicable, each General Partner will not amend, modify or otherwise change the certificate and agreement of partnership or certificate of incorporation and by-laws or articles of organization, certificate of formation and operating agreement, as applicable, or other organizational documents of Borrower, Operating Tenant and, if applicable, each General Partner.

            (iv) Borrower, Operating Tenant and, if applicable, each General Partner, have at all times accurately maintained, and will continue to accurately maintain, their respective financial statements, accounting records and other partnership, company or corporate documents separate from those of any other Person and Borrower and Operating Tenant will file its own tax returns or, if Borrower, Operating Tenant and/or, if applicable, General Partner is part of a consolidated group for purposes of filing tax returns, Borrower, Operating Tenant and, General Partner, as applicable will be shown as separate members of such group. Borrower, Operating Tenant and, if applicable, each General Partner have not at any time since their formation commingled, and will not commingle, their respective assets (other than assets of Borrower, Operating Tenant, each General Partner and Manager with respect to the Property as contemplated by the Loan Documents, the Management Agreement and the Insolvency Opinion) with those of any other Person and will maintain their assets in such a manner such that it will not be costly or difficult to segregate, ascertain or identify their individual assets from those of any other Person. Borrower, Operating Tenant and, if applicable, each General Partner will not permit any Affiliate independent access to their bank accounts. Borrower, Operating Tenant and, if applicable, each General Partner have at all times since their formation accurately maintained and utilized, and will continue to accurately maintain and utilize, their own separate bank accounts, checks and books of account and, if applicable, payroll, stationery and invoices.

            (v) Borrower, Operating Tenant and, if applicable, each General Partner, have at all times paid, and will continue to pay, their own liabilities from their own separate assets and shall each allocate and charge fairly and reasonably any overhead which Borrower, Operating Tenant and, if applicable, any General Partner, shares with any other Person, including, without limitation, for office space and services performed by any employee of another Person.

            (vi) Borrower, Operating Tenant and, if applicable, each General Partner, have at all times identified themselves, and will continue to identify themselves, in all of their dealings with the public, under their own names and as separate and distinct entities and shall correct any known misunderstanding regarding their status as separate and distinct entities. Borrower, Operating Tenant and, if applicable, each General Partner, have not at any time identified themselves, and will not identify themselves, as being a division of any other Person.

            (vii) Borrower, Operating Tenant and, if applicable, each General Partner, have been at all times, and will continue to be, adequately capitalized in light of the nature of their respective businesses.

            (viii) Borrower, Operating Tenant and, if applicable, each General Partner, (A) have not owned, do not own and will not own any assets or property other than, with respect to Borrower, the Property and any incidental personal property necessary for the ownership, management or operation of the Property, with respect to Operating Tenant, its interest in the Operating Lease and the Management Agreement and personal property interests incidental thereto, and, with respect to General Partner, if applicable, its interest in Borrower, (B) have not engaged and will not engage in any business other than, with respect to Borrower, the ownership, management and operation of the Property, with respect to Operating Tenant, the ownership of its interest in the Operating Lease and management and operation of the Property thereunder or, with respect to General Partner, if applicable, its interest in Borrower, (C) have not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than, with respect to Borrower, (W) the Loan, (X) unsecured trade and operational debt which (1) is not evidenced by a note, (2) is incurred in the ordinary course of the operation of the Property, (3) does not, together with any equipment financing incurred pursuant to clause (Y) hereof exceed in the aggregate three percent (3%) of the Allocated Loan Amount and (4) is, unless being contested in accordance with the terms of this Security Instrument, paid prior to the earlier to occur of the sixtieth (60th) day after the date incurred and the date when due, (Y) equipment financing relating to equipment used in connection with the operation of the Property which (1) is incurred in the ordinary course of the operation of the Property and (2) does not, together with any unsecured trade and operational debt incurred pursuant to clause (X) hereof, exceed in the aggregate two percent (2%) of the Allocated Loan Amount and (Z) contingent obligations to repay customer, membership and security deposits held in the ordinary course of Borrower's business, (D) have not pledged and will not pledge their assets for the benefit of any other Person, and (E) have not made and will not make any loans or advances to any Person (including any Affiliate).

            (ix) None of Borrower, Operating Tenant nor, if applicable, any General Partner will change its name or principal place of business without giving Lender at least thirty (30) days prior written notice thereof.

            (x) None of Borrower, Operating Tenant nor, if applicable, any General Partner has, and neither of such Persons will have, any subsidiaries (other than, in the case of General Partner, its general partner interest in Borrower).

            (xi) Borrower will preserve and maintain its existence as a Delaware limited partnership and all material rights, privileges, tradenames and franchises and Operating Tenant will preserve and maintain its existence as a Delaware limited partnership and all material rights, privileges, tradenames and franchises.

            (xii) None of Borrower, Operating Tenant nor, if applicable, any General Partner, will merge or consolidate with, or sell all or substantially all of its respective assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution). None of Borrower, Operating Tenant nor, if applicable, any General Partner will acquire any business or assets from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person (other than, in the case of General Partner, its general partner interest in Borrower).

            (xiii) Borrower, Operating Tenant and, if applicable, each General Partner, have not at any time since their formation assumed, guaranteed or held themselves out to be responsible for, and will not assume, guarantee or hold themselves out to be responsible for the liabilities or the decisions or actions respecting the daily business affairs of their partners, shareholders or members or any predecessor company, corporation or partnership, each as applicable, any Affiliates, or any other Persons. Neither Borrower nor Operating Tenant nor, if applicable, General Partner has at any time since its formation acquired, and will not acquire, obligations or securities of its partners or shareholders, members or any predecessor company, corporation or partnership, each as applicable, or any Affiliates (other than, in the case of General Partner, its general partner interest in Borrower). Borrower, Operating Tenant and, if applicable, each General Partner, have not at any time since their formation made, and will not make, loans to its partners, members or shareholders or any predecessor company, corporation or partnership, each as applicable, or any Affiliates of any of such Persons. Borrower, Operating Tenant and, if applicable, each General Partner, have no known contingent liabilities nor do they have any material financial liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which it is otherwise bound other than under the Loan Documents.

            (xiv) Neither Borrower nor Operating Tenant nor, if applicable, General Partner has at any time since its formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with its Affiliates, members, partners or shareholders, as applicable, or any Affiliates thereof except in the ordinary course of business of Borrower, Operating Tenant or General Partner, as applicable, on terms which are no less favorable to such Person than would be obtained in a comparable arm's length basis with an unaffiliated third party.

            (xv) If Borrower or Operating Tenant is a limited partnership or a limited liability company, the General Partner shall be a corporation or limited liability company whose sole asset is its interest in Borrower or Operating Tenant, as applicable, and the General Partner will at all times comply, and will cause Borrower or Operating Tenant, as applicable, to comply, with each of the representations, warranties, and covenants contained in this Section 2.02(g) as if such representation, warranty or covenant was made directly by such General Partner.

            (xvi) Borrower and Operating Tenant shall at all times cause there to be at least two (or with respect to Operating Tenant, one) duly appointed members of the board of directors or board of managers or other governing board or body, as applicable (each, an "Independent Director"), of, if Borrower or Operating Tenant is a corporation, Borrower or Operating Tenant, as applicable, if Borrower or Operating Tenant is a limited partnership, of the General Partner, and if Borrower or Operating Tenant is a limited liability company, of the General Partner or of Borrower or Operating Tenant, as applicable, reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, and may not be or have been at any time (A) a shareholder, officer, director, attorney, counsel, partner, member or employee of Borrower, Operating Tenant or any of the foregoing Persons or Affiliates thereof , (B) a customer or creditor of, or supplier or service provider to, Borrower or any of its shareholders, partners, members or their Affiliates (other than consumer transactions, such as hotel guest or senior living facility stays, in the ordinary course of business), (C) a member of the immediate family of any Person referred to in (A) or (B) above or (D) a Person Controlling, Controlled by or under common Control with any Person referred to in (A) through (C) above. A natural person who otherwise satisfies the foregoing definition except for being the Independent Director of a Single Purpose Entity Affiliated with Borrower or General Partner shall not be disqualified from serving as an Independent Director if such individual is at the time of initial appointment, or at any time while serving as the Independent Director, an Independent Director of a Single Purpose Entity Affiliated with Borrower or General Partner if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors.

            (xvii) Borrower, Operating Tenant and, if applicable, each General Partner, shall not cause or permit the board of directors or board of managers or other governing board or body, as applicable, of Borrower, Operating Tenant or, if applicable, each General Partner, to take any action which, under the terms of any certificate of incorporation, by-laws or articles of organization with respect to any common stock, requires a vote of the board of directors of Borrower or Operating Tenant or, if applicable, the General Partner, unless at the time of such action there shall be at least two (or with respect to Operating Tenant, one) members who are Independent Directors.

            (xviii) Borrower, Operating Tenant and, if applicable, each General Partner shall pay the salaries of their own employees and maintain a sufficient number of employees in light of their contemplated business operations.

            (xix) Borrower shall, and shall cause its Affiliates to, conduct its business so that the assumptions made with respect to Borrower and such Affiliates in that certain opinion letter relating to substantive non-consolidation dated the date hereof (the "Insolvency Opinion") delivered in connection with the Loan shall be true and correct in all respects.

      Notwithstanding anything to the contrary contained in this Section 2.02(g), provided Borrower or Operating Tenant, as applicable, is a Delaware single member limited liability company which satisfies the single purpose bankruptcy remote entity requirements of each Rating Agency for a single member limited liability company, the foregoing provisions of this Section 2.02(g) shall not apply to the General Partner.

      (h) No Defaults. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents. Borrower is not in default in the payment or performance of any of its Contractual Obligations in any material respect.

      (i) Consents and Approvals. Borrower and, if applicable, each General Partner, have obtained or made all necessary (i) consents, approvals and authorizations, and registrations and filings of or with all Governmental Authorities and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Borrower or, if applicable, the General Partner, in connection with the execution and delivery of, and the performance by Borrower of its obligations under, the Loan Documents.

      (j) Investment Company Act Status, etc. Borrower is not (i) an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

      (k) Compliance with Law. Borrower is in compliance in all material respects with all Legal Requirements to which it or the Property is subject, including, without limitation, all Environmental Statutes, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act and ERISA. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity and, to the best of Borrower's knowledge, no illegal activities are being conducted at or from the Property.

      (l) Financial Information. All financial data that has been delivered by Borrower to Lender (i) is true, complete and correct in all material respects,
(ii) fairly represents the financial
condition and results of operations of the Persons covered thereby as of the date of such reports, and, if applicable (iii) has been prepared in accordance with GAAP or the Uniform System of Accounts, as applicable (or such other accounting basis as is reasonably acceptable to Lender) throughout the periods covered thereby. As of the date hereof, none of Borrower, Operating Tenant or, if applicable, any General Partner, has any material contingent liability, liability for delinquent taxes or other unusual or forward commitment not reflected in such financial statements delivered to Lender. Since the date of the last financial statements delivered by Borrower to Lender except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of Borrower nor, if applicable, any General Partner, or in the results of operations of Borrower which would have a Material Adverse Effect. Neither Borrower nor, if applicable, any General Partner, has incurred any obligation or liability, contingent or otherwise not reflected in such financial statements which would have a Material Adverse Effect.

      (m) Transaction Brokerage Fees. Borrower has not dealt with any brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Security Instrument. All brokerage fees, commissions and other expenses payable in connection with the transactions contemplated by the Loan Documents have been paid in full by Borrower contemporaneously with the execution of the Loan Documents and the funding of the Loan. Borrower hereby agrees to indemnify and hold Lender harmless for, from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation. The provisions of this subsection (m) shall survive the repayment of the Debt.

      (n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of "purchasing" or "carrying" any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

      (o) Pending Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened against or affecting Borrower or the Property in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

      (p) Solvency; No Bankruptcy. Each of Borrower and, if applicable, the General Partner, (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person's assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or, if applicable, the General Partner. None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Borrower and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Borrower's assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted. Borrower does not intend to, nor believes that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

      (q) Use of Proceeds. The proceeds of the Loan shall be applied by Borrower to, inter alia, (i) acquire its interest in the Property and (ii) pay certain transaction costs incurred by Borrower in connection with the Loan. No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.

      (r) Tax Filings. Borrower and, if applicable, each General Partner, have filed all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and, if applicable, the General Partners. Borrower and, if applicable, the General Partners, believe that their respective tax returns properly reflect the income and taxes of Borrower and said General Partner, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

      (s) Not Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

      (t) ERISA. (i) The assets of Borrower and Guarantor are not and will not become treated as "plan assets", whether by operation of law or under regulations promulgated under ERISA. If any Person having a legal or beneficial ownership interest in Borrower is using (or is deemed under ERISA to be using) "plan assets", Borrower will qualify as a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(e) at all times that the Loan is outstanding. Each Plan and Welfare Plan, and, to the knowledge of Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which Borrower would be under an obligation to furnish a report to Lender under clause (ii)(A) of this Section. Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Borrower, Guarantor or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Borrower, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than

(A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by fully paid up insurance or (C) severance benefits.

            (ii) Borrower will furnish to Lender as soon as possible, and in any event within ten (10) days after Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, an Officer's Certificate setting forth details respecting such event or condition and the action, if any, that Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority) by Borrower or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental Authority:

                  (A) any reportable event, as defined in Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code and of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
            Section 412(d) of the Code), and any request for a waiver under
            Section 412(d) of the Code for any Plan;

                  (B) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or an ERISA Affiliate to terminate any Plan;

                  (C) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (D) the complete or partial withdrawal from a Multiemployer
            Plan by Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (E) the institution of a proceeding by a fiduciary of any
            Multiemployer Plan against Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

                  (F) the adoption of an amendment to any Plan that, pursuant to
            Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

                  (G) the imposition of a lien or a security interest in
            connection with a Plan.

            (iii) Borrower shall not knowingly engage in or permit any transaction in connection with which Borrower, Guarantor or any ERISA Affiliate could be subject to either a civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Borrower, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (C) severance benefits, permit the assets of Borrower or Guarantor to become "plan assets", whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Borrower, Guarantor or any ERISA Affiliate.

      (u) Labor Matters. No organized work stoppage or labor strike is pending or, to the best of Borrower's knowledge, threatened by employees or other laborers at the Property and neither Borrower nor, to the best of Borrower's knowledge, Manager (i) is involved in or threatened with any labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property and no such agreement or contract is currently being negotiated by Borrower, Manager or any of their Affiliates.

      (v) Borrower's Legal Status. Borrower's exact legal name that is indicated on the signature page hereto, organizational identification number and place of business or, if more than one, its chief executive office, as well as Borrower's mailing address, if different, which were identified by Borrower to Lender and contained in this Security Instrument, are true, accurate and complete. Borrower
(i) will not change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one without giving Lender at least thirty (30) days prior written notice of such change, (ii) if Borrower does not have an organizational identification number and later obtains one, Borrower shall promptly notify Lender of such organizational identification number and (iii) Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

      (w) Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Borrower, General Partner, any Guarantor, or any Person who owns any equity interest in or Controls Borrower, General Partner or any Guarantor currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower has implemented procedures, approved by General Partner, to ensure that no Person who now or hereafter owns an equity interest in Borrower or General Partner is a Prohibited Person or Controlled by a Prohibited Person, (ii) no proceeds of the Loan will be used by Borrower, General Partner, Guarantor or their respective Affiliates to fund any operations in, finance any investments or activities in or make any payments to, Prohibited Persons, and (iii) none of Borrower, General Partner, or any Guarantor are in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. No tenant under a Space Lease currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and, to the best of Borrower's knowledge, no tenant at the Property is owned or Controlled by a Prohibited Person. Borrower has determined that Manager has implemented procedures, to the extent required by Legal Requirements, approved by Borrower, to ensure that no tenant at the Property is a Prohibited Person or owned or Controlled by a Prohibited Person.

      Section 2.03. Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages or deeds of trust, as applicable, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument and, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the lien hereof upon the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Security Instrument and to effect the intent hereof, all as fully and effectually as Borrower might or could do; and Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue hereof. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other applicable Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

      Section 2.04. Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Security Instrument, any mortgage or deed of trust, as applicable, supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage or deed of trust, as applicable, supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, except where prohibited by law to do so, in which event Lender may declare the Debt to be immediately due and payable. Borrower shall hold harmless and indemnify Lender and its successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of this Security Instrument.

      Section 2.05. Representations, Warranties and Covenants Relating to the Property. Borrower represents and warrants to and covenants with Lender with respect to the Property as follows:

      (a) Lien Priority. This Security Instrument is a valid and enforceable first lien on the Property, free and clear of all encumbrances and liens having priority over the lien of this Security Instrument, except for the items set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Security Instrument, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Security Instrument, materially affect the value or marketability of the Property, impair the use or operation of the Property for the use currently being made thereof or impair Borrower's ability to pay its obligations in a timely manner (such items being the "Permitted Encumbrances").

      (b) Title. Borrower has, subject only to the Permitted Encumbrances, good, insurable and marketable fee simple title to the Premises, Improvements and Fixtures (collectively, the "Realty") and to all easements and rights benefiting the Realty and has the right, power and authority to mortgage, encumber, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign, and hypothecate the Property. Borrower will preserve its interest in and title to the Property and will forever warrant and defend the same to Lender against any and all claims made by, through or under Borrower and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all Persons whomsoever claiming by, through or under Borrower. The foregoing warranty of title shall survive the foreclosure of this Security Instrument and shall inure to the benefit of and be enforceable by Lender in the event Lender acquires title to the Property pursuant to any foreclosure. In addition, there are no outstanding options or rights of first refusal to purchase the Property or Borrower's ownership thereof, provided, however, the Management Agreement which existed as of the Closing Date provides that Borrower shall negotiate in good faith with Manager for the sale of the Property prior to entering into a contract to sell the Property and identifies certain undesirable transferees who may not become the "owner" under such Management Agreement, which limitation shall not apply to a transfer by foreclosure of the lien of this Security Instrument.

      (c) Taxes and Impositions. All taxes and other Impositions and governmental assessments due and payable in respect of, and affecting, the Property have been paid. Borrower has paid all Impositions which constitute special governmental assessments in full, except for those assessments which are permitted by applicable Legal Requirements to be paid in installments, in which case all installments which are due and payable have been paid in full. There are no pending, or to Borrower's best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

      (d) Casualty; Flood Zone. To the best knowledge of Borrower, except as disclosed in the engineering reports for the Property previously delivered to Lender in connection with the origination of the Loan, the Realty is in good repair and free and clear of any damage, destruction or casualty (whether or not covered by insurance) that would materially affect the value of the Realty or the use for which the Realty was intended, there exists no structural or other material defects or damages in or to the Property and Borrower has not received any written notice from any insurance company or bonding company of any material defect or inadequacies in the Property, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. No portion of the Premises is located in an "area of special flood hazard," as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 CFR Section 1909.1) or Borrower has obtained the flood insurance required by Section 3.01(a)(vi) hereof, if any. The Premises either does not lie in a 100 year flood plain that has been identified by the Secretary of Housing and Urban Development or any other Governmental Authority or, if it does, Borrower has obtained the flood insurance required by Section 3.01(a)(vi) hereof.

      (e) Completion; Encroachment. All Improvements necessary for the efficient use and operation of the Premises have been completed and, except as set forth in the title insurance policy insuring the lien of this Security Instrument or the survey delivered to Lender in connection with the origination of the Loan, none of said Improvements lie outside the boundaries and building restriction lines of the Premises. Except as set forth in the title insurance policy insuring the lien of this Security Instrument, no improvements on adjoining properties encroach upon the Premises.

      (f) Separate Lot. The Premises are taxed separately without regard to any other real estate and constitute a legally subdivided lot under all applicable Legal Requirements (or, if not subdivided, no subdivision or platting of the Premises is required under applicable Legal Requirements), and for all purposes may be mortgaged, encumbered, conveyed or otherwise dealt with as an independent parcel. The Property does not benefit from any tax abatement or exemption.

      (g) Use. The existence of all Improvements, the present use and operation thereof and the access of the Premises and the Improvements to all of the utilities and other items referred to in paragraph (k) below are, to the best of Borrower's knowledge, in compliance in all material respects with all Leases affecting the Property and all applicable Legal Requirements, including, without limitation, Environmental Statutes, Development Laws and Use Requirements. Except as previously disclosed to Lender in writing prior to the Closing Date, Borrower has not received any notice from any Governmental Authority alleging any uncured violation relating to the Property of any applicable Legal Requirements. In the event that Borrower has received any notices from any Governmental Authority alleging an uncured violation relating to the Property or any applicable Legal Requirement, no such violation could have a Material Adverse Effect.

      (h) Licenses and Permits. Borrower, Operating Tenant and/or Manager, on behalf of Borrower and Operating Tenant currently holds and will continue to hold all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person which are material for the lawful occupancy and operation of the Realty or which are material to the ownership or operation of the Property or the conduct of Borrower's business. All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and in full force and effect.

      (i) Environmental Matters. Borrower has received and reviewed the Environmental Report and has no reason to believe that the Environmental Report contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which such statements were made, not misleading.

      (j) Property Proceedings. To the best of Borrower's knowledge, there are no actions, suits or proceedings pending or threatened in any court or before any Governmental Authority or arbitration board or tribunal (i) relating to (A) the zoning of the Premises or any part thereof, (B) any certificates of occupancy, licenses, registrations, permits, consents or approvals issued with respect to the Property or any part thereof, (C) the condemnation of the Property or any part thereof, or (D) the condemnation or relocation of any roadways abutting the Premises required for access or the denial or limitation of access to the Premises or any part thereof from any point of access to the Premises, (ii) asserting that (A) any such zoning, certificates of occupancy, licenses, registrations, permits, consents and/or approvals do not permit the operation of any material portion of the Realty as presently being conducted,
(B) any material improvements
located on the Property or any part thereof cannot be located thereon or operated with their intended use or (C) the operation of the Property or any part thereof is in violation in any material respect of any Environmental Statutes, Development Laws or other Legal Requirements or Space Leases or Property Agreements or (iii) which might (A) affect the validity or priority of any Loan Document or (B) have a Material Adverse Effect. Borrower is not aware of any facts or circumstances which may give rise to any actions, suits or proceedings described in the preceding sentence.

      (k) Utilities. The Premises has all necessary legal access to water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items, by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting the Premises or through permanent insurable easements benefiting the Premises), fire and police protection, parking, and means of direct access between the Premises and public highways over recognized curb cuts (or such access to public highways is through private roadways which may be used for ingress and egress pursuant to permanent insurable easements).

      (l) Mechanics' Liens. The Property is free and clear of any mechanics' liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Security Instrument, except those which are insured against by the title insurance policy insuring the lien of this Security Instrument.

      (m) Title Insurance. Lender has received a lender's title insurance policy insuring this Security Instrument as a first lien on the Realty subject only to Permitted Encumbrances.

      (n) Insurance. The Property is insured in accordance with the requirements set forth in Article III hereof.

      (o) Space Leases.

            (i) To the best of Borrower's knowledge (after consultation with the Manager), Borrower has delivered a true, correct and complete Rent Roll for the Leases (the "Rent Roll") in a form approved by Lender.

            (ii) To the best of Borrower's knowledge, each Space Lease constitutes the legal, valid and binding obligation of Operating Tenant and, to the knowledge of Borrower, is enforceable against the tenant thereof. No default exists, or with the passing of time or the giving of notice would exist, (A) under any Major Space Lease or (B) under any other Space Leases which would, in the aggregate, have a Material Adverse Effect.

            (iii) To the best of Borrower's knowledge, no tenant under any Space Lease has, as of the date hereof, paid Rent more than thirty (30) days in advance, and the Rents under such Space Leases have not been waived, released, or otherwise discharged or compromised.

            (iv) To the best of Borrower's knowledge, all work to be performed by Borrower under the Space Leases has been substantially performed, all contributions to be made by Borrower to the tenants thereunder have been made except for any held-back amounts, and all other conditions precedent to each such tenant's obligations thereunder have been satisfied.

            (v) To the best of Borrower's knowledge, each tenant under a Space Lease or such tenant's authorized subtenant is currently occupying the space demised by such Space Lease.

            (vi) Borrower has delivered to Lender true, correct and complete copies of all Space Leases described in the Rent Roll.

            (vii) Each Space Lease is in full force and effect and (except as disclosed on the Rent Roll) has not been assigned, modified, supplemented or amended in any way.

            (viii) To the best of Borrower's knowledge, each tenant under each Space Lease is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

            (ix) No Space Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument.

      (p) Property Agreements.

            (i) Borrower has delivered to Lender true, correct and complete copies of all material Property Agreements.

            (ii) Except as set forth in the title insurance policy insuring the lien of this Security Instrument, no Property Agreement provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Security Instrument.

            (iii) No default exists or with the passing of time or the giving of notice or both would exist under any Property Agreement which would, individually or in the aggregate, have a Material Adverse Effect.

            (iv) Borrower has not received or given any written communication which alleges that a default exists or, with the giving of notice or the lapse of time, or both, would exist under the provisions of any Property Agreement.

            (v) To the best knowledge of Borrower, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth therein. Except as previously disclosed to Lender in writing, no material exclusions or restrictions on the utilization, leasing or improvement of the Property (including non-compete agreements) exists in any Property Agreement.

            (vi) To the best of Borrower's knowledge, all "pre-opening" requirements contained in all Property Agreements (including, but not limited to, all off-site and on-site construction requirements), if any, have been fulfilled, and, to the best of Borrower's knowledge, no condition now exists whereby any party to any such Property Agreement could refuse to honor its obligations thereunder.

            (vii) To the best of Borrower's knowledge, all work, if any, to be performed by Borrower under each of the Property Agreements has been substantially performed, all contributions to be made by Borrower to any party to such Property Agreements have been made, and all other conditions to such party's obligations thereunder have been satisfied.

      (q) Personal Property. Borrower and/or Operating Tenant have good and marketable title to its interest in all personal property located upon the Property or used in connection with the use or operation of the Realty other than the property of Manager, tenants under Space Leases and hotel guests.

      (r) Leasing Brokerage and Management Fees. Except as previously disclosed to Lender in writing, there are no brokerage fees or commissions payable by Borrower with respect to the leasing of space at the Property and, except as set forth in the Management Agreement, there are no management fees payable by Borrower with respect to the management of the Property.

      (s) Security Deposits. Borrower is in compliance with all Legal Requirements relating to such security deposits as to which failure to comply might, individually or in the aggregate, have a Material Adverse Effect.

      (t) Lender's Appraisal. Borrower has no knowledge that any of the facts or assumptions on which the appraisal delivered to Lender in connection with the origination of the Loan was based are false or incomplete in any material respect and has no information that such appraisal is incorrect.

      (u) Representations Generally. The representations and warranties contained in this Security Instrument, and the review and inquiry made on behalf of Borrower therefor, have all been made by Persons having the requisite expertise and knowledge to provide such representations and warranties. No representation, warranty or statement of fact made by or on behalf of Borrower in this Security Instrument or in any certificate, document or schedule furnished to Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading (which may be to Borrower's best knowledge where so provided herein). There are no facts presently known to Borrower which have not been disclosed to Lender which would, individually or in the aggregate, have a Material Adverse Effect nor as far as Borrower can foresee might, individually or in the aggregate, have a Material Adverse Effect.

      (v) Liquor License. All licenses, permits, approvals and consents which are required for the sale and service of alcoholic beverages on the Premises have been obtained from the applicable Governmental Authorities.

      (w) Membership and Club Agreements. Borrower has delivered to Lender (i) a complete list of any of the material current club and membership agreements that entitle a member thereunder to use the applicable portion of the Property (together with all material amendments, replacements, supplements, modifications and changes thereto, collectively, the "Membership Agreements"), for which true, correct and complete copies of the form of each such Membership Agreement have been delivered to Lender on or prior to the date hereof, (ii) a fair and accurate summary in all material respects of how any membership deposits are currently refundable to members under the Membership Agreement and (iii) a complete list of any membership deposits that are held in the Membership Deposit Account. Other than any membership deposits held in the Membership Deposit Account, there are no other outstanding membership deposits that relate to the Property. Borrower shall continue to hold in trust all of the membership deposits in the Membership Deposit Account on a segregated basis and shall only release amounts on deposit therein to members pursuant to the Membership Agreement as and when such member is entitled to a refund of such deposit. Borrower shall not commingle any amounts on deposit in the Membership Deposit Account with any other funds of Borrower.

      (x) Membership Programs. Borrower shall not make any material modifications to any existing membership program or similar program at the Property or enter into any new membership or similar program at the Property to the extent such modification or new program (i) would allow any member to redeem a membership deposit prior to Borrower obtaining at least one new membership deposit in an amount at least equal to the existing deposit to be redeemed (i.e., a 1:1 redemption program) or (ii) could adversely affect the value of Lender's security for the Loan. Borrower shall cause any membership deposits which are not subject to a minimum 1:1 redemption program to be held in a separate interest bearing account and if requested by Lender, shall, at its sole cost and expense, promptly cause any such deposits to be held in an account under the control of Lender. If Lender consents to any membership or similar program that does not have a minimum 1:1 redemption method, Borrower agrees at its sole cost and expense to promptly establish any reserves with Lender and make any corresponding modifications to the Loan Documents as are reasonably requested by Lender.

      Section 2.06. Removal of Lien. (a) Borrower shall, at its expense, maintain this Security Instrument as a first lien on the Property and shall keep the Property free and clear of all liens and encumbrances of any kind and nature other than the Permitted Encumbrances. Borrower shall, within forty-five (45) days following the filing thereof, promptly discharge of record, by bond or otherwise, any such liens and, promptly upon request by Lender, shall deliver to Lender evidence reasonably satisfactory to Lender of the discharge thereof.

      (b) Without limitation to the provisions of Section 2.06(a) hereof, Borrower shall (i) pay or cause to be paid, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Property or any part thereof, (ii) cause to be removed of record (by payment or posting of bond or settlement or otherwise) any mechanics', materialmens', laborers' or other lien on the Property, or any part thereof, or on the revenues, rents, issues, income or profit arising therefrom, and (iii) in general, do or cause to be done, without expense to Lender, everything reasonably necessary to preserve in full the lien of this Security Instrument. If Borrower fails to comply with the requirements of this Section 2.06(b), then, upon five (5) Business Days' prior notice to Borrower, Lender may, but shall not be obligated to, pay any such lien, and Borrower shall, within five (5) Business Days after Lender's demand therefor, reimburse Lender for all sums so expended, together with interest thereon at the Default Rate from the date advanced, all of which shall be deemed part of the Debt. Nothing contained herein shall be deemed a consent or request of Lender, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith.

         (c) Notwithstanding the foregoing, Borrower may contest any lien (other than a lien relating to non-payment of Impositions, the contest of which shall be governed by Section 4.04 hereof) of the type set forth in subparagraph
(b)(ii) of this Section 2.06 provided that, following prior notice to Lender (i) Borrower is contesting the validity of such lien with due diligence and in good faith and by appropriate proceedings, without cost or expense to Lender or any of its agents, employees, officers, or directors, (ii) Borrower shall preclude the collection of, or other realization upon, any contested amount from the Property or any revenues from or interest in the Property, (iii) neither the Property nor any part thereof nor interest therein, shall be in any danger of being sold, forfeited or lost by reason of such contest by Borrower, (iv) such contest by Borrower shall not affect the ownership, use or occupancy of the Property, (v) such contest by Borrower shall not subject Lender or Borrower to the risk of civil or criminal liability (other than the civil liability of Borrower for the amount of the lien in question), (vi) such lien is subordinate to the lien of this Security Instrument, (vii) Borrower has not consented to such lien, (viii) Borrower has given Lender prompt notice of the filing of such lien and the bonding thereof by Borrower and, upon request by Lender from time to time, notice of the status of such contest by Borrower and/or confirmation of the continuing satisfaction of the conditions set forth in this Section 2.06(c),
(ix) Borrower shall promptly pay the obligation secured by such lien upon a final determination of Borrower's liability therefor, and (x) Borrower shall deliver to Lender cash, a bond or other security acceptable to Lender equal to 125% of the contested amount pursuant to collateral arrangements reasonably satisfactory to Lender.

      Section 2.07. Cost of Defending and Upholding this Security Instrument Lien. If any action or proceeding is commenced to which Lender is made a party relating to the Loan Documents and/or the Property or Lender's interest therein or in which it becomes necessary to defend or uphold the lien of this Security Instrument or any other Loan Document, Borrower shall, on demand, reimburse Lender for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such demand until fully paid, shall constitute a part of the Debt.

      Section 2.08. Use of the Property. Borrower will use, or cause to be used, the Property for such use as is permitted pursuant to applicable Legal Requirements including, without limitation, under the certificate of occupancy applicable to the Property, and which is required by the Loan Documents. Borrower shall not suffer or permit the Property or any portion thereof to be used by the public, any tenant, or any Person not subject to a Lease, in a manner as is reasonably likely to impair Borrower's title to the Property, or in such manner as may give rise to a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Property or any part thereof.

      Section 2.09. Financial Reports. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP and the Uniform System of Accounts, as applicable (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, tax returns, records and accounts reflecting (i) all of the financial affairs of Borrower and Guarantor and (ii) all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Borrower, Operating Tenant or any Affiliate thereof. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, tax returns, records and accounts at the office of Borrower or other Person maintaining such books, tax returns, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's and Guarantor's accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

      (b) Borrower will furnish Lender (i) annually, within one hundred twenty
(120) days following the end of each Fiscal Year of Borrower and (ii) on a quarterly basis, within forty-five (45) days following the end of each fiscal quarter of Borrower, with a complete copy of Borrower's financial statement consistently applied covering (i) all of the financial affairs of Borrower and
(ii) the operation of the Property for such Fiscal Year or fiscal quarters, as applicable, and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Borrower's equity. Each annual financial statement shall be audited by a nationally recognized Independent certified public accountant that is acceptable to Lender in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied; provided, however, in lieu of delivering audited financial statements of Borrower, Borrower may deliver annual financial statements of Borrower consisting of a statement of revenues and expenses, a balance sheet and a statement of Borrower's equity which are certified by Borrower as true, accurate and complete, together with financial statements of the borrower under the Mez Loan which are audited by a nationally recognized Independent certified public accountant, provided that such audited financial statements set forth in reasonable detail the revenues and expenses of Borrower. Together with the financial statements required to be furnished pursuant to this Section 2.09(b), Borrower shall furnish to Lender (A) an Officer's Certificate certifying as of the date thereof (1) that the financial statements accurately represent the results of operations and financial condition of Borrower and the Property all in accordance with GAAP and the Uniform System of Accounts, as applicable (or such other accounting basis reasonably acceptable to Lender) consistently applied, and (2) whether there exists a Default under the Note or any other Loan Document executed and delivered by Borrower and, if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance, (B) together with the financial statements delivered pursuant to Section 2.09(b)(ii) above, a statement showing the calculation of the Debt Yield, (C) a management report, in form and substance reasonably satisfactory to Lender, discussing the reconciliation between such annual financial statements for each Fiscal Year and the most recent Approved Annual Budget and (D) (1) Capital Expenditures (including for this purpose any and all additions to, and replacements of, furniture, fixtures and equipment) made in respect of the Property, including separate line items with respect to any project costing in excess of $500,000,
(2) occupancy levels for the Property for such period and (3) average daily room rates at the Property for such period.

      (c) Borrower will furnish, or cause to be furnished, to Lender on or before the forty-fifth (45th) day after the end of each fiscal quarter of Borrower (a) during an O&M Operative Period, a comparison of the budgeted income and expenses and the actual income and expenses for such quarter for the Property, together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts in the aggregate and on a line-item basis for such period and year to date; provided, however, that Borrower shall not be obligated to provide such detailed explanation for line items the actual amounts for such quarter of which are less than $100,000, in each case accompanied by an Officer's Certificate, certifying that to the best of Borrower's Knowledge and the best of such officer's knowledge such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Property in a manner consistent with GAAP (subject to normal year end adjustments) to the extent applicable and (b) a calculation of Debt Service Coverage for the trailing four
(4) fiscal quarters of Borrower.

      (d) At any time during which (i) Rent under Space Leases exceeds ten percent (10%) of annual Operating Income, or (ii) an O&M Operative Period exists, within fifteen (15) days after request by Lender, Borrower shall deliver to Lender a true and complete rent roll for the Property, dated as of the last month of such Fiscal Year, showing the percentage of gross leasable area of the Property, if any, leased as of the last day of the preceding Fiscal Year, the current annual rent for the Property, the expiration date of each Lease, whether, to Borrower's knowledge, any portion of the Property has been sublet, and if it has, the name of the subtenant, and such rent roll shall be accompanied by an Officer's Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Borrower, within the past year, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

      (e) Borrower shall furnish to Lender, within thirty (30) days after Lender's request therefor, with such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

      (f) Borrower and/or Operating Tenant shall cause Manager to keep and maintain on a Fiscal Year basis, in accordance with GAAP and/or the Uniform System of Accounts, as applicable (or such other accounting basis reasonably acceptable to Lender) consistently applied, proper and accurate books, records and accounts on an accrual basis reflecting all items of income and expense in connection with the operation of the Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Manager or by any other Person whatsoever. Lender shall have the right, to the extent permitted pursuant to the terms of the Management Agreement, from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Manager or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Manager's accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

      (g) Borrower shall furnish to Lender monthly, within thirty (30) days following the end of each calendar month, unaudited operating statements for the Property and a report of average daily occupancy rates of the Property, in each case accompanied by an Officer's Certificate certifying (i) with respect to the operating statements, that, to the best of Borrower's knowledge and the best of such officer's knowledge, such statements are true, correct, accurate and complete and fairly present the results of the operations of Borrower and the Property, (ii) with respect to the average daily occupancy rate reports, that such item is, to the best of Borrower's knowledge and the best of such officer's knowledge, true, correct and accurate and complete and fairly present the results of the operations of Borrower and the Property, and (iii) during any O&M Operative Period, a list of all deposits received in connection with any Membership Agreements. Borrower shall also provide Lender with copies of all STR Reports received by Borrower during the preceding month.

      (h) Intentionally Omitted.

      (i) Borrower shall submit to Lender an Annual Budget not later than February 15 of each Fiscal Year or, with respect to the Fiscal Year in which the Closing Date occurs, within thirty (30) days of the Closing Date. Subject to the terms of the Management Agreement, at any time during the continuance of an Event of Default of the type set forth in Section 13.01(a) or (b) or any other material monetary Event of Default (collectively, "Material Monetary Events of Default"), and during the continuance of an O&M Operative Period, Borrower shall submit to Lender for Lender's written approval an Annual Budget not later than February 15 of each Fiscal Year, in form satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Property. In the event that Lender has the right to approve the Annual Budget pursuant to the preceding sentence, (a) such approval shall not be unreasonably withheld, and in the event that Lender objects to the proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall, within three (3) days after receipt of notice of any such objections, revise such Annual Budget and resubmit the same to Lender,
(b) Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall revise the same in accordance with the process described herein until Lender approves an Annual Budget, provided, however, that if Lender shall not advise Borrower of its objections to any proposed Annual Budget within the applicable time period set forth in this Section, then such proposed Annual Budget shall be deemed approved by Lender, (c) until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Basic Carrying Costs and utilities expenses and to delete any non-recurring expenses and (d) in the event that Borrower must incur an Extraordinary Expense, then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval, which approval may be granted or denied in Lender's sole and absolute discretion.

      Section 2.10. Litigation. Borrower will give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which might have a Material Adverse Effect.

      Section 2.11. Updates of Representations. Borrower shall deliver to Lender within ten (10) Business Days of the request of Lender an Officer's Certificate updating all of the representations and warranties contained in this Security Instrument and the other Loan Documents and certifying that all of the representations and warranties contained in this Security Instrument and the other Loan Documents, as updated pursuant to such Officer's Certificate, are true, accurate and complete as of the date of such Officer's Certificate or shall set forth the exceptions to representations and/or warranties in reasonable detail, as applicable, and, upon Lender's request for further information with respect to such exceptions, shall provide Lender such additional information as Lender may reasonably request. Notwithstanding the foregoing, provided that no Event of Default has occurred and is continuing, Borrower shall not be required to deliver the foregoing Officer's Certificate more than two (2) times during the term of the Loan.

                ARTICLE III: INSURANCE AND CASUALTY RESTORATION

      Section 3.01. Insurance Coverage. Borrower shall, at its expense, maintain the following insurance coverages with respect to the Property during the term of this Security Instrument:

      (a) (i) Insurance against loss or damage by fire, casualty and other hazards included in an "all-risk" policy or its equivalent (which, in the case of insurance during the time of any construction work being financed with the proceeds of the Loan ("Construction") shall be in "builder's risk completed value non-reporting form" together with rents, earnings and extra expense insurance covering loss due to delay in completion of the Improvements), with such endorsements as Lender may from time to time reasonably require and which are customarily required by Institutional Lenders of similar properties similarly situated, including, without limitation, if the Property constitutes a legal non-conforming use, an ordinance of law coverage endorsement which contains coverage for the (A) undamaged portion of the building, (B) demolition costs, and (C) increased cost of construction covering the Property in an amount not less than coverage (A) value included to full building limit and coverage and (B) a combined per occurrence limit of not less than $25,000,000. Not less frequently than once every three (3) years, Borrower, at its option, shall either (A) have the appraisal prepared for Lender in connection with the origination of the Loan updated or obtain a new appraisal of the Property, (B) have a valuation of the Property made by or for its insurance carrier conducted by an appraiser experienced in valuing properties of similar type to that of the Property which are in the geographical area in which the Property is located or (C) provide such other evidence as will, in Lender's sole judgment, enable Lender to determine whether there shall have been an increase in the insurable value of the Property and Borrower shall deliver such updated appraisal, new appraisal, insurance valuation or other evidence acceptable to Lender, as the case may be, and, if such updated appraisal, new appraisal, insurance valuation, or other evidence acceptable to Lender reflects an increase in the insurable value of the Property, the amount of insurance required hereunder shall be increased accordingly and Borrower shall deliver evidence satisfactory to Lender that such policy has been so increased.

            (ii) Commercial general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Property (including the adjoining streets, sidewalks and passageways therein) in such amounts as Lender may from time to time reasonably require (but in no event shall Lender's requirements be increased more frequently than once during each twelve
      (12) month period) and which are customarily required by Institutional Lenders for similar properties similarly situated, but not less than $1,000,000 per occurrence and $2,000,000 general aggregate on a per location basis and, in addition thereto, not less than $100,000,000 excess and/or umbrella liability insurance shall be maintained for any and all claims.

            (iii) Loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender, (B) covering all risks required to be covered by the insurance provided for in Section 3.01(a)(i) hereof and (C) which provides that after the physical loss to the Property occurs, the loss of rents or income, as applicable, will be insured until such rents or income, as applicable, either return to the same level that existed prior to the loss, or the expiration of twelve (12) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period, and (D) which contains an extended period of indemnity endorsement which provided that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that such Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based of Borrower's reasonable estimate of the gross income less non-continuing expenses from the Property for the succeeding period of coverage required above as approved by Lender in its reasonable discretion. All proceeds payable to Lender pursuant to this subsection and shall be applied to the Debt, provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Debt when due except to the extent such amounts are actually paid our of the proceeds of such loss of rents or business income insurance, as applicable.

            (iv) Intentionally omitted.

            (v) Insurance against loss or damages from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Property, in such amounts as Lender may from time to time reasonably require and which are then customarily required by Institutional Lenders of similar properties similarly situated, but in no event less than $25,000,000.

            (vi) Flood insurance in an amount equal to the full insurable value of the improvements located on the Property or the maximum amount available, whichever is less, if the Improvements are located in an area designated by the Secretary of Housing and Urban Development as being "an area of special flood hazard" under the National Flood Insurance Program (i.e., having a one percent or greater chance of flooding), and if flood insurance is available under the National Flood Insurance Act.

            (vii) Worker's compensation insurance or other similar insurance which may be required by Governmental Authorities or Legal Requirements.

            (viii) Insurance against loss resulting from mold, spores or fungus on or about the Premises, subject to availability at commercially reasonable rates and as agreed to by Borrower and/or its Manager and Lender.

            (ix) (A) During any period of the term of the Loan that the Terrorism Risk Insurance Act of 2002 ("TRIA") is in effect, if "acts of terrorism" or other similar acts or events are hereafter excluded from Borrower's comprehensive all risk insurance policy (including business interruption, rent loss or similar insurance coverage), Borrower shall obtain an endorsement to such policy, or a separate policy insuring against all "certified acts of terrorism" as defined by TRIA and "fire following", each in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Security Instrument shall mean actual replacement value (exclusive of the Premises, footings and foundations) with a waiver of depreciation, provided, however, that in no event shall Borrower be obligated to carry insurance against "acts of terrorism" in an amount in excess of $500,000,000 per occurrence; and

                  (B) during any period of the term of the Loan that TRIA is not in effect, if "acts of terrorism" or other similar acts or events or "fire following" are hereafter excluded from Borrower's comprehensive all risk insurance policy or business interruption insurance coverage, Borrower shall obtain an endorsement to such policy, or a separate policy insuring against all such excluded acts or events, to the extent such policy or endorsement is available, in an amount determined by Lender in its sole discretion (but in no event greater than an amount in excess of $500,000,000 per occurrence, including required business interruption, rent loss or similar coverage);

      provided, however, Borrower shall not be required to pay annual premiums in excess of $1,500,000 for the insurance required under this clause (ix).

            (x) At all times during Construction, contractor's liability insurance to a limit of not less than $25,000,000 on a per occurrence basis covering each contractor's construction operation at the Premises.

            (xi) Such other insurance as may from time to time be required by Lender upon not less than sixty (60) days prior notice and which is then customarily required by Institutional Lenders for similar properties similarly situated as reasonably agreed to by Lender and Borrower, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, sinkhole and mine subsidence, acts of terrorism, windstorm and/or earthquake, due regard to be given to the size and type of the Premises, Improvements, Fixtures and Equipment and their location, construction and use. Additionally, Borrower shall carry such insurance coverage as Lender may from time to time require if the failure to carry such insurance may result in a downgrade, qualification or withdrawal of any class of securities issued in connection with a Securitization or, if the Loan is not yet part of a Securitization, would result in an increase in the subordination levels of any class of securities anticipated to be issued in connection with a proposed Securitization.

            (ix) If Borrower, any of its Affiliates or Manager holds a liquor license for the Premises, liquor liability insurance in the amount of no less than $10,000,000.

            (x) Automobile liability insurance covering owned, hired and not owned vehicles in an amount of not less than $1,000,000 per accident.

      (b) Borrower shall cause any Manager of the Property to maintain fidelity insurance in an amount not less than $2,000,000 covering Manager's employees at the Property or such lesser amount as Lender shall approve.

      Section 3.02. Policy Terms. (a) All insurance required by this Article III shall be in the form (other than with respect to Sections 3.01(a)(vi) and (vii) above when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency's forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Property is located and shall have a claims paying ability rating and/or financial strength rating, as applicable, of not less than "A" (or its equivalent), or such lower claims paying ability rating and/or financial strength rating, as applicable, as Lender shall, in its sole and absolute discretion, consent to, from a Rating Agency (one of which after a Securitization in which Standard & Poor's rates any securities issued in connection with such Securitization, shall be Standard & Poor's) or by a syndicate of insurers through which at least 75% of the coverage (if there are four (4) or fewer members of such syndicate) or at least 60% of the coverage (if there are five (5) or more members of the syndicate) is with carriers having claims-paying ability or financial strength ratings of "AA-" (or its equivalent) from the Ratings Agencies, provided that all members of the syndicate shall have claims-paying ability ratings and/or financial strength ratings, as applicable, of not less than "A-" (or its equivalent) from the Ratings Agencies. Originals or certified copies of all insurance policies shall be delivered to and held by Lender. All such policies (except policies for worker's compensation) shall name Lender, its successors and/or assigns as an additional named insured, with respect to the insurance required pursuant to Section 3.01(a)(iii) above, shall provide for loss payable to Lender, its successors and/or assigns and shall contain (or have attached):
(i) standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower; (ii) a waiver of subrogation endorsement as to Lender; (iii) an endorsement indicating that neither Lender nor Borrower shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than $1,000,000 or with respect to (A) named storm windstorm insurance and (B) flood insurance which is not made available under the National Flood Insurance Act, no greater than 5% of the insurable value of the applicable Cross-collateralized Property and (iv) a provision that such policies shall not be canceled, terminated, denied renewal or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least thirty (30) days' prior written notice to Lender in each instance. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Security Instrument, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Borrower through or by any financing arrangement which would entitle an insurer to terminate a policy; provided, however, if the insurance required by this Security Instrument is affected by a blanket and/or umbrella policy which complies with the provisions of Section 3.01(d) which covers not less than twenty properties, Borrower may pay the premiums for such policies in four (4) quarterly installments) shall be delivered by Borrower to Lender. Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article III.

      (b) If Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required by this Security Instrument, Lender may, at its option, procure such insurance, and Borrower shall pay, or as the case may be, reimburse Lender for, all premiums thereon promptly, upon demand by Lender, with interest thereon at the Default Rate from the date paid by Lender to the date of repayment and such sum shall constitute a part of the Debt.

      (c) Borrower and/or Manager shall notify Lender of the renewal premium of each insurance policy and Lender shall be entitled to pay such amount on behalf of Borrower.

      (d) The insurance required by this Security Instrument may, at the option of Borrower and/or Manager, be effected by blanket and/or umbrella policies issued to Borrower and/or Manager covering the Property provided that, in each case, the policies otherwise comply with the provisions of this Security Instrument and allocate to the Property, from time to time (but in no event less than once a year), the coverage specified by this Security Instrument, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Security Instrument shall be effected by any such blanket or umbrella policies, Borrower and/or Manager shall furnish to Lender (i) original policies or certified copies thereof, or an original certificate of insurance together with reasonable access to the original of such policy to review such policy's coverage of the Property, with schedules attached thereto showing the amount of the insurance provided under such policies applicable to the Property and (ii) an Officer's Certificate setting forth (A) the number of properties covered by such policy, (B) the location by city (if available, otherwise, county) and state of the properties,
(C) the average square footage of the properties, (D) a brief description of the typical construction type included in the blanket policy and (E) such other information as Lender may reasonably request.

      Section 3.03. Assignment of Policies. (a) Borrower hereby assigns to Lender the proceeds of all insurance (other than worker's compensation and liability insurance) obtained pursuant to this Security Instrument, all of which proceeds shall be payable to Lender as collateral and further security for the payment of the Debt and the performance of the Borrower's obligations hereunder and under the other Loan Documents, and Borrower hereby authorizes and directs the issuer of any such insurance to make payment of such proceeds directly to Lender. Except as otherwise expressly provided in Section 3.04 or elsewhere in this Article III, Lender shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to this Article in such manner as Lender may elect to any one or more of the following: (i) the payment of the Debt, whether or not then due, in any proportion or priority as Lender, in its discretion, may elect,
(ii) the repair or restoration of the Property, (iii) the cure of any Default or
(iv) the reimbursement of the costs and expenses of Lender incurred pursuant to the terms hereof in connection with the recovery of the Insurance Proceeds. Nothing herein contained shall be deemed to excuse Borrower from repairing or maintaining the Property as provided in this Security Instrument or restoring all damage or destruction to the Property, regardless of the sufficiency of the Insurance Proceeds, and the application or release by Lender of any Insurance Proceeds shall not cure or waive any Default or notice of Default.

      (b) In the event of the foreclosure of this Security Instrument or any other transfer of title or assignment of all or any part of the Property in extinguishment, in whole or in part, of the Debt, all right, title and interest of Borrower in and to all policies of insurance required by this Security Instrument shall inure to the benefit of the successor in interest to Borrower or the purchaser of the Property. If, prior to the receipt by Lender of any proceeds, the Property or any portion thereof shall have been sold on foreclosure of this Security Instrument or by deed in lieu thereof or otherwise, or any claim under such insurance policy arising during the term of this Security Instrument is not paid until after the extinguishment of the Debt, and Lender shall not have received the entire amount of the Debt outstanding at the time of such extinguishment, whether or not a deficiency judgment on this Security Instrument shall have been sought or recovered or denied, then, the proceeds of any such insurance to the extent of the amount of the Debt not so received, shall be paid to and be the property of Lender, together with interest thereon at the Default Rate, and the reasonable attorney's fees, costs and disbursements incurred by Lender in connection with the collection of the proceeds which shall be paid to Lender and Borrower hereby assigns, transfers and sets over to Lender all of Borrower's right, title and interest in and to such proceeds. Notwithstanding any provisions of this Security Instrument to the contrary, Lender shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any such proceeds, which may be commingled with any other monies of Lender; provided, however, that Lender shall use such proceeds for the purposes and in the manner permitted by this Security Instrument. Any proceeds deposited with Lender shall be held by Lender in an interest-bearing account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on such deposit and shall have no liability in connection therewith. Interest accrued, if any, on the proceeds shall be deemed to constitute a part of the proceeds for purposes of this Security Instrument. The provisions of this Section 3.03(b) shall survive the termination of this Security Instrument by foreclosure, deed in lieu thereof or otherwise as a consequence of the exercise of the rights and remedies of Lender hereunder after a Default.

      Section 3.04. Casualty Restoration. (a) (i) In the event of any damage to or destruction of the Property, Borrower shall give prompt written notice to Lender (which notice shall set forth Borrower's good faith estimate of the cost of repairing or restoring such damage or destruction, or if Borrower cannot reasonably estimate the anticipated cost of restoration, Borrower shall nonetheless give Lender prompt notice of the occurrence of such damage or destruction, and will diligently proceed to obtain estimates to enable Borrower to quantify the anticipated cost and time required for such restoration, whereupon Borrower shall promptly notify Lender of such good faith estimate) and, provided that restoration does not violate any Legal Requirements, Borrower shall promptly commence and diligently prosecute to completion the repair, restoration or rebuilding of the Property so damaged or destroyed to a condition such that the Property shall be at least equal in value to that immediately prior to the damage to the extent practicable, in full compliance with all Legal Requirements and the provisions of all Leases, and in accordance with Section 3.04(b) below. Such repair, restoration or rebuilding of the Property are sometimes hereinafter collectively referred to as the "Work".

            (ii) Borrower shall not adjust, compromise or settle any claim for Insurance Proceeds without the prior written consent of Lender, which shall not be unreasonably withheld or delayed and Lender shall have the right, at Borrower's sole cost and expense, to participate in any settlement or adjustment of Insurance Proceeds; provided, however, that, except during the continuance of an Event of Default, Lender's consent shall not be required with respect to the adjustment, compromising or settlement of any claim for Insurance Proceeds in an amount less than $1,000,000.

            (iii) Subject to Section 3.04(a)(iv), Lender shall apply any Insurance Proceeds which it may receive towards the Work in accordance with Section 3.04(b) and the other applicable sections of this Article III.

            (iv) If (A) a Default shall have occurred, (B) Lender is not reasonably satisfied that the Debt Yield, after substantial completion of the Work, will be at least equal to 8.25%, (C) more than thirty percent (30%) of the reasonably estimated fair market value of the Property is damaged or destroyed, (D) Lender is not reasonably satisfied that the Work can be completed six (6) months prior to Maturity or (E) Lender is not reasonably satisfied that the Work can be completed within ten (10) months of the damage to or destruction of the Property unless Borrower has delivered to Lender cash collateral in the amount estimated by Lender to be equal to
      (1) one-twelfth of the amount of the insurance coverage required by clause
      (iii) of Section 3.01(a) multiplied by (2) the number of months in excess of ten (10) which Lender reasonably believes will be required to complete the Work (each, a "Substantial Casualty"), Lender shall have the option, in its sole discretion to apply any Insurance Proceeds it may receive pursuant to this Security Instrument (less any cost to Lender of recovering and paying out such proceeds incurred pursuant to the terms hereof and not otherwise reimbursed to Lender, including, without limitation, reasonable attorneys' fees and expenses) to the payment of the Debt, without any prepayment fee or charge of any kind, or to allow such proceeds to be used for the Work pursuant to the terms and subject to the conditions of Section 3.04(b) hereof and the other applicable sections of this Article III. If Lender elects to apply any Insurance Proceeds it may receive pursuant to this Security Instrument to the payment of the Debt, Borrower may prepay the balance of the Release Price with respect to the Cross-collateralized Property which is subject to such Substantial Casualty, in accordance with Section 15.02, without any prepayment fee or charge of any kind.

            (v) In the event that Lender elects or is obligated hereunder to allow Insurance Proceeds to be used for the Work, any excess proceeds remaining after completion of such Work shall be applied to the payment of the Debt without any prepayment fee or charge of any kind.

      (b) If any Condemnation Proceeds in accordance with Section 6.01(a), or any Insurance Proceeds in accordance with Section 3.04(a), are to be applied to the repair, restoration or rebuilding of the Property, then such proceeds shall be deposited into a segregated interest-bearing bank account at the Bank, which shall be an Eligible Account, held by Lender and shall be paid out from time to time to Borrower as the Work progresses (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor) subject to Section 5.13 hereof and to all of the following conditions:

            (i) An Independent architect or engineer selected by Borrower and reasonably acceptable to Lender (an "Architect" or "Engineer") or a Person otherwise reasonably acceptable to Lender, shall have delivered to Lender a certificate estimating the cost of completing the Work, and, if the amount set forth therein is more than the sum of the amount of Insurance Proceeds then being held by Lender in connection with a casualty and amounts agreed to be paid as part of a final settlement under the insurance policy upon or before completion of the Work, Borrower shall have delivered to Lender (A) cash collateral in an amount equal to such excess, (B) an unconditional, irrevocable, clean sight draft letter of credit, in form, substance and issued by a bank reasonably acceptable to Lender, in the amount of such excess and draws on such letter of credit shall be made by Lender to make payments pursuant to this Article III following exhaustion of the Insurance Proceeds therefor or (C) a completion bond in form, substance and issued by a surety company reasonably acceptable to Lender.

            (ii) If the cost of the Work is reasonably estimated by an Architect or Engineer in a certification reasonably acceptable to Lender to be equal to or exceed five percent (5%) of the Allocated Loan Amount, such Work shall be performed under the supervision of an Architect or Engineer, it being understood that the plans and specifications with respect thereto shall provide for Work so that, upon completion thereof, the Property shall be at least equal in replacement value and general utility to the Property prior to the damage or destruction.

            (iii) Each request for payment shall be made on not less than ten
      (10) days' prior notice to Lender and shall be accompanied by a certificate of an Architect or Engineer, or, if the Work is not required to be supervised by an Architect or Engineer, by an Officer's Certificate stating (A) that payment is for Work completed in compliance with the plans and specifications, if required under clause (ii) above, (B) that the sum requested is required to reimburse Borrower for payments by Borrower to date, or is due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Lender does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Property, that title to the personal property items covered by the request for payment is vested in Borrower (unless Borrower is lessee of such personal property), and (D) that the Insurance Proceeds and other amounts deposited by Borrower held by Lender after such payment is more than the estimated remaining cost to complete such Work; provided, however, that if such certificate is given by an Architect or Engineer, such Architect or Engineer shall certify as to clause (A) above, and such Officer's Certificate shall certify as to the remaining clauses above, and provided, further, that Lender shall not be obligated to disburse such funds if Lender determines, in Lender's reasonable discretion, that Borrower shall not be in compliance with this Section 3.04(b). Additionally, each request for payment shall contain a statement signed by Borrower stating that the requested payment is for Work satisfactorily done to date.

            (iv) Each request for payment shall be accompanied by waivers of lien, in customary form and substance, covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company or licensed abstractor, or by other evidence reasonably satisfactory to Lender that there has not been filed with respect to the Property any mechanic's or other lien or instrument for retention of title relating to any part of the Work not discharged of record. Additionally, as to any personal property covered by the request for payment, Lender shall be furnished with evidence of Borrower having incurred a payment obligation therefor and such further evidence reasonably satisfactory to assure Lender that UCC filings therefor provide a valid first lien on the personal property.

            (v) Lender shall have the right to inspect the Work at all reasonable times upon reasonable prior notice and may condition any disbursement of Insurance Proceeds upon satisfactory compliance by Borrower with the provisions hereof. Neither the

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      approval by Lender of any required plans and specifications for the Work nor the inspection by Lender of the Work shall make Lender responsible for the preparation of such plans and specifications, or the compliance of such plans and specifications of the Work, with any applicable law, regulation, ordinance, covenant or agreement.

            (vi) Insurance Proceeds shall not be disbursed more frequently than once every thirty (30) days.

            (vii) Until such time as the Work has been substantially completed, Lender shall not be obligated to disburse to Borrower an amount (the "Retention Amount") up to (A) until fifty percent (50%) of the Work has been completed (as reasonably determined by Lender), ten percent (10%) of the cost of the Work and (B) after fifty percent (50%) of the Work has been completed (as reasonably determined by Lender), five percent (5%) of the cost of the Work. Upon substantial completion of the Work, Borrower shall send notice thereof to Lender and, subject to the conditions of
      Section 3.04(b)(i)-(iv), Lender shall disburse one-half of the Retention Amount to Borrower; provided, however, that the remaining one-half of the Retention Amount shall be disbursed to Borrower when Lender shall have received copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Property in accordance with all Legal Requirements. Borrower hereby covenants to diligently seek to obtain any such certificates, licenses and permits.

            (viii) Upon failure on the part of Borrower promptly to commence the Work or to proceed diligently and continuously to completion of the Work, which failure shall continue after notice for thirty (30) days, Lender may apply any Insurance Proceeds or Condemnation Proceeds it then or thereafter holds to the payment of the Debt in accordance with the provisions of the Note; provided, however, that Lender shall be entitled to apply at any time all or any portion of the Insurance Proceeds or Condemnation Proceeds it then holds to the extent necessary to cure any Event of Default.

      (c) If Borrower (i) within ninety (90) days after the occurrence of any damage to the Property or any portion thereof (or such shorter period as may be required under any Major Space Lease) shall fail to submit to Lender for approval plans and specifications for the Work (approved by the Architect and by all Governmental Authorities whose approval is required), (ii) after any such plans and specifications are approved by all Governmental Authorities, the Architect and Lender, shall fail to promptly commence such Work or (iii) shall fail to diligently prosecute such Work to completion, then, in addition to all other rights available hereunder, at law or in equity, Lender, or any receiver of the Property or any portion thereof, upon five (5) days' prior notice to Borrower (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as it reasonably deems advisable. Borrower hereby waives, for Borrower, any claim, other than for gross negligence or willful misconduct, against Lender and any receiver arising out of any act or omission of Lender or such receiver pursuant hereto, and Lender may apply all or any portion of the Insurance Proceeds (without the need to fulfill any

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

other requirements of this Section 3.04) to reimburse Lender and such receiver, for all costs not reimbursed to Lender or such receiver upon demand together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Lender or the receiver.

      (d) Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to collect and receive any Insurance Proceeds paid with respect to any portion of the Property or the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any Insurance Proceeds whether payable by reason of loss thereunder or otherwise.

      Section 3.05. Compliance with Insurance Requirements. Borrower promptly shall comply with, and shall cause the Property to comply with, all Insurance Requirements, even if such compliance requires structural changes or improvements or would result in interference with the use or enjoyment of the Property or any portion thereof provided Borrower shall have a right to contest in good faith and with diligence such Insurance Requirements provided (a) no Event of Default shall exist during such contest and such contest shall not subject the Property or any portion thereof to any lien or affect the priority of the lien of this Security Instrument, (b) failure to comply with such Insurance Requirements will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) such contest will not cause any reduction in insurance coverage, (d) such contest shall not affect the ownership, use or occupancy of the Property, (e) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower, (f) Borrower has given Lender prompt notice of such contest and, upon request by Lender from time to time, notice of the status of such contest by Borrower and/or information of the continuing satisfaction of the conditions set forth in clauses (a) through (e) of this Section 3.05, (g) upon a final determination of such contest, Borrower shall promptly comply with the requirements thereof, and (h) prior to and during such contest, Borrower shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-compliance with such Insurance Requirement (and if such security is cash, Lender shall deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Security Instrument, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender). If Borrower shall use the Property or any portion thereof in any manner which could permit the insurer to cancel any insurance required to be provided hereunder, Borrower immediately shall obtain a substitute policy which shall satisfy the requirements of this Security Instrument and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled. Borrower shall not by any action or omission invalidate any insurance policy required to be carried hereunder unless such policy is replaced as aforesaid, or materially increase the premiums on any such policy above the normal premium charged for such policy. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connection with the transaction contemplated hereby.

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

      Section 3.06. Event of Default During Restoration. Notwithstanding anything to the contrary contained in this Security Instrument including, without limitation, the provisions of this Article III, if, at the time of any casualty affecting the Property or any part thereof, or at any time during any Work, or at any time that Lender is holding or is entitled to receive any Insurance Proceeds pursuant to this Security Instrument, a Default exists and is continuing (whether or not it constitutes an Event of Default), Lender shall then have no obligation to make such proceeds available for Work and Lender shall have the right and option, to be exercised in its sole and absolute discretion and election, with respect to the Insurance Proceeds, either to retain and apply such proceeds in reimbursement for the actual costs, fees and expenses incurred by Lender in accordance with the terms hereof in connection with the adjustment of the loss and, after the occurrence of an Event of Default, any balance toward payment of the Debt in such priority and proportions as Lender, in its sole discretion, shall deem proper, or towards the Work, upon such terms and conditions as Lender shall determine, or to cure such Event of Default, or to any one or more of the foregoing as Lender, in its sole and absolute discretion, may determine. If Lender shall receive and retain such Insurance Proceeds, the lien of this Security Instrument shall be reduced only by the amount thereof received, after reimbursement to Lender of expenses of collection, and actually applied by Lender in reduction of the principal sum payable under the Note in accordance with the Note.

      Section 3.07. Application of Proceeds to Debt Reduction. (a) No damage to the Property, or any part thereof, by fire or other casualty whatsoever, whether such damage be partial or total, shall relieve Borrower from its liability to pay in full the Debt and to perform its obligations under this Security Instrument and the other Loan Documents.

      (b) If any Insurance Proceeds are applied to reduce the Debt, Lender shall apply the same in accordance with the provisions of the Note.

                            ARTICLE IV: IMPOSITIONS

      Section 4.01. Payment of Impositions, Utilities and Taxes, etc. (a) Borrower shall pay or cause to be paid all Impositions at least five (5) days prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Lender, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Lender evidencing the payment thereof. If Borrower shall fail to pay any Imposition in accordance with this Section and is not contesting or causing a contesting of such Imposition in accordance with Section 4.04 hereof, or if there are insufficient funds in the Basic Carrying Costs Escrow Account to pay any Imposition, Lender shall have the right, but shall not be obligated, to pay that Imposition, and Borrower shall repay to Lender, on demand, any amount paid by Lender, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument. Nothing contained in this Security Instrument shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

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

      (b) Borrower shall, prior to the date upon which any fine, penalty, interest or cost for the nonpayment is imposed, pay or cause to be paid all charges for electricity, power, gas, water and other services and utilities in connection with the Property, and shall, upon request, deliver to Lender receipts or other documentation reasonably satisfactory to Lender evidencing payment thereof. If Borrower shall fail to pay any amount required to be paid by Borrower pursuant to this Section 4.01 and is not contesting such charges in accordance with Section 4.04 hereof, Lender shall have the right, but shall not be obligated, to pay that amount, and Borrower will repay to Lender, on demand, any amount paid by Lender with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument.

      (c) Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Lender by reason of or in connection with its ownership of any Loan Document or any other instrument related thereto, or resulting from the execution, delivery and recording of, or the lien created by, or the obligation evidenced by, any of them, other than income, franchise and other similar taxes imposed on Lender and shall pay all corporate stamp taxes, if any, and other taxes, required to be paid on the Loan Documents. If Borrower shall fail to make any such payment within ten (10) days after written notice thereof from Lender, Lender shall have the right, but shall not be obligated, to pay the amount due, and Borrower shall reimburse Lender therefor, on demand, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Security Instrument.

      Section 4.02. Deduction from Value. In the event of the passage after the date of this Security Instrument of any Legal Requirement deducting from the value of the Property for the purpose of taxation, any lien thereon or changing in any way the Legal Requirements now in force for the taxation of this Security Instrument and/or the Debt for federal, state or local purposes, or the manner of the operation of any such taxes so as to adversely affect the interest of Lender, or imposing any tax or other charge on any Loan Document, then Borrower will pay such tax, with interest and penalties thereon, if any, within the statutory period. In the event the payment of such tax or interest and penalties by Borrower would be unlawful, or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable, with no prepayment fee or charge of any kind.

      Section 4.03. No Joint Assessment. Borrower shall not consent to or initiate the joint assessment of the Premises or the Improvements (a) with any other real property constituting a separate tax lot and Borrower represents and covenants that the Premises and the Improvements are and shall remain a separate tax lot or (b) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property as a single lien.

      Section 4.04. Right to Contest. Borrower shall have the right, after prior notice to Lender, at its sole expense, to contest by appropriate legal proceedings diligently conducted in

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

good faith, without cost or expense to Lender or any of its agents, employees, officers or directors, the validity, amount or application of any Imposition or any charge described in Section 4.01(b), provided that (a) no Default or Event of Default shall exist during such proceedings and such contest shall not (unless Borrower shall comply with clause (d) of this Section 4.04) subject the Property or any portion thereof to any lien or affect the priority of the lien of this Security Instrument, (b) failure to pay such Imposition or charge will not subject Lender or any of its agents, employees, officers or directors to any civil or criminal liability, (c) the contest suspends enforcement of the Imposition or charge (unless Borrower first pays the Imposition or charge), (d) prior to and during such contest, Borrower shall furnish to Lender security satisfactory to Lender, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such Imposition or charge (and if such security is cash, Lender may deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Security Instrument, but Lender (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Lender), (e) such contest shall not affect the ownership, use or occupancy of the Property, (f) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower, (g) Borrower has given Lender notice of the commencement of such contest and upon request by Lender, from time to time, notice of the status of such contest by Borrower and/or confirmation of the continuing satisfaction of clauses (a) through (f) of this Section 4.04, and (h) upon a final determination of such contest, Borrower shall promptly comply with the requirements thereof. Upon completion of any contest, Borrower shall immediately pay the amount due, if any, and deliver to Lender proof of the completion of the contest and payment of the amount due, if any, following which Lender shall return the security, if any, deposited with Lender pursuant to clause (d) of this Section 4.04. Borrower shall not pay any Imposition in installments unless permitted by applicable Legal Requirements, and shall, upon the request of Lender, deliver copies of all notices and bills relating to any Imposition or other charge covered by this Article IV to Lender.

      Section 4.05. No Credits on Account of the Debt. Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions assessed against the Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Property, or any part thereof, by reason of this Security Instrument or the Debt. In the event such claim, credit or deduction shall be required by Legal Requirements, Lender shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable, and Borrower hereby agrees to pay such amounts not later than thirty (30) days after such notice.

      Section 4.06. Documentary Stamps. If, at any time, the United States of America, any State or Commonwealth thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument or any other Loan Document, or impose any other tax or charges on the same, Borrower will pay the same, with interest and penalties thereon, if any.

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

                       ARTICLE V: CENTRAL CASH MANAGEMENT

      Section 5.01. Cash Flow. Borrower shall cause Manager to collect all security deposits from tenants under valid Leases, which shall be held by Manager, as agent for Borrower, in an account in accordance with applicable law (the "Security Deposit Account"). Borrower shall notify Lender of any security deposits in excess of $100,000 held as letters of credit and, upon Lender's request, such letters of credit shall be promptly delivered to Lender. Borrower shall have no right to withdraw funds from the Security Deposit Account; provided that, prior to the occurrence of an Event of Default, funds may be withdrawn from the Security Deposit Account to refund or apply security deposits as required by the Leases or by applicable Legal Requirements. After the occurrence of an Event of Default, all withdrawals in excess of $100,000 from the Security Deposit Account must be approved by Lender. All payments constituting Rent shall be delivered to Manager. Manager shall collect all Rent and shall deposit in the Collection Account, the name and address of the bank in which such account is located and the account number of which to be identified in writing by Borrower to Lender, all Property Available Cash, or, if the Management Agreement which exists as of the Closing Date is terminated and not replaced with a management agreement approved by Lender with an Approved Manager (an "Approved Replacement Management Agreement"), all Rent. Pursuant to the Collection Account Agreement of even date herewith, the bank in which the Collection Account is located has been instructed that all collected funds deposited in the Collection Account shall be automatically transferred through automated clearing house funds ("ACH") or by Federal wire to the Central Account prior to 5:00 p.m. (New York City time) on a daily basis. Additionally, in the event that an Approved Manager is not the Manager pursuant to the terms of the Management Agreement which existed as of the Closing Date or an Approved Replacement Management Agreement, Borrower shall, or shall cause Manager to send to each respective credit card company or credit card clearing bank with which Borrower or Manager has entered into merchant's agreements (each, a "Credit Card Company") a direction letter in the form of EXHIBIT H annexed hereto and made a part hereof (the "Credit Card Payment Direction Letter") directing such Credit Card Company to make all payments due in connection with goods or services furnished at or in connection with the Property by Federal wire or through ACH directly to the Collection Account. Without the prior written consent of Lender, neither Borrower nor Manager shall (i) terminate, amend, revoke or modify any Credit Card Payment Direction Letter in any manner or (ii) direct or cause any Credit Card Company to pay any amount in any manner other than as specifically provided in the related Credit Card Payment Direction Letter. Lender may elect to change the financial institution in which the Central Account shall be maintained; however, Lender shall give Borrower and the bank in which the Collection Account is located not fewer than five (5) Business Days' prior notice of such change. Neither Borrower nor Manager shall change such bank or the Collection Account without the prior written consent of Lender. All fees and charges of the bank(s) in which the Collection Account and the Central Account are located shall be paid by Borrower.

      Section 5.02. Establishment of Accounts. Lender has established the Escrow Accounts and the Central Account in the name of Lender and the Collection Account in the joint name of Borrower and Lender, as secured party. The Escrow Accounts , the Collection Account and the Central Account shall be under the sole dominion and control of Lender and funds held therein shall not constitute trust funds. Borrower hereby irrevocably directs and authorizes Lender to withdraw funds from the Collection Account, and to deposit into and withdraw funds from the Central Account and the Escrow Accounts, all in accordance with the terms and conditions of this Security Instrument. Borrower shall have no right of withdrawal in respect of the Collection Account, the Central Account or the Escrow Accounts except as specifically provided herein. Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Collection Account, the Central Account or the affected Sub-Account or Escrow Account, and Lender shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. The Central Account shall contain the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Recurring Replacement Reserve Sub-Account, the Operation and Maintenance Expense Sub-Account, the Mez Payment Sub-Account and the Curtailment Reserve Sub-Account, each of which accounts shall be Eligible Accounts or book-entry sub-accounts of an Eligible Account (each a "Sub-Account" and collectively, the "Sub-Accounts") to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Security Instrument. Sums held in the Escrow Accounts may be commingled with other monies held by Lender.

      Section 5.03. Intentionally Omitted.

      Section 5.04. Servicing Fees. At the option of Lender, the Loan may be serviced by a servicer (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Security Instrument to the Servicer. Borrower shall pay all reasonable servicing fees of Servicer, if any, charged in connection with any disbursement of funds from the Escrow Accounts and any fees charged in connection with obtaining consents from Lender and fees charged in connection with Defaults and if the Loan becomes a "specially serviced mortgage loan" pursuant to the documents executed in connection with a Securitization, pursuant to the Servicer's then standard conditions and rates.

      Section 5.05. Monthly Funding of Sub-Accounts and Escrow Accounts. (a) On or before each Payment Date during the term of the Loan, commencing on the first
(1st) Payment Date occurring after the month in which the Loan is initially funded, Borrower shall pay or cause to be paid to the Central Account all sums required to be deposited in the Sub-Accounts relating to the Interest Accrual Period commencing on such Payment Date, pursuant to clauses (i) through (viii) of this Section 5.05(a) and all funds transferred or deposited into the Central Account shall be allocated among the Sub-Accounts as follows and in the following priority:

            (i) first, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for such Interest Accrual Period has been allocated to the Basic Carrying Costs Sub-Account;

            (ii) second, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring for such Interest Accrual Period has been allocated to the Debt Service Payment Sub-Account;

            (iii) third, to the Recurring Replacement Reserve Sub-Account, until an amount equal to the Recurring Replacement Reserve Monthly Installment for such

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

      Interest Accrual Period has been allocated to the Recurring Replacement Reserve Sub-Account;

            (iv) fourth, but only during any Default Management Period, to the Operation and Maintenance Expense Sub-Account in an amount equal to the Cash Expenses, other than management fees payable to Affiliates of Borrower, for such Interest Accrual Period pursuant to the related Approved Annual Budget unless Manager is obligated to and does pay such sums pursuant to the terms of the Management Agreement which existed as of the Closing Date or an Approved Replacement Management Agreement;

            (v) fifth, but only during any Default Management Period, to the Operation and Maintenance Expense Sub-Account in an amount equal to the amount, if any, of the Net Capital Expenditures for such Interest Accrual Period pursuant to the related Approved Annual Budget unless Manager is obligated to and does pay such sums pursuant to the terms of the Management Agreement which existed as of the Closing Date or an Approved Replacement Management Agreement;

            (vi) sixth, but only during any Default Management Period, to the Operation and Maintenance Expense Sub-Account in an amount equal to the amount, if any, of the Extraordinary Expenses approved by Lender for such Interest Accrual Period unless Manager is obligated to and does pay such sums pursuant to the terms of the Management Agreement which existed as of the Closing Date or an Approved Replacement Management Agreement;

            (vii) seventh, but only if an Event of Default is not then continuing, to the Mez Payment Sub-Account until an amount equal to the Mez Payment Amount has been allocated to the Mez Payment Sub-Account, provided, however, in the event there is not sufficient Property Available Cash and/or Rent to allocate all funds required to be allocated to the Mez Payment Sub-Account pursuant to this clause (vii), such failure shall not, in and of itself, constitute a Default; and

            (viii) eighth, but only during an O&M Operative Period, the balance, if any, to the Curtailment Reserve Sub-Account.

      Provided that no Event of Default has occurred and is continuing, Lender agrees that in each Interest Accrual Period any amounts deposited into or remaining in the Central Account after the Sub-Accounts have been funded in accordance with clauses (i) through (viii) above with respect to such Interest Accrual Period and any periods prior thereto, shall be disbursed by Lender to Borrower on the Payment Date applicable to such Interest Accrual Period. The balance of the funds distributed to Borrower after payment of all Operating Expenses by or on behalf of Borrower may be retained by Borrower. .

      (b) On each Payment Date, (i) sums held in the Basic Carrying Costs Sub-Account shall be transferred to the Basic Carrying Costs Escrow Account,
(ii) sums held in the Debt Service Payment Sub-Account, together with any amounts deposited into the Central

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

Account that are either (x) Loss Proceeds that Lender has elected to apply to reduce the Debt in accordance with the terms of Article III hereof or (y) excess Loss Proceeds remaining after the completion of any restoration required hereunder, shall be transferred to Lender to be applied towards the Required Debt Service Payment, (iii) sums held in the Recurring Replacement Reserve Sub-Account shall be transferred to the Recurring Replacement Reserve Escrow Account, (iv) sums held in the Operation and Maintenance Expense Sub-Account shall be transferred to the Operation and Maintenance Expense Escrow Account,
(v) sums held in the Mez Payment Sub-Account shall be transferred to the Mez Payment Escrow Account and (vi) sums held in the Curtailment Reserve Sub-Account shall be transferred to the Curtailment Reserve Escrow Account.

      Section 5.06. Payment of Basic Carrying Costs. Borrower hereby agrees to pay or cause Manager to pay all Basic Carrying Costs (without regard to the amount of money in the Basic Carrying Costs Sub-Account or the Basic Carrying Costs Escrow Account). At least ten (10) Business Days prior to the due date of any Basic Carrying Costs, and not more frequently than once each month, Borrower may notify Lender in writing and request that Lender pay such Basic Carrying Costs on behalf of Borrower on or prior to the due date thereof, and, provided that no Event of Default has occurred and that there are sufficient funds available in the Basic Carrying Costs Escrow Account, Lender shall make such payments out of the Basic Carrying Costs Escrow Account before same shall be delinquent. Together with each such request, Borrower shall furnish Lender with bills and all other documents necessary, as reasonably determined by Lender, for the payment of the Basic Carrying Costs which are the subject of such request. Borrower's obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Security Instrument shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender's interests.

      Provided that no Event of Default shall have occurred, all funds deposited into the Basic Carrying Costs Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Basic Carrying Costs in accordance with the terms hereof. Should an Event of Default occur, the sums on deposit in the Basic Carrying Costs Sub-Account and the Basic Carrying Costs Escrow Account may be applied by Lender in payment of any Basic Carrying Costs or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

      Section 5.07. Intentionally Omitted.

      Section 5.08. Recurring Replacement Reserve Escrow Account. Borrower hereby agrees to pay or cause Manager to pay all Recurring Replacement Expenditures with respect to the Property (without regard to the amount of money then available in the Recurring Replacement Reserve Sub-Account or the Recurring Replacement Reserve Escrow Account). Provided that Lender has received written notice from Borrower at least five (5) Business Days prior to the due date of any payment relating to Recurring Replacement Expenditures and not more frequently than once each month, and further provided that no Event of Default has occurred, that there are sufficient funds available in the Recurring Replacement Reserve Escrow Account and Borrower shall have theretofore furnished Lender with lien waivers, copies of bills, invoices and other reasonable documentation as may be required by Lender to establish that the Recurring Replacement Expenditures which are the subject of such request represent amounts due for completed or partially completed capital work and improvements performed at the Property, Lender shall make such payments out of the Recurring Replacement Reserve Escrow Account.

      Provided that no Event of Default shall have occurred, all funds deposited into the Recurring Replacement Reserve Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument and shall be applied in payment of Recurring Replacement Expenditures. Should an Event of Default occur, the sums on deposit in the Recurring Replacement Reserve Sub-Account and the Recurring Replacement Reserve Escrow Account may be applied by Lender in payment of any Recurring Replacement Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. In lieu of maintaining sums on deposit in the Recurring Replacement Reserve Escrow Account, Borrower may deliver an Approved Letter of Credit to Lender in an amount equal to the sums required to be on deposit in the Recurring Replacement Reserve Escrow Account (as the same may be amended, replaced, extended or drawn down upon pursuant to the provisions of this Section 5.08, the "Delivered Letter of Credit"). The Delivered Letter of Credit shall be held in accordance with this Section 5.08 and otherwise constitute security for the payment of the Debt. On or prior to the thirtieth (30th) day prior to the expiration of any Delivered Letter of Credit, Borrower shall provide Lender with a replacement to such Delivered Letter of Credit which shall be an Approved Letter of Credit, and otherwise in the same form and amount as the Delivered Letter of Credit being replaced. In the event (i) Borrower shall fail to provide Lender with a replacement Delivered Letter of Credit on or prior to the thirtieth (30th) day prior to the expiration of any previously existing Delivered Letter of Credit or (ii) the long-term unsecured debt rating or the short-term unsecured debt rating of the bank issuing the Delivered Letter of Credit shall be downgraded below "AA-" (or its equivalent) or "A-1" (or its equivalent), respectively, withdrawn or qualified by any Rating Agency and the letter of credit required to be delivered hereunder is not replaced within thirty (30) days of receipt of notice of such downgrading, withdrawal or qualification, Lender may draw on the Delivered Letter of Credit, deposit all sums received in connection with such draw into the Recurring Replacement Reserve Escrow Account, and disburse such sums in accordance with this Section
5.08. Provided no Event of Default shall have occurred, upon Lender's receipt of a written request from Borrower together with such other documentation as may be reasonably requested by Lender, Lender shall draw on all or a portion of the Delivered Letter of Credit, deposit any sums received in connection with such draw into the Recurring Replacement Reserve Escrow Account, and apply such sums towards the reimbursement of Borrower for any Recurring Replacement Expenditures in accordance with the provisions of this Section 5.08. Upon the occurrence of an Event of Default, Lender may draw on the Delivered Letter of Credit and apply the sums received towards the payment of Recurring Replacement Expenditures or towards payment of the Debt or any other charges affecting all or any portion of the Property, as

Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided. In the event Lender draws on the Delivered Letter of Credit in accordance with the provisions of this Section 5.08, Borrower shall be required to either (a) provide an additional letter of credit which shall be an Approved Letter of Credit in an amount equal to the amount drawn under the Delivered Letter of Credit (the "Draw Amount") or (b) deposit into the Recurring Replacement Reserve Escrow Account an amount equal to the Draw Amount, in each case within ten (10) Business Days of such draw.

      Section 5.09. Operation and Maintenance Expense Escrow Account. Borrower hereby agrees to pay or to cause Manager to pay all Operating Expenses with respect to the Property (without regard to the amount of money then available in the Operation and Maintenance Expense Sub-Account or the Operation and Maintenance Expense Escrow Account). All funds allocated to the Operation and Maintenance Expense Escrow Account shall be held by Lender pursuant to the provisions of this Security Instrument. Any sums held in the Operation and Maintenance Expense Escrow Account shall be disbursed to Borrower within five
(5) Business Days of receipt by Lender from Borrower of (a) a written request for such disbursement which shall indicate the Operating Expenses (exclusive of Basic Carrying Costs and any management fees payable to Borrower, or to any Affiliate of Borrower) for which the requested disbursement is to pay and (b) an Officer's Certificate stating that no Operating Expenses with respect to the Property are more than sixty (60) days past due; provided, however, in the event that Borrower legitimately disputes any invoice for an Operating Expense, and
(i) no Event of Default has occurred and is continuing hereunder, (ii) Borrower shall have set aside adequate reserves for the payment of such disputed sums together with all interest and late fees thereon, (iii) Borrower has complied with all the requirements of this Security Instrument relating thereto, and (iv) the contesting of such sums shall not constitute a default under any other instrument, agreement, or document to which Borrower is a party, then Borrower may, after certifying to Lender as to items (i) through (iv) hereof, contest such invoice. Together with each such request, Borrower shall furnish Lender with bills and all other documents necessary for the payment of the Operating Expenses which are the subject of such request. Borrower may request a disbursement from the Operation and Maintenance Expense Escrow Account no more than one (1) time per calendar month. Should an Event of Default occur and be continuing, the sums on deposit in the Operation and Maintenance Expense Sub-Account or the Operation and Maintenance Expense Escrow Account may be applied by Lender in payment of any Operating Expenses for the Cross-collateralized Properties or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Property as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

      Section 5.10. Intentionally Omitted.

      Section 5.11. Curtailment Reserve Escrow Account. Funds deposited into the Curtailment Reserve Escrow Account shall be held by Lender in the Curtailment Reserve Escrow Account as additional security for the Loan until the Loan has been paid in full. All sums in the Curtailment Reserve Escrow Account which are applied to the payment of the Loan

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

shall be applied only on a Payment Date. Additionally, provided that no Event of Default has occurred and is continuing, and no O&M Operative Period has existed for four (4) consecutive months, Lender shall, upon written request from Borrower, release all sums contained in the Curtailment Reserve Escrow Account to Borrower. Upon and during the continuance of any Event of Default, the sums on deposit in the Curtailment Reserve Sub-Account and the Curtailment Reserve Escrow Account may be applied by Lender to the payment of the Debt or other charges affecting all or any portion of the Cross-collateralized Properties, as Lender, in its sole discretion, may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

      Section 5.12. Performance of Engineering Work. (a) Borrower shall promptly commence and diligently thereafter pursue to completion (without regard to the amount of money then available in the Engineering Escrow Account) the Required Engineering Work prior to the date set forth for completion thereof on Exhibit
D. After Borrower completes an item of Required Engineering Work, Borrower may submit to Lender an invoice therefor with lien waivers and a statement from the Engineer, reasonably acceptable to Lender, indicating that the portion of the Required Engineering Work in question has been completed in compliance with all Legal Requirements, and Lender shall, within twenty (20) days thereafter, although in no event more frequently than once each month, reimburse such amount to Borrower from the Engineering Escrow Account; provided, however, that Borrower shall not be reimbursed more than the amount set forth on EXHIBIT D hereto as the amount allocated to the portion of the Required Engineering Work for which reimbursement is sought.

      (b) From and after the date all of the Required Engineering Work is completed, Borrower may submit a written request, which request shall be delivered together with final lien waivers and a statement from the Engineer, as the case may be, reasonably acceptable to Lender, indicating that all of the Required Engineering Work has been completed in compliance with all Legal Requirements, and Lender shall, within twenty (20) days thereafter, disburse any balance of the Engineering Escrow Account to Borrower. Upon and during the continuance of any Event of Default, the sums on deposit in the Engineering Escrow Account may be applied by Lender in payment of any Required Engineering Work or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

      Section 5.13. Loss Proceeds. In the event of a casualty to the Property, unless Lender elects, or is required pursuant to Article III hereof to make all of the Insurance Proceeds available to Borrower for restoration, Lender and Borrower shall cause all such Insurance Proceeds to be paid by the insurer directly to the Central Account, whereupon Lender shall, after deducting Lender's costs of recovering and paying out such Insurance Proceeds, including without limitation, reasonable attorneys' fees, apply same to reduce the Debt in accordance with the terms of the Note; provided, however, that if Lender elects, or is deemed to have elected, to make the Insurance Proceeds available for restoration, all Insurance Proceeds in respect of rent loss, business interruption or similar coverage shall be maintained in the Central Account, to be applied by Lender in the same manner as Rent received with respect to the operation of the Property; provided, further, however, that in the event that the Insurance Proceeds with respect to such rent loss, business interruption or similar insurance policy are paid in a lump sum in advance, Lender shall hold such Insurance Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account, shall estimate, in Lender's reasonable discretion, the number of months required for Borrower to restore the damage caused by the casualty, shall divide the aggregate rent loss, business interruption or similar Insurance Proceeds by such number of months, and shall disburse from such bank account into the Central Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds minus, if (a) an O&M Operative Period exists and (b) the Management Agreement which existed as of the Closing Date or an Approved Replacement Management Agreement exists, the sum which otherwise would be required to be deposited into the Operation and Maintenance Expense Sub-Account if a Default Management Period existed, which sum shall be remitted by Lender to Manager to pay Operating Expenses. In the event that Insurance Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof. Unless Lender elects, or is required pursuant to Section 6.01 hereof to make all of the Condemnation Proceeds available to Borrower for restoration, Lender and Borrower shall cause all such Condemnation Proceeds to be paid to the Central Account, whereupon Lender shall, after deducting Lender's costs of recovering and paying out such Condemnation Proceeds, including without limitation, reasonable attorneys' fees, apply same to reduce the Debt in accordance with the terms of the Note; provided, however, that any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Central Account, to be applied by Lender in the same manner as Rent received with respect to the operation of the Property; provided, further, however, that in the event that the Condemnation Proceeds of any such temporary Taking are paid in a lump sum in advance, Lender shall hold such Condemnation Proceeds in a segregated interest-bearing bank account, which shall be an Eligible Account, shall estimate, in Lender's reasonable discretion, the number of months that the Property shall be affected by such temporary Taking, shall divide the aggregate Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such bank account into the Central Account each month during the pendency of such temporary Taking such monthly installment of said Condemnation Proceeds. In the event that Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof. If any Loss Proceeds are received by Borrower, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid into the Central Account, or paid to Lender to hold in a segregated bank account at the Bank, in each case to be applied or disbursed in accordance with the foregoing. Any Loss Proceeds made available to Borrower for restoration in accordance herewith, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Central Account, whereupon Lender shall apply the same to reduce the Debt in accordance with the terms of the Note.

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

      Section 5.14. Mez Payment Escrow Account. Provided that no Event of Default has occurred and is continuing, on each Payment Date during which the Mez Loan is outstanding, Lender shall transfer to the holder of each component of the Mez Loan, as identified in writing by a joint direction executed by Borrower, an amount equal to the Mez Payment Amount allocable to the applicable component of the Mez Loan unless notice has been given of a default under any loan which constitutes a part of the Mez Loan, in which event no sums deposited into the Mez Payment Escrow Account will be remitted to any holder of a component of the Mez Loan subordinate to the component of the Mez Loan for which a default notice has been received (i.e., a component with a higher number in the title to the loan agreement relating to such component). Should an Event of Default occur, the sums on deposit in the Mez Payment Escrow Account may be applied by Lender to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

                            ARTICLE VI: CONDEMNATION

      Section 6.01. Condemnation. (a) Borrower shall notify Lender promptly of the commencement or threat of any Taking of the Property or any portion thereof. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the proceeds of any such Taking and to make any compromise or settlement in connection with such proceedings (subject to Borrower's reasonable approval, except after the occurrence of an Event of Default, in which event Borrower's approval shall not be required), subject to the provisions of this Security Instrument; provided, however, that Borrower may participate in any such proceedings and shall be authorized and entitled to compromise or settle any such proceeding with respect to Condemnation Proceeds in an amount less than five percent (5%) of the Loan Amount. Borrower shall execute and deliver to Lender any and all instruments reasonably required in connection with any such proceeding promptly after request therefor by Lender. Except as set forth above, Borrower shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Lender. All Condemnation Proceeds are hereby assigned to and shall be paid to Lender to be applied in accordance with the terms hereof. With respect to Condemnation Proceeds in an amount in excess of five percent (5%) of the Loan Amount, Borrower hereby authorizes Lender to compromise, settle, collect and receive such Condemnation Proceeds, and to give proper receipts and acquittance therefor. Subject to the provisions of this Article VI, Lender may apply such Condemnation Proceeds (less any cost to Lender of recovering and paying out such proceeds, including, without limitation, reasonable attorneys' fees and disbursements and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Debt or to allow such proceeds to be used for the Work.

      (b) "Substantial Taking" shall mean (i) a Taking of such portion of the Property that would, in Lender's reasonable discretion, leave remaining a balance of the Property which would not under then current economic conditions, applicable Development Laws and other applicable Legal Requirements, permit the restoration of the Property so as to constitute a complete, rentable facility of the same sort as existed prior to the Taking, having adequate ingress and egress to the Property, capable of producing a projected Net Operating Income (as reasonably determined by Lender) yielding a projected Debt Yield therefrom for the next two (2) years of not less than 8.25%, (ii) a Taking which occurs less than two (2) years prior to the Maturity Date, (iii) a Taking which Lender is not reasonably satisfied could be restored within ten (10) months unless Borrower has delivered to Lender cash collateral in the amount estimated by Lender to be equal to (1) one-twelfth of the amount of the insurance coverage required by clause (iii) of Section 3.01(a) multiplied by (2) the number of months in excess of ten (10) which Lender reasonably believes will be required to complete the restoration and at least six (6) months prior to the Maturity Date or (iv) a Taking of more than fifteen percent (15%) of the reasonably estimated fair market value of the Property.

      (c) In the case of a Substantial Taking, Condemnation Proceeds shall be payable to Lender in reduction of the Debt but without any prepayment fee or charge of any kind and, if Lender elects to apply any Condemnation Proceeds it may receive pursuant to this Security Instrument to the payment of the Debt, Borrower may prepay the balance of the Release Price with respect to the Cross-collateralized Property which is subject to such Substantial Taking, in accordance with Section 15.02, without any prepayment fee or charge of any kind.

      (d) In the event of a Taking which is less than a Substantial Taking, Borrower at its sole cost and expense (whether or not the award shall have been received or shall be sufficient for restoration) shall proceed diligently to restore, or cause the restoration of, the remaining Improvements not so taken, to maintain a complete, rentable, self-contained fully operational facility of the same sort as existed prior to the Taking in as good a condition as is reasonably possible. In the event of such a Taking, Lender shall receive the Condemnation Proceeds and shall pay over the same:

            (i) first, provided no Default shall have occurred, to Borrower to the extent of any portion of the award as may be necessary to pay the reasonable cost of restoration of the Improvements remaining, and

            (ii) second, to Lender, in reduction of the Debt without any prepayment premium or charge of any kind.

If one or more Takings in the aggregate create a Substantial Taking, then, in such event, the sections of this Article VI above applicable to Substantial Takings shall apply.

      (e) In the event Lender is obligated to or elects to make Condemnation Proceeds available for the restoration or rebuilding of the Property, such proceeds shall be disbursed in the manner and subject to the conditions set forth in Section 3.04(b) hereof. If, in accordance with this Article VI, any Condemnation Proceeds are used to reduce the Debt, they shall be applied in accordance with the provisions of the Note. Borrower shall promptly execute and deliver all instruments requested by Lender for the purpose of confirming the assignment of the Condemnation Proceeds to Lender. Application of all or any part of the Condemnation Proceeds to the Debt shall be made in accordance with the provisions of Sections 3.06 and 3.07 hereof. No application of the Condemnation Proceeds to the reduction of the Debt shall have the effect of releasing the lien of this Security Instrument until the remainder of the Debt has been paid in full. In the case of any Taking, Lender, to the extent that Lender has not been reimbursed by Borrower, shall be entitled, as a first priority out of any Condemnation Proceeds, to reimbursement for all costs, fees and expenses reasonably incurred in the determination and collection of any Condemnation Proceeds. All Condemnation Proceeds deposited with Lender pursuant to this Section, until expended or applied as provided herein, shall be held in accordance with Section 3.04(b) hereof and shall constitute additional security for the payment of the Debt and the payment and performance of Borrower's obligations, but Lender shall not be deemed a trustee or other fiduciary with respect to its receipt of such Condemnation Proceeds or any part thereof. All awards so deposited with Lender shall be held by Lender in an Eligible Account, but Lender makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any such deposit and shall have no liability in connection therewith. For purposes hereof, any reference to the award shall be deemed to include interest, if any, which has accrued thereon.

                         ARTICLE VII: LEASES AND RENTS

      Section 7.01. Assignment. (a) Borrower does hereby bargain, sell, assign and set over unto Lender, all of Borrower's interest in the Leases and Rents. The assignment of Leases and Rents in this Section 7.01 is an absolute, unconditional and present assignment from Borrower to Lender and not an assignment for security and the existence or exercise of Borrower's revocable license to collect Rent shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Lender of any of its rights or remedies pursuant to this Section 7.01 shall not be deemed to make Lender a mortgagee-in-possession. In addition to the provisions of this Article VII, Borrower shall comply with all terms, provisions and conditions of the Assignment.

      (b) So long as there shall exist and be continuing no Event of Default, Borrower shall have a revocable license to take all actions with respect to all Leases and Rents, present and future, including the right to collect and use the Rents, subject to the terms of this Security Instrument and the Assignment.

      (c) In a separate instrument Borrower shall, as requested from time to time by Lender, assign to Lender or its nominee by specific or general assignment, any and all Leases, such assignments to be in form and content reasonably acceptable to Lender, but subject to the provisions of Section 7.01(b) hereof. Borrower agrees to deliver to Lender, within thirty (30) days after Lender's request, a true and complete copy of every Lease.

      (d) The rights of Lender contained in this Article VII, the Assignment or any other assignment of any Lease shall not result in any obligation or liability of Lender to Borrower or any lessee under a Lease or any party claiming through any such lessee.

      (e) At any time after an Event of Default, the license granted hereinabove may be revoked by Lender, and Lender or a receiver appointed in accordance with this Security Instrument may enter upon the Property, and collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as Lender in its sole discretion shall deem proper.

Provided that the Management Agreement which existed as of the Closing Date or an Approved Replacement Management Agreement is in place and no default exists thereunder, Manager may continue to collect such Rents on behalf of Lender.

      (f) In addition to the rights which Lender may have herein, upon the occurrence of any Event of Default, Lender, at its option, may require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be used and occupied by Borrower and may require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

      (g) Lender shall, upon request of Borrower, enter into a subordination, nondisturbance and attornment agreement ("SNDA") with respect to each proposed tenant entering into a Lease in compliance with the requirements of this Security Instrument. Any SNDA executed by Lender shall be in Lender's then standard form or such other form as is reasonably acceptable to Lender and provide that in the event Lender or any purchaser at foreclosure shall succeed to Borrower's interest in the Property, the Leases of such tenants will remain in full force and effect and be binding upon Lender or such purchaser and such tenant as though each were original parties thereto.

      Section 7.02. Management of Property. (a) Borrower shall manage the Property or cause the Property to be managed by an Approved Manager. All Space Leases shall provide for rental rates comparable to then existing local market rates and terms and conditions which constitute good and prudent business practice and are consistent with prevailing market terms and conditions, and shall be arms-length transactions. All Leases entered into after the date hereof shall be subordinate to this Security Instrument by operation of law or pursuant to an SNDA executed by Lender and the tenant under the applicable Lease. Borrower shall deliver copies of all Leases, amendments, modifications and renewals thereof to Lender. All proposed Leases for the Property shall be subject to the prior written approval of Lender, provided, however that Borrower may enter into new leases with unrelated third parties without obtaining the prior consent of Lender provided that: (i) the proposed leases conform with the requirements of this Section 7.02; (ii) the space to be leased pursuant to such proposed lease together with any spaced leased to any Affiliate of the tenant under such proposed lease does not exceed 10,000 square feet; and (iii) the term of the proposed lease inclusive of all extensions and renewals, does not exceed ten (10) years plus up to two (2) sixty (60) month option terms (or equivalent combination of renewals).

      (b) Borrower (i) shall observe and perform or, shall cause Operating Tenant to observe and perform all of its material obligations under the Leases pursuant to applicable Legal Requirements and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall receive under the Leases; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases to be observed or performed;
(iv) shall not collect any of the Rents under the Leases more than one (1) month in advance (except that Borrower may collect in advance such security deposits as are permitted pursuant to applicable Legal

Requirements and are commercially reasonable in the prevailing market); (v) shall not execute any other assignment of lessor's interest in the Leases or the Rents except as otherwise expressly permitted pursuant to this Security Instrument; (vi) shall not cancel or terminate any of the Leases or accept a surrender thereof in any manner inconsistent with commercially reasonable standards exercised by Approved Managers; (vii) shall not convey, transfer or suffer or permit a conveyance or transfer of all or any part of the Premises or the Improvements or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (viii) shall not alter, modify or change the terms of any guaranty of any Major Space Lease or cancel or terminate any such guaranty; (ix) shall make all reasonable efforts to seek lessees for leasable space as it becomes vacant and enter into Leases in accordance with the terms hereof; (x) shall not materially modify, alter or amend any Major Space Lease or Property Agreement without Lender's consent, which consent will not be unreasonably withheld or delayed; (xi) shall notify Lender promptly if any Pad Owner shall cease business operations or of the occurrence of any event of which it becomes aware affecting a Pad Owner or its property which might have any material effect on the Property; and (xii) shall, without limitation to any other provision hereof, execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Property as are required herein and as Lender shall from time to time reasonably require.

      (c) All security deposits of lessees of the Property shall be treated as trust funds and shall not be commingled with any other funds of Borrower, and, such deposits shall be deposited, upon receipt of the same by Borrower in a separate trust account maintained by Borrower expressly for such purpose; provided, however, so long as such security deposits do not, in the aggregate exceed the sum of $100,000 at any Cross-collateralized Property, Borrower shall not be required to treat such deposits at such Property as trust funds and may commingle such deposits. Within ten (10) Business Days after written request by Lender, Borrower shall furnish to Lender reasonably satisfactory evidence of compliance with this Section 7.02(c), together with a statement of all security deposits securities deposited with Borrower by the lessees and, if such deposits exceed the sum of $100,000 in the aggregate at any Cross-collateralized Property, the location and account number of the account in which such security deposits are held.

      (d) If requested by Lender, Borrower shall furnish, or shall cause the applicable lessee to furnish, to Lender financial data and/or financial statements in accordance with Regulation AB for any lessee of the Property if, in connection with a Securitization, Lender expects there to be, with respect to such lessee or any group of affiliated lessees, a concentration within all of the mortgage loans included or expected to be included, as applicable, in such Securitization such that such lessee or group of affiliated lessees would constitute a Significant Obligor; provided, however, that in the event the related Space Lease does not require the related lessee to provide the foregoing information, Borrower shall use commercially reasonable efforts to cause the applicable lessee to furnish such information.

      (e) Borrower covenants and agrees with Lender that (i) the Property will be managed at all times by Manager pursuant to the management agreement approved by Lender (individually or collectively as the context requires, the "Management Agreement"), (ii) after Borrower has knowledge of a fifty percent (50%) or more change in control of the ownership of

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Manager, Borrower will promptly give Lender notice thereof (a "Manager Control
Notice") and (iii) any Management Agreement may be terminated by Lender at any time following an uncured monetary Event of Default and acceleration of all amounts due under the Loan, provided that there otherwise exists a right to terminate the Manager (after all applicable notice and cure periods) under the Management Agreement, and a substitute managing agent shall be appointed by Borrower, subject to Lender's prior written approval, which may be given or withheld in Lender's reasonable discretion and which may be conditioned on, inter alia, a letter from each Rating Agency confirming that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the proposed change of Manager, be downgraded from the then current ratings thereof, qualified or withdrawn. Borrower may from time to time appoint a successor manager to manage the Property with Lender's prior written consent which consent shall not be unreasonably withheld or delayed, provided that any such successor manager shall be a reputable management company which is an Approved Manager. Borrower further covenants and agrees that Borrower shall require Manager (or any successor managers) to maintain at all times during the term of the Loan worker's compensation insurance as required by Governmental Authorities.

      (f) Borrower shall (i) pay or shall cause to be paid all sums required to be paid by Borrower under the Franchise Agreement, if any, and Operating Lease,
(ii) diligently perform and observe all of the terms, covenants and conditions of the Franchise Agreement, if any, on the part of Borrower to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Franchise Agreement, if any, and Operating Lease, (iii) promptly notify Lender of the giving of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Franchise Agreement, if any, or Operating Lease on the part of Borrower to be performed and observed and deliver to Lender a true copy of each such notice, and (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate required to be delivered under the Franchise Agreement, if any, or the Operating Lease. Borrower shall not, without the prior consent of the Lender, surrender the Franchise Agreement, if any, or Operating Lease or terminate or cancel the Franchise Agreement, if any, or modify, change, supplement, alter or amend the Franchise Agreement, if any, or Operating Lease, in any respect, either orally or in writing, and Borrower hereby assigns to Lender as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Security Instrument, all the rights, privileges and prerogatives of Borrower to surrender the Franchise Agreement, if any, or Operating Lease or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement, if any, or Operating Lease in any respect, and any such surrender of the Franchise Agreement, if any, or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement, if any, or Operating Lease without the prior consent of Lender shall be void and of no force and effect. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement, if any, or Operating Lease on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Security Instrument, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the

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

terms, covenants and conditions of the Franchise Agreement, if any, or Operating Lease on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Franchise Agreement and Operating Lease shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If the franchisor under the Franchise Agreement, if any, or lessee under an Operating Lease shall deliver to Lender a copy of any notice sent to Borrower of default under the Franchise Agreement, if any, or Operating Lease, as applicable, such notice shall constitute full protection to Lender for any action to be taken by Lender in good faith, in reliance thereon. Borrower shall, from time to time, use its best efforts to obtain from the franchisor or lessee under the Franchise Agreement, if any, such certificates of estoppel with respect to compliance by Borrower with the terms of the Franchise Agreement, if any, as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement, if any, within four (4) months of the last day upon which any such option may be exercised, unless Lender consents to the non-renewal of such Franchise Agreement, if any, in writing, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

      (g) Borrower shall fund and operate, or shall cause Manager to fund and operate, the Property in a manner consistent with a hotel of the same type and category as the Property and in compliance with any Franchise Agreement and Operating Lease.

      (h) Borrower shall maintain or cause Operating Tenant to cause Manager to maintain Inventory in kind and amount sufficient to meet hotel industry standards for hotels comparable to the hotel located at the Premises and at levels sufficient for the operation of the hotel located at the Premises at historic occupancy levels.

      (i) Borrower shall deliver to Lender all notices of default or termination received by Borrower, Operating Tenant or Manager with respect to any material licenses and permits, contracts, Property Agreements, Leases or insurance policies within three (3) Business Days of receipt of the same where such default or termination could reasonably result in a Material Adverse Effect.

      (j) Borrower shall not permit any Equipment or other personal property to be removed from the Property unless the removed item is consumed or sold in the ordinary course of business, removed temporarily for maintenance and repair, or, if removed permanently, replaced by an article of equivalent suitability and not materially less value, owned by Borrower free and clear of any lien.

                      ARTICLE VIII: MAINTENANCE AND REPAIR

      Section 8.01. Maintenance and Repair of the Property; Alterations; Replacement of Equipment. Borrower hereby covenants and agrees:

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      (a) Borrower shall not (i) desert or abandon the Property, (ii) change the use of the Property or cause or permit the use or occupancy of any part of the Property to be discontinued if such discontinuance or use change would violate any zoning or other law, ordinance or regulation; (iii) consent to or seek any lowering of the zoning classification, or greater zoning restriction affecting the Property; or (iv) take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of ownership.

      (b) Borrower shall, or shall cause Operating Tenant (or Manager) to (i) take good care of the Property including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Legal Requirements, (ii) promptly make all repairs to the Property, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Property in a manner appropriate for the facility and (iii) not commit or suffer to be committed any waste of the Property or do or suffer to be done anything which will increase the risk of fire or other hazard to the Property or impair the value thereof. Borrower shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Property, clean and free from dirt, snow, ice, rubbish and obstructions. All repairs made by or on behalf of Borrower shall be made with first-class materials, in a good and workmanlike manner, shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and Insurance Requirements. To the extent any of the above obligations are obligations of tenants under Space Leases or Pad Owners or other Persons under Property Agreements, Borrower may fulfill its obligations hereunder by causing such tenants, Pad Owners or other Persons, as the case may be, to perform their obligations thereunder. As used herein, the terms "repair" and "repairs" shall be deemed to include all necessary replacements.

      (c) Borrower shall not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Property or any portion thereof; nor consent to or permit any such demolition, removal, construction, restoration, addition or alteration which in any case would diminish the value of the Property without Lender's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Borrower shall have the right to complete the ballroom project located at the Ritz Premises and to construct a clubhouse to be located in whole or in part on the Additional Property (collectively, the "Planned Projects") subject to the satisfaction of the following conditions precedent:

            (i) No Event of Default shall have occurred and be continuing and Lender shall have received a certificate from Borrower, in form and substance acceptable to Lender, confirming the foregoing.

            (ii) Borrower shall have given Lender at least thirty (30) days prior written notice of its election to perform the Planned Projects.

            (iii) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required hereunder have been satisfied

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

      with respect to the Planned Projects and evidence of the payment of all premiums payable for the existing policy period.

            (iv) Lender shall have received plans and specifications and a fixed price construction contract for the Planned Projects, together with such other construction documents as Lender shall reasonably require.

            (v) Borrower shall cause Guarantor to execute a completion guaranty in form and substance reasonably satisfactory to Lender guarantying lien-free completion of the Planned Projects.

            (vi) The completion of the Planned Projects will not have a Material Adverse Effect.

            (vii) Lender shall have received such other and further approvals, opinions, documents and information in connection with the Planned Projects as Lender may have reasonably requested.

            (viii) All of the items set forth in (i) through (vii) above shall be in form and substance reasonably acceptable to Lender.

      (d) Borrower represents and warrants to Lender that (i) there are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used in connection with the management, operation or maintenance of the Property, except for the Equipment, equipment leased by Borrower for the management, operation or maintenance of the Property in accordance with the Loan Documents and equipment owned or leased by Manager or Operating Lessee pursuant to the terms of the Management Agreement or Operating Lease (the "Third Party Equipment"); (ii) the Equipment, the leased equipment and the Third Party Equipment constitute all of the fixtures, machinery, apparatus, tools, equipment and articles of personal property necessary to the proper operation and maintenance of the Property; and
(iii) all of the Equipment is free and clear of all liens, except for the lien of this Security Instrument and the Permitted Encumbrances. All right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals and appurtenances to the Property hereafter acquired by, or released to, Borrower or constructed, assembled or placed by Borrower in the Property, and all changes and substitutions of the security constituted thereby, shall be and, in each such case, without any further mortgage, encumbrance, conveyance, assignment or other act by Lender or Borrower, shall become subject to the lien and security interest of this Security Instrument as fully and completely, and with the same effect, as though now owned by Borrower and specifically described in this Security Instrument, but at any and all times Borrower shall execute and deliver to Lender any documents Lender may reasonably deem necessary or appropriate for the purpose of specifically subjecting the same to the lien and security interest of this Security Instrument.

      (e) Notwithstanding the provisions of this Security Instrument to the contrary, Borrower shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the

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

management, operation or maintenance of the Property. Borrower shall promptly replace any such Equipment so disposed of or removed with other Equipment of equal value and utility, free of any security interest or superior title, liens or claims; except that, if by reason of technological or other developments, replacement of the Equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Property, Borrower shall not be required to replace the same. All such replacements or additional equipment shall be deemed to constitute "Equipment" and shall be covered by the security interest herein granted.

              ARTICLE IX: TRANSFER OR ENCUMBRANCE OF THE PROPERTY

      Section 9.01. Other Encumbrances. Borrower shall not further encumber or permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of the Property or any part thereof or interest therein, including, without limitation, of the Rents therefrom. In addition, Borrower shall not further encumber and shall not permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of Borrower or any direct or indirect interest in Borrower except as expressly permitted pursuant to this Security Instrument.

      Section 9.02. No Transfer. (a) Borrower acknowledges that Lender has examined and relied on the expertise of Borrower and, if applicable, each General Partner, in owning and operating properties such as the Property in agreeing to make the Loan and will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property. Borrower shall not Transfer, nor permit any Transfer, without the prior written consent of Lender, which consent Lender may withhold in its sole and absolute discretion. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Lender's consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

      (b) Indirect equity holders in Borrower may obtain additional financing (the "Additional Financing") and pledge indirect equity ownership in Borrower as collateral for such additional debt provided that (i) the Loan-to-Value Ratio (including for the purposes hereof the aggregate Additional Financing together with the then outstanding Principal Amount and the unpaid principal amount of the Mez Loan) does not exceed 80%, (ii) no Default exists, (iii) Lender has approved the proposed holder of the Additional Financing, which proposed holder has entered into an intercreditor agreement with Lender and the holders of the Mez Loan in form and substance acceptable to Lender and the holders of the Mez Loan, (iv) such Additional Financing has a maturity date no earlier than the Maturity Date, (v) such Additional Financing and any pledge of collateral in connection therewith is subordinate in lien and payment to the Loan and the Mez Loan and (vi) Borrower delivers to Lender a letter from each Rating Agency confirming that any rating issued by the Rating Agency in connection with a Securitization will not, as a result of the Additional Financing be downgraded from the then current ratings thereof, qualified or withdrawn. For the purpose of this Section 9.02, "Loan-to-Value Ratio" shall mean,

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at the time of calculation, the ratio of (a) the Principal Amount plus the outstanding principal amount of the Mez Loan to (b) the aggregate value of the Cross-collateralized Properties. The value of each of the Cross-collateralized Properties shall be determined by Lender in its reasonable discretion and the aggregate value of the Cross-collateralized Properties shall equal the aggregate of the value of each of the Cross-collateralized Properties as so determined by Lender; provided, however, the value of each of the Cross-collateralized Properties shall be subject to Borrower's review and approval and if Borrower objects in writing to Lender's determination of the value of any Cross-collateralized Property at any time, Lender will commission, at Borrower's sole cost and expense, a third-party independent appraiser reasonably satisfactory to Lender and Borrower to prepare an appraisal of the value of such Cross-collateralized Property in form and substance acceptable to Lender, in its reasonable discretion, which appraisal and the appraised value of such Cross-collateralized Property therein shall be binding on Lender and Borrower for purposes hereof and used as the value of such Cross-collateralized Property for purposes of calculating the Loan-to-Value Ratio at such time.

      Section 9.03. Due on Sale. Lender may declare the Debt immediately due and payable upon any Transfer or further encumbrance without Lender's consent without regard to whether any impairment of its security or any increased risk of default hereunder can be demonstrated. This provision shall apply to every Transfer or further encumbrance of the Property or any part thereof or interest in the Property or in Borrower regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer or further encumbrance of the Property or interest in Borrower.

      Section 9.04. Permitted Easements, Etc. Notwithstanding any other provisions of this Article 9, Borrower may grant easements and other rights necessary for the development and operation of any real property adjacent to the Premises provided that the granting of such easements or other rights is consistent with a commercially reasonable standard and the granting of such easement or other rights shall not, individually or in the aggregate, interfere with the benefits of the security intended to be provided by this Security Instrument, adversely affect the value of the marketability of the Property, impair the use or operation of the Property or materially impair Borrower's ability to pay its obligations in a timely manner.

                            ARTICLE X: CERTIFICATES

      Section 10.01. Estoppel Certificates. (a) After request by Lender, Borrower, within twenty (20) days and at its expense, will furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (ii) the rate of interest of the Note, (iii) the date payments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment of the Debt and, if any are alleged, the nature thereof, (v) that the Note and this Security Instrument have not been modified or if modified, giving particulars of such modification and (vi) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

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

      (b) Within twenty (20) days after written request by Borrower, Lender shall furnish to Borrower a written statement confirming the amount of the Debt, the maturity date of the Note and the date to which interest has been paid.

      (c) Borrower shall use all reasonable efforts to obtain estoppel certificates from tenants in form and substance reasonably acceptable to Lender.

                              ARTICLE XI: NOTICES

      Section 11.01. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given upon delivery or attempted delivery personally or by Federal Express or such other nationally recognized delivery service:

      If to Lender:          Wachovia Bank, National Association
                             Commercial Real Estate Services
                             8739 Research Drive URP 4
                             NC 1075
                             Charlotte, North Carolina  28262
                             Loan Number:  _________________
                             Attention:  Portfolio Management
                             Fax No.: (704) 715-0036

      with a copy to:

                             Proskauer Rose LLP
                             1585 Broadway
                             New York, New York 10036
                             Attn:  David J. Weinberger, Esq.
                             Fax No.: (212) 969-2900

      If to Borrower:        To Borrower, at the address first written above,

      with a copy to:

                             Lowndes, Drosdick, Doster, Kantor & Reed, :P.A. 215 N. Eola Drive
                             Orlando, Florida  32801
                             Attn:  Richard J. Fildes, Esq.
                             Fax No.: (407) 843-4444

or such other address as either Borrower or Lender shall hereafter specify by not less than ten (10) days prior written notice as provided herein; provided, however, that notwithstanding any provision of this Article to the contrary, such notice of change of address shall be deemed given

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

only upon actual receipt thereof. Rejection or other refusal to accept or the inability to deliver because of changed addresses of which no notice was given as herein required shall be deemed to be receipt of the notice, demand, statement, request or consent.

                          ARTICLE XII: INDEMNIFICATION

      Section 12.01. Indemnification Covering Property. In addition, and without limitation, to any other provision of this Security Instrument or any other Loan Document, Borrower shall protect, indemnify and save harmless Lender and its successors and assigns, and each of their agents, employees, officers, directors, stockholders, partners and members (collectively, "Indemnified Parties") for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys' fees and disbursements imposed upon or incurred by or asserted against any of the Indemnified Parties by reason of (a) ownership of this Security Instrument, the Assignment, the Property or any part thereof or any interest therein or receipt of any Rents; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Security Instrument or the Assignment; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against the Property or any part thereof under any Legal Requirement or any liability asserted against any of the Indemnified Parties with respect thereto;
(i) any claim arising out of or in any way relating to any tax or other imposition on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents; (j) a Default under Sections 2.02(f), 2.02(g), 2.02(k), 2.02(t) or 2.02(w) hereof, (k) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Loan, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the Loan;
(l) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease or (m) the failure to pay any insurance premiums. Notwithstanding the foregoing provisions of this
Section 12.01 to the contrary, Borrower shall have no obligation to indemnify the Indemnified Parties pursuant to this Section 12.01 for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result from Lender's, and its successors' or assigns', willful misconduct or gross negligence. Any amounts payable to Lender by reason of the application of this Section 12.01 shall constitute a part of the Debt secured by this Security Instrument and the other Loan

Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by Lender, as applicable, until paid. The provisions of this Section 12.01 shall survive the termination of this Security Instrument whether by repayment of the Debt, foreclosure or delivery of a deed in lieu thereof, assignment or otherwise. In case any action, suit or proceeding is brought against any of the Indemnified Parties by reason of any occurrence of the type set forth in (a) through (m) above, Borrower shall, at Borrower's expense, resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower's expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any other Indemnified Party) to appoint its own counsel at Borrower's expense for its defense with respect to any action which, in the reasonable opinion of Lender or such other Indemnified Party, as applicable, presents a conflict or potential conflict between Lender or such other Indemnified Party that would make such separate representation advisable. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower.

                             ARTICLE XIII: DEFAULTS

      Section 13.01. Events of Default. The Debt shall become immediately due at the option of Lender upon any one or more of the following events ("Event of Default"):

      (a) if the final payment or prepayment premium, if any, due under the Note shall not be paid on Maturity;

      (b) if any monthly payment of interest and/or principal due under the Note (other than the sums described in (a) above) shall not be fully paid on the date upon which the same is due and payable thereunder;

      (c) if payment of any sum (other than the sums described in (a) above or (b) above) required to be paid pursuant to the Note, this Security Instrument or any other Loan Document shall not be paid within ten (10) days after Lender delivers written notice to Borrower that same is due and payable thereunder or hereunder;

      (d) if Borrower, Operating Tenant, Guarantor or, if Borrower or Guarantor is a partnership, any general partner of Borrower, Operating Tenant or Guarantor, or, if Operating Tenant, Borrower, Operating Tenant or Guarantor is a limited liability company, any member of Borrower, Operating Tenant or Guarantor, shall institute or cause to be instituted any proceeding for the termination or dissolution of Borrower, Operating Tenant, Guarantor or any such general partner or member;

      (e) if (i) Borrower fails to deliver to Lender the original insurance policies or certificates as herein provided (provided, however, that if the insurance policies required by this Security Instrument are maintained in full force and effect and Lender receives either a certificate or original policies required by this Security Instrument for each such insurance policy within the time periods specified in this Security Instrument, then Borrower shall have five (5) days after notice from Lender of Borrower's failure to deliver the original policies or certificates (whichever has not been delivered as required) to deliver same to Lender before such failure becomes an Event of Default) or (ii) if the insurance policies required hereunder are not kept in full force and effect as herein provided (no notice or cure period applies to this item (ii));

      (f) if Borrower or Guarantor attempts to assign its rights under this Security Instrument or any other Loan Document or any interest herein or therein, or if any Transfer occurs other than in accordance with the provisions hereof;

      (g) if any representation or warranty of Borrower or Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Lender shall prove false or misleading in any material respect as of the date made; provided, however, that if such representation or warranty which was false or misleading in any material respect is, by its nature, curable and is not reasonably likely to have a Material Adverse Effect, and such representation or warranty was not, to the best of Borrower's knowledge, false or misleading in any material respect when made, then the same shall not constitute an Event of Default unless Borrower has not cured the same within five (5) Business Days after receipt by Borrower of notice from Lender in writing of such breach;

      (h) if Borrower, Operating Tenant, Guarantor or any general partner of Borrower, Operating Tenant or Guarantor shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

      (i) if a receiver, liquidator or trustee of Borrower, Operating Tenant, Guarantor or any general partner of Borrower, Operating Tenant or Guarantor shall be appointed or if Borrower, Guarantor or their respective general partners shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Operating Tenant, Guarantor or their respective general partners or if any proceeding for the dissolution or liquidation of Borrower, Operating Tenant, Guarantor or their respective general partners shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Operating Tenant, Guarantor or their respective general partners, as applicable, upon the same not being discharged, stayed or dismissed within ninety (90) days or if Borrower, Operating Tenant, Guarantor or their respective general partners shall generally not be paying its debts as they become due;

      (j) if Borrower shall be in default beyond any notice or grace period, if any, under any other mortgage or deed of trust or security agreement covering any part of the Property without regard to its priority relative to this Security Instrument; provided, however, this provision shall not be deemed a waiver of the provisions of Article IX prohibiting further encumbrances affecting the Property or any other provision of this Security Instrument;

      (k) if the Property becomes subject (i) to any lien which is superior to the lien of this Security Instrument, other than a lien for real estate taxes and assessments not due and payable,

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

or (ii) to any mechanic's, materialman's or other lien which is or is asserted to be superior to the lien of this Security Instrument, and such lien shall remain undischarged (by payment, bonding, or otherwise) for forty-five (45) days unless contested in accordance with the terms hereof;

      (l) if Borrower discontinues the operation of the Property or any part thereof for reasons other than repair or restoration arising from a casualty or condemnation for ten (10) days or more;

      (m) except as permitted in this Security Instrument, any material alteration, demolition or removal of any of the Improvements without the prior consent of Lender;

      (n) if Borrower consummates a transaction which would cause this Security Instrument or Lender's rights under this Security Instrument, the Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state statute regulating government plans subjecting Lender to liability for a violation of ERISA or a state statute;

      (o) if a default beyond applicable notice and grace periods, if any, occurs under a Franchise Agreement, or if a Franchise Agreement is terminated, or if, without Lender's prior written consent, there is a material change to a Franchise Agreement; or

      (p) if a default shall occur under any of the other terms, covenants or conditions of the Note, this Security Instrument or any other Loan Document, other than as set forth in (a) through (o) above, for ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default or an additional sixty (60) days if Borrower is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth in (a) through (o) above.

      Section 13.02. Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, Lender may, in addition to any other rights or remedies available to it hereunder or under any other Loan Document, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Borrower and in and to the Property including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Lender hereunder, at law or in equity: (i) declare all or any portion of the unpaid Debt to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 13.01(i), the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable; or (ii) bring an action to foreclose this Security Instrument and without applying for a receiver for the Rents, but subject to the rights of the tenants under the Leases, enter into or upon the Property or any part thereof, either personally or by its agents, nominees or attorneys, and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat,
(B) make alterations, additions, renewals,

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

replacements and improvements to or on the Property or any part thereof, (C) exercise all rights and powers of Borrower with respect to the Property or any part thereof, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Property and every part thereof, and (D) apply the receipts from the Property or any part thereof to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, insurance and other charges in connection with the Property or any part thereof, as well as just and reasonable compensation for the services of Lender's third-party agents; or (iii) have an appraisal or other valuation of the Property or any part thereof performed by an appraiser acceptable to Lender (and Borrower covenants and agrees it shall cooperate in causing any such valuation or appraisal to be performed) and any cost or expense incurred by Lender in connection therewith shall constitute a portion of the Debt and be secured by this Security Instrument and shall be immediately due and payable to Lender with interest, at the Default Rate, until the date of receipt by Lender; or (iv) sell the Property or institute proceedings for the complete foreclosure of this Security Instrument, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Security Instrument in which case the Property or any part thereof may be sold for cash or credit in one or more parcels; or (v) with or without entry, and to the extent permitted and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Security Instrument, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Security Instrument for the portion of the Debt then due and payable, subject to the lien of this Security Instrument continuing unimpaired and without loss of priority so as to secure the balance of the Debt not then due; or (vi) sell the Property or any part thereof and any or all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, in any order or manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, at the discretion of Lender, and in the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien on the remaining portion of the Property; or (vii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents, or any of them; or (viii) recover judgment on the Note or any guaranty either before, during or after (or in lieu of) any proceedings for the enforcement of this Security Instrument; or (ix) apply, ex parte, for the appointment of a custodian, trustee, receiver, keeper, liquidator or conservator of the Property or any part thereof, irrespective of the adequacy of the security for the Debt and without regard to the solvency of Borrower or of any Person liable for the payment of the Debt, to which appointment Borrower does hereby consent and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Lender to receive the Rent with respect to any of the Property pursuant to this Security Instrument or the Assignment; or (x) require, at Lender's option, Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of

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the Property occupied by Borrower and may require Borrower to vacate and surrender possession to Lender of the Property or to such receiver and Borrower may be evicted by summary proceedings or otherwise; or (xi) without notice to Borrower (A) apply all or any portion of the cash collateral in any Sub-Account and Escrow Account, including any interest and/or earnings therein, to carry out the obligations of Borrower under this Security Instrument and the other Loan Documents, to protect and preserve the Property and for any other purpose permitted under this Security Instrument and the other Loan Documents and/or (B) have all or any portion of such cash collateral immediately paid to Lender to be applied against the Debt in the order and priority set forth in the Note; or
(xii) pursue any or all such other rights or remedies as Lender may have under applicable law or in equity; provided, however, that the provisions of this
Section 13.02(a) shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents. Borrower hereby waives, to the fullest extent permitted by Legal Requirements, any defense Borrower might otherwise raise or have by the failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights in any proceeding instituted by Lender.

      (b) The proceeds or avails of any foreclosure sale made under or by virtue of this Section 13.02, together with any other sums which then may be held by Lender under this Security Instrument, whether under the provisions of this
Section 13.02 or otherwise, shall be applied as follows:

      First: To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Lender's legal counsel as applicable, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Lender under this Security Instrument, together with interest as provided herein on all such advances made by Lender, and all Impositions, except any Impositions or other charges subject to which the Property shall have been sold;

      Second: To the payment of the whole amount then due, owing and unpaid under the Note for principal and interest thereon, with interest on such unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid;

      Third: To the payment of any other portion of the Debt required to be paid by Borrower pursuant to any provision of this Security Instrument, the Note, or any of the other Loan Documents; and

      Fourth: The surplus, if any, to Borrower unless otherwise required by Legal Requirements.

Lender and any receiver or custodian of the Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

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

      (c) In the event of any sale made under or by virtue of this Section 13.02, the entire Debt immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

      (d) Upon any sale made under or by virtue of this Section 13.02, Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

      (e) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Property or any part thereof or upon any other property of Borrower shall release the lien of this Security Instrument upon the Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired until all amounts due under the Note, this Security Instrument and the other Loan Documents are paid in full.

      (f) Upon the exercise by Lender of any power, right, privilege, or remedy pursuant to this Security Instrument which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments and other documents and papers that Lender or any purchaser of the Property may be required to obtain for such governmental consent, approval, registration, qualification, or authorization and Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower (coupled with an interest), in its name and stead, to execute all such applications, certificates, instruments, assignments and other documents and papers.

      Section 13.03. Payment of Debt After Default. If, following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt in whole or in part at any time prior to a foreclosure sale of the Property, and if at the time of such tender prepayment of the principal balance of the Note is not permitted by the Note or this Security Instrument, Borrower shall, in addition to the entire Debt, also pay to Lender a sum equal to (a) all accrued interest on the Note and all other fees, charges and sums due and payable hereunder, (b) all costs and expenses in connection with the enforcement of Lender's rights hereunder, and (c) a prepayment charge (the "Prepayment Charge") equal to the greater of (i) 3% of the Principal Amount and
(ii) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of the Note and on the Payment Date occurring two months prior to the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Payment Date occurring two months prior to the Maturity Date. The term "Payment Differential" shall mean an amount equal to (i) the Interest Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the Principal Amount after application of the constant monthly payment due under the Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term "Reinvestment Yield" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a

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

maturity date closest to the Payment Date occurring two months prior to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by the Note, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. In addition to the amounts described above, if, during the first
(1st) Loan Year, Borrower shall tender payment of an amount sufficient to satisfy the Debt in whole or in part following the occurrence of any Event of Default, Borrower shall, in addition to the entire Debt, also pay to Lender a sum equal to three percent (3%) of the Principal Amount. Failure of Lender to require any of these payments shall not constitute a waiver of the right to require the same in the event of any subsequent default or to exercise any other remedy available to Lender hereunder, under any other Loan Document or at law or in equity. In the event that any prepayment charge is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the fifteen (15) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment charge. If at the time of such tender, prepayment of the principal balance of the Note is permitted, such tender by Borrower shall be deemed to be a voluntary prepayment of the principal balance of the Note, and Borrower shall, in addition to the entire Debt, also pay to Lender the applicable prepayment consideration specified in the Note and this Security Instrument.

      Section 13.04. Possession of the Property. Upon the occurrence of any Event of Default and the acceleration of the Debt or any portion thereof, Borrower, if an occupant of the Property or any part thereof, upon demand of Lender, shall immediately surrender possession of the Property (or the portion thereof so occupied) to Lender, and if Borrower is permitted to remain in possession, the possession shall be as a month-to-month tenant of Lender and, on demand, Borrower shall pay to Lender monthly, in advance, a reasonable rental for the space so occupied and in default thereof Borrower may be dispossessed. The covenants herein contained may be enforced by a receiver of the Property or any part thereof. Nothing in this Section 13.04 shall be deemed to be a waiver of the provisions of this Security Instrument making the Transfer of the Property or any part thereof without Lender's prior written consent an Event of Default.

      Section 13.05. Interest After Default. If any amount due under the Note, this Security Instrument or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Borrower shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the

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

entire amount due to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Security Instrument. All unpaid and accrued interest shall be secured by this Security Instrument as part of the Debt. Nothing in this Section 13.05 or in any other provision of this Security Instrument shall constitute an extension of the time for payment of the Debt.

      Section 13.06. Borrower's Actions After Default. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Lender to obtain judgment for the Debt, or of any other nature in aid of the enforcement of the Loan Documents, Borrower will (a) after receipt of notice of the institution of any such action, waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Lender, consent to the appointment of a receiver or receivers of the Property or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof.

      Section 13.07. Control by Lender After Default. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Borrower, or of any of its property, or of the Property or any part thereof, to the extent permitted by Legal Requirements, Lender shall be entitled to obtain possession and control of all property now and hereafter covered by this Security Instrument and the Assignment in accordance with the terms hereof.

      Section 13.08. Right to Cure Defaults. (a) Upon the occurrence of any Event of Default, Lender or its agents may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender and its agents are authorized to enter upon the Property or any part thereof for such purposes, or appear in, defend, or bring any action or proceedings to protect Lender's interest in the Property or any part thereof or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 13.08, shall constitute a portion of the Debt and shall be immediately due and payable to Lender upon demand. All such costs and expenses incurred by Lender or its agents in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from the date so demanded to the date of payment to Lender. All such costs and expenses incurred by Lender or its agents together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument.

      (b) If Lender makes any payment or advance that Lender is authorized by this Security Instrument to make in the place and stead of Borrower (i) relating to the Impositions or tax liens asserted against the Property, Lender may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any of the Impositions or the tax liens or claims thereof; (ii) relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim or charge, Lender will be the sole judge of the legality or validity of same; or (iii) relating

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

to any other purpose authorized by this Security Instrument but not enumerated in this Section 13.08, Lender may do so whenever, in its judgment and discretion, the payment or advance seems necessary or desirable to protect the Property and the full security interest intended to be created by this Security Instrument. In connection with any payment or advance made pursuant to this
Section 13.08, Lender has the option and is authorized, but in no event shall be obligated, to obtain a continuation report of title prepared by a title insurance company. The payments and the advances made by Lender pursuant to this
Section 13.08 and the cost and expenses of said title report will be due and payable by Borrower on demand, together with interest at the Default Rate, and will be secured by this Security Instrument.

      Section 13.09. Late Payment Charge. If any portion of the Debt is not paid in full on or before the day on which it is due and payable hereunder, Borrower shall pay to Lender an amount equal to four percent (4%) of such unpaid portion of the Debt ("Late Charge") to defray the expense incurred by Lender in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

      Section 13.10. Recovery of Sums Required to Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

      Section 13.11. Marshalling and Other Matters. Borrower hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Nothing herein or in any other Loan Document shall be construed as requiring Lender to resort to any particular Cross-collateralized Property for the satisfaction of the Debt in preference or priority to any other Cross-collateralized Property but Lender may seek satisfaction out of all the Cross-collateralized Properties or any part thereof in its absolute discretion. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, whether equitable or statutory and on behalf of each and every Person acquiring any interest in or title to the Property or any part thereof subsequent to the date of this Security Instrument and on behalf of all Persons to the fullest extent permitted by applicable law.

      Section 13.12. Tax Reduction Proceedings. After an Event of Default, Borrower shall be deemed to have appointed Lender as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Property for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Debt remains unpaid and any Event of Default shall be continuing.

      Section 13.13. General Provisions Regarding Remedies.

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

      (a) Right to Terminate Proceedings. Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 13.02 at any time before the conclusion thereof, as determined in Lender's sole discretion and without prejudice to Lender.

      (b) No Waiver or Release. The failure of Lender to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents. No acceptance by Lender of any payment after the occurrence of an Event of Default and no payment by Lender of any payment or obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default. No sale of all or any portion of the Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower or any other Person, shall operate to release or in any manner affect the interest of Lender in the Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

      (c) No Impairment; No Releases. The interests and rights of Lender under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

      (d) Effect on Judgment. No recovery of any judgment by Lender and no levy of an execution under any judgment upon any Property or any portion thereof shall affect in any manner or to any extent the lien of this Security Instrument upon the remaining Cross-collateralized Properties or any portion thereof, or any rights, powers or remedies of Lender hereunder or thereunder. Such lien, rights, powers and remedies of Lender shall continue unimpaired as before.

                   ARTICLE XIV: COMPLIANCE WITH REQUIREMENTS

      Section 14.01. Compliance with Legal Requirements. (a) Borrower shall promptly comply with all present and future Legal Requirements, foreseen and unforeseen, ordinary and extraordinary, whether requiring structural or nonstructural repairs or alterations including, without limitation, all zoning, subdivision, building, safety and environmental protection, land use and development Legal Requirements, all Legal Requirements which may be applicable to the curbs adjoining the Property or to the use or manner of use thereof, and all rent control, rent stabilization and all other similar Legal Requirements relating to rents charged and/or collected in connection with the Leases. Borrower represents and warrants that the Property is in compliance in all respects with all Legal Requirements as of the date hereof, no notes or notices of violations of any Legal Requirements have been entered or received by Borrower and there is no basis for the entering of such notes or notices.

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      (b) Borrower shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Lender, the validity or application of any Legal Requirement and to suspend compliance therewith if permitted under applicable Legal Requirements, provided
(i) failure to comply therewith may not subject Lender to any civil or criminal liability, (ii) prior to and during such contest, Borrower shall furnish to Lender security reasonably satisfactory to Lender, in its discretion, against loss or injury by reason of such contest or non-compliance with such Legal Requirement, (iii) no Default or Event of Default shall exist during such proceedings and such contest shall not otherwise violate any of the provisions of any of the Loan Documents, (iv) such contest shall not, (unless Borrower shall comply with the provisions of clause (ii) of this Section 14.01(b)) subject the Property to any lien or encumbrance the enforcement of which is not suspended or otherwise affect the priority of the lien of this Security Instrument; (v) such contest shall not affect the ownership, use or occupancy of the Property; (vi) the Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrower; (vii) Borrower shall give Lender prompt notice of the commencement of such proceedings and, upon request by Lender, notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) - (vi) of this Section 14.01(b); and
(viii) upon a final determination of such proceeding, Borrower shall take all steps necessary to comply with any requirements arising therefrom.

      (c) Borrower shall at all times comply with all applicable Legal Requirements with respect to the construction, use and maintenance of any vaults adjacent to the Property. If by reason of the failure to pay taxes, assessments, charges, permit fees, franchise taxes or levies of any kind or nature, the continued use of the vaults adjacent to Property or any part thereof is discontinued, Borrower nevertheless shall, with respect to any vaults which may be necessary for the continued use of the Property, take such steps (including the making of any payment) to ensure the continued use of vaults or replacements.

      Section 14.02. Compliance with Recorded Documents; No Future Grants. Borrower shall promptly perform and observe or cause to be performed and observed, all of the terms, covenants and conditions of all Property Agreements and all things necessary to preserve intact and unimpaired any and all appurtenances or other interests or rights affecting the Property.

                       ARTICLE XV: DEFEASANCE; PREPAYMENT

      Section 15.01. Defeasance; Prepayment. (a) Except as set forth in this
Section 15.01, no prepayment or defeasance of the Debt may be made by or on behalf of Borrower in whole or in part.

      (b) Borrower may defease the Loan at any time subsequent to the earlier to occur of (x) the second (2nd) anniversary of a Securitization or (y) the third
(3rd) anniversary of the date hereof and prior to the calendar month immediately preceding the Maturity Date, in whole or, from time to time, in part, as of the last day of an Interest Accrual Period, in accordance with the following provisions:

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            (i) Lender shall have received from Borrower, not less than thirty
      (30) days', nor more than ninety (90) days', prior written notice specifying the date proposed for such defeasance and the amount which is to be defeased, which proposed date shall be as of a Payment Date.

            (ii) Borrower shall also pay to Lender all interest due through and including the last day of the Interest Accrual Period ending on the day prior to the Payment Date in which such defeasance is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Security Instrument or the other Loan Documents, including, without limitation, any costs incurred in connection with a defeasance.

            (iii) No Event of Default shall have occurred and be continuing.

            (iv) Borrower shall (A) pay the Defeasance Deposit and (B) deliver to Lender (1) a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the Federal Obligations purchased on behalf of Borrower with the Defeasance Deposit in accordance with the terms of this Section 15.01(b)(iv) (the "Security Agreement"); (2) an Officer's Certificate certifying that the requirements set forth in this Section 15.01(b)(iv) have been satisfied; (3) an opinion of counsel for Borrower in form and substance reasonably satisfactory to Lender stating, among other things, that (x) Lender has a perfected security interest in the Defeasance Deposit and a first priority perfected security interest in the Federal Obligations purchased by Lender on behalf of Borrower, (y) the contemplated defeasance will not result in any deemed exchange pursuant to
      Section 1001 of the Code of the Note and will not adversely affect the Note's or, if applicable, the undefeased Note's status as indebtedness for Federal income tax purposes and (z) any trust formed as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code ("REMIC") in connection with a Securitization will not fail to maintain its status as a REMIC as a result of such defeasance; (4) in the event that only a portion of the Loan is being defeased, Borrower shall execute and deliver all necessary documents to split the Note into two substitute notes, one having a principal balance equal to the defeased portion of the Note (the "Defeased Note") and one note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"), the amortization schedule for which notes shall be calculated, in the case of a Defeased Note, or recalculated, in the case of an Undefeased Note, to provide for interest only payments through the maturity date of such notes; (5) a certificate, in form and substance reasonably satisfactory to Lender from a nationally recognized Independent certified public accountant confirming that the requirements of this Section 15.01(b) have been satisfied; and (6) such other certificates, documents, opinions or instruments as Lender may reasonably request. Borrower reserves the right to purchase Federal Obligations with and in lieu of making the Defeasance Deposit which provide Scheduled Defeasance Payments, and appoints Lender as its agent and attorney-in-fact, coupled with an interest (which appointment will not be exercised if Borrower notifies Lender in writing in the notice provided for in Section 15.01(b)(i) that Borrower will be purchasing the Federal Obligations), for the

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

      purpose of using the Defeasance Deposit to purchase Federal Obligations which provide Scheduled Defeasance Payments, and Lender shall, upon receipt of the Defeasance Deposit, purchase such Federal Obligations on behalf of Borrower. Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Federal Obligations shall be made directly to Lender and applied to satisfy the obligations of Borrower under the Defeased Note. The Defeased Note and the Undefeased Note shall have identical terms as the Note, except for the principal balance. A Defeased Note cannot be the subject of a further defeasance.

            (v) The Rating Agencies shall have confirmed in writing that any rating issued by the Rating Agencies in connection with the Securitization will not, as a result of the proposed defeasance, be downgraded, from the then current ratings thereof, qualified or withdrawn.

            (vi) If the Loan is to be defeased and Borrower is requesting a release of the Property in connection with such defeasance, such defeasance shall be to facilitate the disposition of the Property or in connection with any other customary transaction within the meaning of Treas. Reg. 1.860G-(2)(a)(8)(iii).

            (vii) In the event of a defeasance of the Loan in whole, but not in part, if Borrower shall continue to own any assets other than the Defeasance Deposit, Borrower shall establish or designate a special-purpose bankruptcy-remote successor entity acceptable to Lender (the "Successor Borrower"), with respect to which a substantive nonconsolidation opinion satisfactory in form and substance reasonably satisfactory to Lender has been delivered to Lender and Borrower shall transfer and assign to the Successor Borrower all obligations, rights and duties under the Note and the Security Agreement, together with the pledged Defeasance Deposit. The Successor Borrower shall assume the obligations of Borrower under the Note and the Security Agreement and Borrower shall be relieved of its obligations hereunder and thereunder. Borrower shall pay Ten and No/100 Dollars ($10.00) to the Successor Borrower as consideration for assuming such Borrower obligations.

            (viii) In the event the Loan is defeased in full in accordance with the terms hereof, Lender shall release all reserves, escrows and guaranties relating to the Loan to Borrower.

      (c) At any time prior to the earlier of the third (3rd) anniversary of the date hereof and the second (2nd) anniversary of the last Securitization involving any portion of the Loan, Borrower may prepay the Loan in whole or, if such prepayment is made in connection with a release of an Out-Parcel made in accordance with Section 15.03 hereof or in connection with a Release in accordance with Section 15.02 hereof, in part. Additionally, at any time on or subsequent to the Payment Date occurring in December, 2010 (the "Lockout Expiration Date"), Borrower may prepay the Loan, in whole, but not in part. Any prepayment of the Loan permitted under this paragraph (c) shall be made as of the last day of an Interest Accrual Period in accordance with the following provisions:

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            (i) Lender shall have received from Borrower, not less than thirty
      (30) days', nor more than ninety (90) days', prior written notice specifying the date proposed for such prepayment and the amount which is to be prepaid.

            (ii) Borrower shall also pay to Lender all interest due through and including the last day of the Interest Accrual Period in which such prepayment is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Security Instrument or the other Loan Documents.

            (iii) Any partial prepayment shall be in a minimum amount not less than $25,000 and shall be in whole multiples of $1,000 in excess thereof.

            (iv) No partial prepayment during any period in which an Event of Default shall have occurred and be continuing.

            (v) Any partial prepayment of the Principal Amount, including, without limitation, Unscheduled Payments, shall be applied to the installments of principal last due hereunder and shall not release or relieve Borrower from the obligation to pay the regularly scheduled installments of principal and interest becoming due under the Note.

            (vi) Borrower shall pay to Lender, together with any such prepayment permitted under this paragraph (c) made prior to the Lockout Expiration Date and all other amounts due in connection therewith, the Yield Maintenance Premium. For the purposes hereof, the term "Yield Maintenance Premium" shall mean the premium which shall be the product of (A) a fraction, the numerator of which is the positive excess, if any, of (1) the present value of all future payments of principal and interest due pursuant to the Note, including the principal amount due at maturity, to be made on the Note before the prepayment in question, discounted at an interest rate per annum equal to the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (the "Treasury Constant Maturity Yield Index") published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the Lockout Expiration Date, over (2) the Principal Amount evidenced by the
      Note immediately before such prepayment, and the denominator of which is the Principal Amount evidenced by the Note immediately prior to the prepayment, and (B) the Principal Amount evidenced by the Note being prepaid; provided, however, that if there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the Lockout Expiration Date, then the index referred to in (1) above shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

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

      (d) Borrower shall have the right to revoke any notice of prepayment or defeasance twice during the term of the Loan by giving Lender not less than two
(2) Business Days prior written notice of such revocation, provided that Borrower shall pay any and all costs and expenses, including, but not limited to, breakage costs, incurred by Lender in connection with any such revocation.

      Section 15.02. Release of Property. If (A) Borrower defeases all or a portion of the Loan pursuant to Section 15.01(b) hereof to facilitate the disposition of the Cross-collateralized Properties or in connection with any other customary transaction within the meaning of Treas. Reg. 1.860 G-(2)(a)(8)(iii) or (B) Borrower makes a prepayment pursuant to Section 15.01(c) hereof or (C) Borrower applies Loss Proceeds from the Cross-collateralized Properties towards the repayment of the Debt or towards a defeasance, Lender shall, promptly, upon satisfaction of all the following terms and conditions, execute, acknowledge and deliver to Borrower a release of this Security Instrument (a "Release") in recordable form with respect to the Cross-collateralized Properties:

      (a) In the event of a prepayment or defeasance of the Loan in part, but not in whole, Borrower shall have defeased or prepaid, as applicable, a principal amount equal to one hundred-twenty percent (120%) of the Allocated Loan Amount for the Cross-collateralized Property to be released (the "Release Price").

      (b) In the event of a prepayment pursuant to Section 15.01(c) hereof or defeasance pursuant to Section 15.01(b) hereof, Lender shall have received from Borrower evidence in form and substance satisfactory to Lender that the pro forma Debt Yield immediately following the Release is at least equal to 8.50%, accompanied by an Officer's Certificate stating that the statements, calculations and information comprising such evidence are true, correct and complete in all respects.

      (c) Borrower shall, at its sole cost and expense, prepare any and all documents and instruments necessary to effect the Release, all of which shall be subject to the reasonable approval of Lender, and Borrower shall pay all costs reasonably incurred by Lender (including, but not limited to, reasonable attorneys' fees and disbursements, title search costs and endorsement premiums) in connection with the review, execution and delivery of the Release.

      (d) No Event of Default has occurred and is continuing or shall result as a consequence of the Release.

      (e) Borrower shall continue to be in compliance with the provisions of
Section 2.02(g) hereof.

      Notwithstanding anything contained herein, the Golf Premises may only be the subject of a Release if such Release is made simultaneously with a Release of either the JW Premises or the Ritz Premises and the record owner of the Golf Premises enters into an access agreement in form and substance acceptable to Lender with the owner of the portion of the Cross-collateralized Property which is not the subject of the Release (the "Remaining Property") permitting access to

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      the owner of the Remaining Property and guests of the Remaining Property on the same terms as prior to the Release.

      Section 15.03 Additional Property. Subject to the terms and conditions set forth in this Section 15.03, Borrower shall have the one (1) time right to spread the lien of this Security Instrument (and the related Loan Documents) encumbering the Property to encumber all, or a portion of, the real property more particularly described or depicted in EXHIBIT G attached hereto and made a part hereof (the "Additional Collateral") subject to the satisfaction of the following conditions precedent:

      (a) No Event of Default shall have occurred and be continuing and Lender shall have received a certificate from Borrower confirming the foregoing.

      (b) Borrower shall have given Lender at least thirty (30) days prior written notice of its election to acquire the Additional Collateral.

      (c) Borrower shall have paid to Lender a processing fee in an amount equal to $7,500.

      (d) Lender shall have received a phase 1 environmental report and, if recommended under the phase 1 environmental report, a phase 2 environmental report from a nationally recognized environmental consultant approved by Lender not less than fifteen (15) days prior to such addition, which conclude that the Additional Property does not contain any Hazardous Materials.

      (e) Lender shall have received (i) a copy of a deed conveying all right, title and interest in and to the Additional Property to Borrower in a bona fide arms' length transaction and (ii) a letter from Borrower countersigned by a title insurance company acknowledging receipt of (1) the deeds and agreeing to record such deeds in the appropriate real estate records for the county in which the Additional Property is located and (2) all required transfer taxes or charges and recording fees or other applicable fees and charges.

      (f) Borrower shall have executed, acknowledged and delivered to Lender (i) a spreader agreement which spreads the lien of this Security Instrument to the Additional Property and a UCC financing statement with respect to the Additional Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such spreader agreement and UCC-1 financing statements and agreeing to record or file, as applicable, such spreader agreement in the real estate records for the county in which the Additional Property is located and to file the UCC-1 financing statements in the office of the Secretary of State of the State in which the Borrower is organized or registered, as applicable, so as to effectively create upon such recording and filing valid and enforceable liens upon the Additional Property, of first priority, in favor of Lender, subject only to the Permitted Encumbrances and such other liens as are permitted pursuant to the Loan Documents, (ii) written confirmation from each Guarantor regarding such addition, (iii) modifications to the Loan Documents as Lender deems desirable to properly reflect the addition of the Additional Property, and (iv) such other

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documents and agreements as reasonably requested to evidence the addition of the
Additional Property.

      (g) Lender shall have received a title insurance policy (or a marked, signed and redated commitment to issue such title insurance policy) insuring the lien of the mortgage encumbering the Additional Property, issued by the title company that issued the title insurance policies insuring the lien of this Security Instrument and dated as of the date of the addition. The title insurance policy issued with respect to the Additional Property shall contain such endorsements and affirmative coverages as are contained in the title insurance policy insuring the lien of this Security Instrument and name Lender as the insured. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and title insurance policies have been paid.

      (h) Lender shall have received a current title survey for the Additional Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the survey of the Property prepared by a professional land surveyor licensed in the State in which the Additional Property is located and reasonably acceptable to Lender. Such survey shall reflect the same legal description contained in the title insurance policy relating to the Additional Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Additional Property. The surveyor's seal shall be affixed to each survey and each survey shall certify that the surveyed property is not located in a "one-hundred-year flood hazard area."

      (i) Lender shall have received valid certificates of insurance indicating that the requirements for the policies of insurance required hereunder have been satisfied with respect to the Additional Property and evidence of the payment of all premiums payable for the existing policy period.

      (j) Borrower shall deliver or cause to be delivered to Lender (i) updates certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the origination of the Loan; (ii) good standing certificates, certificates of qualification to do business in the State in which the Additional Property is located (if required in such State) and (iii) if applicable, resolutions of the General Partner authorizing the actions taken in connection with such addition.

      (k) Lender shall have received the following opinions of Borrower's counsel, all of which would be in form and substance and delivered by counsel reasonably acceptable to an Institutional Lender making a loan similar in size and type to the Loan: (i) an opinion of counsel admitted to practice under the laws of the State in which the Additional Property is located stating that the Loan Documents delivered with respect to the Additional Property, pursuant to clause (f) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Additional Property is located; (ii) an opinion of counsel stating that the loan documents delivered pursuant to clause
(f) above were duly authorized, executed and delivered by Borrower and that, to the best of

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

Borrower's counsel's knowledge, the execution and delivery of such loan documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; and (iii) such other opinions as an Institutional Lender making a loan similar in size and type to the Loan would reasonably request.

      (l) No Leases shall affect the Additional Property other than those which comply with the terms of this Security Instrument.

      (m) Lender shall have received plans and specifications and a fixed price construction contract for the construction of the club house to be located on and be a part of the Additional Collateral (the "Club House"), and all other significant construction documents relating to the construction of the Club House.

      (n) Lender shall have received evidence that, both prior to and subsequent to the construction of the Club House, the Property, inclusive of the Additional Collateral, shall continue to be in compliance with all Development Laws, Use Requirements and other Legal Requirements.

      (o) Borrower shall cause Guarantor to execute a completion guaranty in form and substance reasonably satisfactory to Lender guarantying lien-free completion of the Club House.

      (p) The addition of the Additional Property will not have a Material Adverse Effect.

      (q) To the extent required, existing Property Agreements shall be modified to govern the integrated use of the Property, the Additional Property and any property adjoining the Additional Property.

      (r) Lender shall have received such other and further approvals, opinions, which may include, without limitation, an opinion of Independent tax counsel to the effect that the contemplated addition of the Additional Collateral would not adversely affect the federal income tax status as REMIC, trust or other vehicle in which the Loan may be included, will not result in a deemed exchange of the Note pursuant to Section 1001 of the Code and will not adversely affect the Note's status as indebtedness for federal income tax purposes, documents and information in connection with the acquisition as an Institutional Lender making a loan similar in size and type to the Loan would have reasonably requested.

      (s) Borrower shall have paid or reimbursed Lender for all third party out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the acquisition and Borrower shall have paid any Ratings Agency fees, recording charges, filing fees, taxes and other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the acquisition.

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

      (t) On or prior to the date of acquisition, Borrower shall deliver an Officer's Certificate dated as of the date of such acquisition certifying that the requirements set forth in this Section 15.03 have been satisfied.

      (u) All of the items set forth in (a) through (t) above shall be in form and substance reasonably acceptable to an Institutional Lender making a loan similar in size and type to the Loan.

                     ARTICLE XVI: ENVIRONMENTAL COMPLIANCE

      Section 16.01. Covenants, Representations and Warranties. (a) Borrower has not, at any time, and, to Borrower's best knowledge after due inquiry and investigation, except as set forth in the Environmental Report, no other Person has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials on, to or from the Premises or any other real property owned and/or occupied by Borrower, and Borrower does not intend to and shall not use the Property or any part thereof or any such other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for use and storage for use of heating oil, cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or Environmental Statutes or be the basis for a lien against the Property or any part thereof. In addition, without limitation to the foregoing provisions, Borrower represents and warrants that, to the best of its knowledge, after due inquiry and investigation, except as previously disclosed in writing to Lender, there is no asbestos in, on, over, or under all or any portion of the fire-proofing or any other portion of the Property.

      (b) Borrower, after due inquiry and investigation, knows of no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Property or any part thereof or any other real property owned and/or occupied by Borrower, or onto lands from which such Hazardous Materials might seep, flow or drain into such waters, except as disclosed in the Environmental Report.

      (c) Borrower shall not permit any Hazardous Materials to be handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or to be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with on, under, to or from the Property or any portion thereof at any time, except for use and storage for use of heating oil, ordinary cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or be the basis for a lien against the Property or any part thereof.

      (d) Borrower represents and warrants that no actions, suits, or proceedings have been commenced, or are pending, or to the best knowledge of Borrower, are threatened with respect to any Legal Requirement governing the use, manufacture, storage, treatment, transportation, or processing of Hazardous Materials with respect to the Property or any part thereof. Borrower has received no notice of, and, except as disclosed in the Environmental Report, after due inquiry, has no knowledge of any fact, condition, occurrence or circumstance which with notice or passage of time or both would give rise to a claim under or pursuant to any Environmental Statute pertaining to Hazardous Materials on, in, under or originating from the Property or any part thereof or any other real property owned or occupied by Borrower or arising out of the conduct of Borrower, including, without limitation, pursuant to any Environmental Statute.

      (e) Borrower has not waived any Person's liability with regard to Hazardous Materials in, on, under or around the Property, nor has Borrower retained or assumed, contractually or by operation of law, any other Person's liability relative to Hazardous Materials or any claim, action or proceeding relating thereto.

      (f) In the event that there shall be filed a lien against the Property or any part thereof pursuant to any Environmental Statute pertaining to Hazardous Materials, Borrower shall, within sixty (60) days or, in the event that the applicable Governmental Authority has commenced steps to cause the Premises or any part thereof to be sold pursuant to the lien, within fifteen (15) days, from the date that Borrower receives notice of such lien, either (i) pay the claim and remove the lien from the Property, or (ii) furnish (A) a bond satisfactory to Lender in the amount of the claim out of which the lien arises, (B) a cash deposit in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Lender in an amount sufficient to discharge the claim out of which the lien arises.

      (g) Borrower represents and warrants that (i) except as disclosed in the Environmental Report, Borrower has no knowledge of any violation of any Environmental Statute or any Environmental Problem in connection with the Property, nor has Borrower been requested or required by any Governmental Authority to perform any remedial activity or other responsive action in connection with any Environmental Problem and (ii) neither the Property nor any other property owned by Borrower is included or, to Borrower's best knowledge, after due inquiry and investigation, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA or has been identified by the EPA as a potential CERCLA site or included or, to Borrower's knowledge, after due inquiry and investigation, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute, if any, or issued by any other Governmental Authority. Borrower covenants that Borrower will comply with all Environmental Statutes affecting or imposed upon Borrower or the Property.

      (h) Borrower covenants that it shall promptly notify Lender of the presence and/or release of any Hazardous Materials and of any request for information or any inspection of the Property or any part thereof by any Governmental Authority with respect to any Hazardous Materials and provide Lender with copies of such request and any response to any such request or inspection. Borrower covenants that it shall, in compliance with applicable Legal Requirements, conduct and complete all investigations, studies, sampling and testing (and promptly shall provide Lender with copies of any such studies and the results of any such test) and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof in accordance with all such Legal Requirements applicable to the Property or any part thereof to the satisfaction of Lender.

      (i) Following the occurrence of an Event of Default hereunder, and without regard to whether Lender shall have taken possession of the Property or a receiver has been requested or appointed or any other right or remedy of Lender has or may be exercised hereunder or under any other Loan Document, Lender shall have the right (but no obligation) to conduct such investigations, studies, sampling and/or testing of the Property or any part thereof as Lender may, in its discretion, determine to conduct, relative to Hazardous Materials. All costs and expenses incurred in connection therewith including, without limitation, consultants' fees and disbursements and laboratory fees, shall constitute a part of the Debt and shall, upon demand by Lender, be immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Lender until reimbursed. Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all such investigations, studies, samplings and/or testings including, without limitation, providing all relevant information and making knowledgeable people available for interviews.

      (j) Borrower represents and warrants that all paint and painted surfaces existing within the interior or on the exterior of the Improvements are not flaking, peeling, cracking, blistering, or chipping, and do not contain lead or are maintained in a condition that prevents exposure of young children to lead-based paint, as of the date hereof, and that the current inspections, operation, and maintenance program at the Property with respect to lead-based paint is consistent with FNMA guidelines and sufficient to ensure that all painted surfaces within the Property shall be maintained in a condition that prevents exposure of tenants to lead-based paint. To Borrower's knowledge, there have been no claims for adverse health effects from exposure on the Property to lead-based paint or requests for the investigation, assessment or removal of lead-based paint at the Property.

      (k) Borrower represents and warrants that except in accordance with all applicable Environmental Statutes and as disclosed in the Environmental Report,
(i) no underground treatment or storage tanks or pumps or water, gas, or oil wells are or have been located about the Property, (ii) no PCBs or transformers, capacitors, ballasts or other equipment that contain dielectric fluid containing PCBs are located about the Property, (iii) no insulating material containing urea formaldehyde is located about the Property and (iv) no asbestos-containing material is located about the Property.

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      Section 16.02. Environmental Indemnification. Borrower shall defend, indemnify and hold harmless the Indemnified Parties for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys' and consultants' fees and disbursements and investigations and laboratory fees arising out of, or in any way related to any Environmental Problem, including without limitation:

      (a) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof whether or not disclosed by the Environmental Report;

      (b) any personal injury (including wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Materials) or property damage (real or personal) arising out of or related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof whether or not disclosed by the Environmental Report;

      (c) any action, suit or proceeding brought or threatened, settlement reached, or order of any Governmental Authority relating to such Hazardous Material whether or not disclosed by the Environmental Report; and/or

      (d) any violation of the provisions, covenants, representations or warranties of Section 16.01 hereof or of any Legal Requirement which is based on or in any way related to any Hazardous Materials in, on, over, under, from or affecting the Property or any part thereof including, without limitation, the cost of any work performed and materials furnished in order to comply therewith whether or not disclosed by the Environmental Report.

      Notwithstanding the foregoing provisions of this Section 16.02 to the contrary, Borrower shall have no obligation to indemnify Lender for liabilities, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result directly from Lender's willful misconduct or gross negligence. Any amounts payable to Lender by reason of the application of this
Section 16.02 shall be secured by this Security Instrument and shall, upon demand by Lender, become immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Lender until paid.

      This indemnification shall survive the termination of this Security Instrument whether by repayment of the Debt, foreclosure or deed in lieu thereof, assignment, or otherwise. The indemnity provided for in this Section
16.02 shall not be included in any exculpation of Borrower or its principals from personal liability provided for in this Security Instrument or in any of the other Loan Documents. Nothing in this Section 16.02 shall be deemed to deprive Lender of any rights or remedies otherwise available to Lender, including, without limitation, those rights and remedies provided elsewhere in this Security Instrument or the other Loan Documents.

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                           ARTICLE XVII: ASSIGNMENTS

      Section 17.01. Participations and Assignments. Lender shall have the right to assign this Security Instrument and/or any of the Loan Documents, and to transfer, assign or sell participations and subparticipations (including blind or undisclosed participations and subparticipations) in the Loan Documents and the obligations hereunder to any Person; provided, however, that no such participation shall increase, decrease or otherwise affect either Borrower's or Lender's obligations under this Security Instrument or the other Loan Documents.

                          ARTICLE XVIII: MISCELLANEOUS

      Section 18.01. Right of Entry. Lender and its agents shall have the right to enter and inspect the Property or any part thereof at all reasonable times, and, except in the event of an emergency, upon reasonable notice and to inspect Borrower's books and records and to make abstracts and reproductions thereof.

      Section 18.02. Cumulative Rights. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Security Instrument, to every right and remedy now or hereafter afforded by law.

      Section 18.03. Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

      Section 18.04. Exhibits Incorporated. The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Security Instrument with the same effect as if set forth in the body hereof.

      Section 18.05. Severable Provisions. If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Security Instrument, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

      Section 18.06. Duplicate Originals. This Security Instrument may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

      Section 18.07. No Oral Change. The terms of this Security Instrument, together with the terms of the Note and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Borrower and Lender with respect to the Loan. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Borrower or Lender, but only by an

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agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

      Section 18.08. Waiver of Counterclaim, Etc. BORROWER HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY LENDER OR ITS AGENTS, AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM BORROWER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY LENDER OR ITS AGENTS, AGAINST BORROWER, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SECURITY INSTRUMENT OR THE DEBT.

      Section 18.09. Headings; Construction of Documents; etc. The table of contents, headings and captions of various paragraphs of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Borrower acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Security Instrument and the other Loan Documents and that neither this Security Instrument nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

      Section 18.10. Sole Discretion of Lender. Whenever Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise specifically provided herein.

      Section 18.11. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

      Section 18.12. Covenants Run with the Land. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises, shall be binding upon Borrower and shall inure to the benefit of Lender, subsequent holders of this Security Instrument and their successors and assigns. Without limitation to any provision hereof, the term "Borrower" shall include and refer to the borrower named herein, any subsequent owner of the Property, and its respective heirs, executors, legal representatives, successors and assigns. The representations, warranties and agreements contained in this Security Instrument and the other Loan Documents are intended solely for the benefit of the parties hereto, shall confer no rights hereunder, whether legal or equitable, in any other Person and no other Person shall be entitled to rely thereon.

      Section 18.13. Applicable Law. THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO

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CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED
STATES OF AMERICA.

      Section 18.14. Security Agreement. (a) (i) This Security Instrument is both a real property mortgage, deed to secure debt or deed of trust, as applicable, and a "security agreement" within the meaning of the UCC. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. This Security Instrument is filed as a fixture filing and covers goods which are or are to become fixtures on the Property. Borrower by executing and delivering this Security Instrument has granted to Lender, as security for the Debt, a security interest in the Property to the full extent that the Property may be subject to the UCC (said portion of the Property so subject to the UCC being called in this Section 18.14 the "Collateral"). If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender following an Event of Default, Borrower shall, at its expense, assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any disposition pursuant to the UCC of so much of the Collateral as may constitute personal property shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper in which sheriff's sales are advertised in the county where the Premises is located. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral given to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. It is not necessary that the Collateral be present at any disposition thereof. Lender shall have no obligation to clean-up or otherwise prepare the Collateral for disposition.

         (ii) The mention in a financing statement filed in the records normally pertaining to personal property of any portion of the Property shall not derogate from or impair in any manner the intention of this Security Instrument. Lender hereby declares that all items of Collateral are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items. Specifically, the mention in any such financing statement of any items included in the Property shall not be construed to alter, impair or impugn any rights of Lender as determined by this Security Instrument or the priority of Lender's lien upon and security interest in the Property in the event that notice of Lender's priority of interest as to any portion of the Property is required to be filed in accordance with the UCC to be effective against or take priority over the interest of any particular class of persons,

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including the federal government or any subdivision or instrumentality thereof.
No portion of the Collateral constitutes or is the proceeds of "Farm Products", as defined in the UCC.

         (iii) If Borrower is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either
(A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (B) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Security Instrument.

         (iv) Borrower and Lender acknowledge that for the purposes of Article 9 of the UCC, the law of the State of Florida shall be the law of the jurisdiction of the bank in which the Central Account is located.

         (v) Lender may comply with any applicable Legal Requirements in connection with the disposition of the Collateral, and Lender's compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

         (vi) Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title, possession, quiet enjoyment or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

         (vii) If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of Borrower. In the event the purchaser of the Collateral fails to fully pay for the Collateral, Lender may resell the Collateral and Borrower will be credited with the proceeds of such sale.

      (b) Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as secured party, or, to the extent permitted under the UCC, unsigned, in connection with the Collateral covered by this Security Instrument.

      Section 18.15. Actions and Proceedings. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property in its own name or, if required by Legal Requirements or, if in Lender's reasonable judgment, it is necessary, in the name and on behalf of Borrower, which Lender believes will adversely affect the Property or this Security Instrument and to bring any action or proceedings, in its name or in the name and on behalf of Borrower, which Lender, in its reasonable discretion, decides should be brought to protect its interest in the Property.

      Section 18.16. Usury Laws. This Security Instrument and the Note are subject to the express condition, and it is the expressed intent of the parties, that at no time shall Borrower be

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obligated or required to pay interest on the principal balance due under the
Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. No application to the principal balance of the Note pursuant to this Section 18.16 shall give rise to any requirement to pay any prepayment fee or charge of any kind due hereunder, if any.

      Section 18.17. Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Security Instrument or the Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower's remedies shall be limited to injunctive relief or declaratory judgment.

      Section 18.18. Offsets, Counterclaims and Defenses. Any assignee of this Security Instrument, the Assignment and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note, the Assignment or this Security Instrument which Borrower may otherwise have against any assignor of this Security Instrument, the Assignment and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Security Instrument, the Assignment or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

      Section 18.19. No Merger. If Borrower's and Lender's estates become the same including, without limitation, upon the delivery of a deed by Borrower in lieu of a foreclosure sale, or upon a purchase of the Property by Lender in a foreclosure sale, this Security Instrument and the lien created hereby shall not be destroyed or terminated by the application of the doctrine of merger and in such event Lender shall continue to have and enjoy all of the rights and privileges of Lender as to the separate estates; and, as a consequence thereof, upon the foreclosure of the lien created by this Security Instrument, any Leases or subleases then existing and created by Borrower shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure unless Lender or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Lender or any such purchaser shall constitute a termination of any Lease or sublease unless Lender or such purchaser shall give written notice thereof to such lessee or sublessee.

      Section 18.20. Restoration of Rights. In case Lender shall have proceeded to enforce any right under this Security Instrument by foreclosure sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been

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determined adversely, then, in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Property subject to the lien hereof.

      Section 18.21. Waiver of Statute of Limitations. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Security Instrument are hereby waived to the full extent permitted by Legal Requirements.

      Section 18.22. Advances. This Security Instrument shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Debt and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Security Instrument shall not impair or affect any other security which may be given to secure the payment of the Debt, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Debt shall not diminish the force, effect or lien of this Security Instrument and shall not affect or impair the liability of Borrower and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Debt.

      Section 18.23. Application of Default Rate Not a Waiver. Application of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Lender under this Security Instrument, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

      Section 18.24. Intervening Lien. To the fullest extent permitted by law, any agreement hereafter made pursuant to this Security Instrument shall be superior to the rights of the holder of any intervening lien.

      Section 18.25. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of mortgagor and mortgagee or grantor and beneficiary or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

      Section 18.26. Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder.

      Section 18.27. Borrower's Obligations Absolute. Borrower acknowledges that Lender and/or certain Affiliates of Lender are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition (financial or otherwise) of Borrower. Except as set forth to the contrary in the Loan Documents, all sums payable by Borrower hereunder shall be paid without notice or demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or

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reduction, and the obligations and liabilities of Borrower hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any Taking of the Property or any portion thereof or any other Cross-collateralized Property; (b) any restriction or prevention of or interference with any use of the Property or any portion thereof or any other Cross-collateralized Property; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Borrower, any General Partner, or any guarantor or indemnitor, or any action taken with respect to this Security Instrument or any other Loan Document by any trustee or receiver of Borrower or any other Cross-collateralized Borrower or any such General Partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Borrower has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Borrower or any other Cross-collateralized Property; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Borrower shall have notice or knowledge of any of the foregoing.

      Section 18.28. Publicity. All promotional news releases, publicity or advertising by Manager, Borrower or their respective Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Lender or to any of its Affiliates without the prior written approval of Lender or such Affiliate, as applicable, in each instance, such approval not to be unreasonably withheld or delayed. Lender shall be authorized to provide information relating to the Property, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law and may use basic transaction information (including, without limitation, the name of Borrower, the name and address of the Property and the Loan Amount) in press releases or other marketing materials.

      Section 18.29. Securitization Opinions. In the event the Loan is included as an asset of a Securitization by Lender or any of its Affiliates, Borrower shall, within ten (10) Business Days after Lender's written request therefor, at Borrower's sole cost and expense (provided that Borrower shall not be required to incur any expenses, when combined with any expenses incurred pursuant to Sections 18.30 and 18.31 hereof, in excess of $2,300,000), deliver opinions in form and substance and delivered by counsel reasonably acceptable to Lender and each Rating Agency, as may be reasonably required by Lender and/or the Rating Agency in connection with such securitization. Borrower's failure to deliver the opinions required hereby within such ten (10) Business Day period (or such longer period of time to which Lender in its reasonable discretion may agree) shall constitute an "Event of Default" hereunder.

      Section 18.30. Cooperation with Rating Agencies; etc. Borrower covenants and agrees that in the event the Loan is to be included as an asset of a Securitization, Borrower shall (a) gather any information reasonably required by each Rating Agency in connection with such a Securitization, (b) at Lender's request, meet with representatives of each Rating Agency to discuss the business and operations of the Property, and (c) cooperate with the reasonable requests of each Rating Agency and Lender in connection with all of the foregoing as well as in
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connection with all other matters and the preparation of any offering documents with respect thereto, including, without limitation, entering into any amendments or modifications to this Security Instrument or to any other Loan Document which may be requested by Lender to conform to Rating Agency or market standards for a Securitization provided that no such modification shall modify
(a) the interest rate payable under the Note, (b) the stated maturity of the Note, (c) the amortization of principal under the Note, (d) Section 18.32 hereof, (e) any other material economic term of the Loan or (f) any provision, the effect of which would materially increase Borrower's obligations or materially decrease Borrower's rights under the Loan Documents. Borrower acknowledges that the information provided by Borrower to Lender may be incorporated into the offering documents for a Securitization and to the fullest extent permitted, Borrower irrevocably waives all rights, if any, to prohibit such disclosures including, without limitation, any right of privacy. Lender and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, Borrower and Borrower indemnifies and holds harmless the Indemnified Parties, their Affiliates and each Person who controls such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as same may be amended from time to time, for, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys' fees and disbursements that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Borrower shall pay all origination costs and all out-of-pocket costs and expenses incurred by Lender (or any Affiliate of Lender) with respect to the initial sale of a participation interest in the Loan by Lender to other Persons and all other initial syndications of the Loan by Lender (whether such sale(s) or syndication(s) occur on or after the Closing Date) and the Securitization of the Loan by Lender or its Affiliates, including, without limitation, costs of agreed-upon-procedures, duplication and printing costs, travel expenses, costs of preparation of environmental, seismic and engineering reports, costs of credit reports, costs of appraisals, accounting and consulting costs, legal fees, costs of preparation, negotiation, execution and delivery of the commitment letter for the Loan, this Security Instrument and the other Loan Documents and the documents executed in connection with a Securitization, rating agency fees (both initial and ongoing surveillance and administration fees), trustee and special servicer fees allocable to the Loan, and the costs of consummation of the transactions contemplated hereby and thereby (including reasonable attorneys' fees and disbursements in connection therewith and in connection with Lender's due diligence), mortgage recording taxes and other document filing fees and any other reasonable out-of-pocket expenses relating to credit and collateral evaluations (provided that Borrower shall not be required to incur any expenses, when combined with any expenses incurred pursuant to Sections 18.29 and 18.31 hereof, in excess of $2,300,000).

      Section 18.31. Securitization Financials. Borrower covenants and agrees that, upon Lender's written request therefor in connection with a Securitization, Borrower shall, at Borrower's sole cost and expense (provided that Borrower shall not be required to incur any

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

expenses, when combined with any expenses incurred pursuant to Sections 18.29 and 18.30 hereof, in excess of $2,300,000), promptly deliver (a) audited financial statements and related documentation prepared by an Independent certified public accountant that satisfy securities laws and requirements for use in a public registration statement (which may include up to three (3) years of historical audited financial statements, if applicable) and (b) if, at the time one or more Disclosure Documents are being prepared in connection with a Securitization, Lender expects that Borrower alone or Borrower and one or more of its Affiliates collectively, or the Property alone or the Property and any other parcel(s) of real property, together with improvements thereon and personal property related thereto, that is "related", within the meaning of the definition of Significant Obligor, to the Property (a "Related Property") collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan, together with any loans made to an Affiliate of Borrower or secured by a Related Property that is included in a Securitization with the Loan (a "Related Loan"), as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization and, with respect to the data or financial statements required pursuant to clause (b) hereof, (A) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (B) not later than seventy-five (75) days after the end of each Fiscal Year; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (A) or (B) of this sentence with respect to any period for which a filing pursuant to the Securities Exchange Act of 1934 in connection with or relating to the Securitization is not required.

      Section 18.32. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this
Section 18.32 to the contrary, Lender shall not enforce the liability and obligation of (a) Borrower (b) any Affiliate of Borrower (including Operating Tenant), (c) any Person owning directly or indirectly, any legal or beneficial interest in Borrower or Affiliate of Borrower, or (d) any direct or indirect partner, member, principal, officer, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Person described in clauses (a) through (d) (the Persons described in the foregoing clauses, as the case may be, are hereinafter referred to as the "Partners") to perform and observe the obligations contained in this Security Instrument or any of the other Loan

Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or the Partners, except that Lender may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, an action to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon (i) Borrower's interest in the Property, (ii) the Rent to the extent received by Borrower or Operating Tenant (or received by their respective Partners or shareholders) after the occurrence of an Event of Default in contravention to
Article V (or if same had not been paid, that Manager had taken adequate reserves therefor) (all such Rent being hereinafter referred to as the "Recourse Distributions") and (iii) any other collateral given to Lender under the Loan Documents (the collateral described in the foregoing clauses (i) - (iii) is hereinafter referred to as the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower and the Partners only to the extent of any such Default Collateral. The provisions of this Section shall not, however, (a) impair the validity of the Debt evidenced by the Note or in any way affect or impair the lien of this Security Instrument or any of the other Loan Documents or the right of Lender to foreclose this Security Instrument following the occurrence of an Event of Default; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) affect the validity or enforceability of the Note, this Security Instrument, or any of the other Loan Documents, or impair the right of Lender to seek a personal judgment against Guarantor; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment; (f) impair the right of Lender to bring suit for a monetary judgment with respect to fraud or material misrepresentation by Borrower, or any other Person in connection with this Security Instrument, the Note or the other Loan Documents, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or the Partners with respect to same; (g) impair the right of Lender to bring suit for a monetary judgment to obtain the Recourse Distributions received by Borrower including, without limitation, the right to bring suit for a monetary judgment to proceed against any Partner, to the extent of any such Recourse Distributions theretofore distributed to and received by such Partner, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or the Partners with respect to same; (h) impair the right of Lender to bring suit for a monetary judgment with respect to Borrower's misappropriation of tenant security deposits or Rent, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or the Partners with respect to same; (i) impair the right of Lender to obtain Loss Proceeds due to Lender pursuant to this Security Instrument; (j) impair the right of Lender to enforce the provisions of Sections 2.02(g), 12.01, 16.01, 16.02, 18.30 or 18.31, inclusive of this Security Instrument, even after repayment in full by Borrower of the Debt or to bring suit for a monetary judgment against Borrower or the Partners with respect to any obligation set forth in said Sections; (k) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (l) impair the right of Lender to bring suit for a monetary judgment with respect to any misapplication or conversion of Loss Proceeds, and the foregoing provisions shall not modify, diminish or discharge the liability of Borrower or the Partners with respect to same; (m) impair the right of Lender to sue for, seek or demand a deficiency judgment against Borrower solely for the purpose of foreclosing the Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (m) shall be enforceable against Borrower and the Partners (but only to the extent distributed to and actually received by such Partner) only to the extent of any of the Default Collateral; (n) impair the ability of Lender to bring suit for a monetary judgment with respect to waste, arson or physical damage to or of the Property; (o) impair the right of Lender to bring a suit for a monetary judgment in the event of the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss of the lien of this Security Instrument, or the priority thereof, against the Property; (p) be deemed a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt; (q) impair the right of Lender to bring suit for monetary judgment with respect to any losses resulting from any claims, actions or proceedings initiated by Borrower (or any Affiliate of Borrower) alleging that the relationship of Borrower and Lender is that of joint venturers, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor; (r) impair the right of Lender to bring suit for a monetary judgment for actual damages in the event that Borrower moves its principal place of business or its books and records relating to the Property which are governed by the UCC, or changes its name, its jurisdiction of organization, type of organization or other legal structure or, if it has one, organizational identification number, without first giving Lender thirty (30) days prior written notice, (s) impair the right of Lender to bring suit for a monetary judgment for actual damages in the event that Borrower changes its name of otherwise does anything which would make the information set forth in any UCC Financing Statements relating to the Property materially misleading without giving Lender thirty (30) days prior written notice thereof or (t) impair the right of Lender to bring suit for a monetary judgment for actual damages in the event Borrower or any Affiliate contests or in any material way interferes with, directly or indirectly (collectively, a "Contest") any foreclosure action, UCC sale or other material remedy exercised by Lender upon the occurrence of any Event of Default whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, or otherwise (provided that if any such Person obtains a non-appealable order successfully asserting a Contest, Borrower shall have no liability under this clause (t)). The provisions of this Section 18.32 shall be inapplicable to Borrower if (a) any Transfer occurs in violation of Article IX hereof or (b) any proceeding, action, petition or filing under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, shall be filed by, consented to or acquiesced in by or with respect to Borrower, or if Borrower shall institute any proceeding for its dissolution or liquidation, or shall make an assignment for the benefit of creditors, in which event Lender shall have recourse against all of the assets of Borrower including, without limitation, any right, title and interest of Borrower in and to the Property, any partnership interests in Borrower and any Recourse Distributions received by the Partners of Borrower (but excluding the other assets of such Partners to the extent Lender would not have had recourse thereto other than in accordance with the provisions of this Section 18.32).

      Section 18.33. Component Notes. Lender, without in any way limiting Lender's other rights hereunder, in its sole and absolute discretion, shall have the right at any time to require Borrower to execute and deliver "component" notes (including senior and junior notes), which notes may be paid in such order of priority as may be designated by Lender, provided that (a) the aggregate principal amount of such "component" notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such "component" notes, (b) the weighted average interest rate of all such "component" notes shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the creation of such "component" notes, (c) the debt service payments on all such "component" notes shall on the date created equal the debt service payment which was and would be due under the Loan immediately prior to the creation of such component notes (it being acknowledged by Borrower that if an Event of Default occurs during the term of the Loan, whether or not it is subsequently cured, the weighted average interest rates of the "component" notes may increase (i.e. the Loan may have "rate creep")) and (d) the other terms and provisions of each of the "component" notes shall be identical in substance and substantially similar in form to the Loan Documents. Borrower shall cooperate with all reasonable requests of Lender in order to establish the "component" notes and shall execute and deliver such documents as shall reasonably be required by Lender in connection therewith, all in form and substance reasonably satisfactory to Lender, including, without limitation, the severance of security documents if requested. It shall be an Event of Default if Borrower fails to comply with any of the terms, covenants or conditions of this Section 18.33 after the expiration of ten (10) Business Days after notice thereof.

      Section 18.34. Certain Matters Relating to Property located in the State of Florida. With respect to the Property which is located in the State of Florida, notwithstanding anything contained herein to the contrary:

      (a) It is agreed that, in addition to existing indebtedness, any future advances made by the then holder of the Note to or for the benefit of Borrower or Borrower's permitted assignees, whether such advances are obligatory or are made at the option of Lender, or otherwise, at any time within twenty (20) years from the date of this Security Instrument, with interest thereon at the rate agreed upon at the time of each additional loan or advance, shall be equally secured with and have the same priority as the Debt and be subject to all of the terms and provisions of this Security Instrument, whether or not such additional loan or advance is evidenced by a promissory note of Borrower and whether or not identified by a recital that it is secured by this Security Instrument; provided that, although the total amount of the indebtedness that may be secured may decrease to zero from time to time or may increase from time to time, the aggregate amount of outstanding Debt so secured at any one time shall not exceed the sum of Six Hundred Seventy Million Dollars ($670,000,000), plus interest and disbursements made for the payment of taxes, levies or insurance on the Property with interest on such disbursements. It is understood and agreed that this future advance provision shall not be construed to obligate Lender to make any such additional loans or advances. It is further agreed that any additional note or notes executed and delivered under this future advance provision shall be included in the words "Note" or "Debt" wherever either appears in the context of this Security Instrument. Borrower, for itself and its successors in title and its successors and permitted assigns, hereby expressly waives and relinquishes any rights granted under Section 697.04 of the Florida Statutes, or otherwise, to limit the amount of indebtedness that may be secured by this Security Instrument at any time during the term of this Security Instrument. Borrower further covenants not to file for record any notice limiting the maximum principal amount that may be secured by this Security Instrument and agrees that any such notice, if filed, shall be null and void; and except as hereinafter provided, of no effect. In the event that, notwithstanding the foregoing covenant, Borrower or its successor in title files for record any notice limiting the maximum principal amount that may be secured by this Security Instrument in violation of the foregoing covenant, the Debt shall, at the option of Lender, become immediately due and payable.

      (b) Notwithstanding anything to the contrary contained in this Security Instrument, Lender shall comply with the requirements of Section 501.137. Florida Statutes, as applicable, with respect to the payment of Impositions and insurance premiums from the Basic Carrying Costs Sub-Account so that the maximum tax discount available may be obtained with regard to the Premises and so that insurance coverage on the Property does not lapse.

      (c) The assignment of leases and rents contained in this Security Instrument is intended to provide Lender with all the rights and remedies of lenders pursuant to Section 697.07 of the Florida Statutes (hereinafter "Section 697.07"), as may be amended from time to time. However, in no event shall this reference diminish, alter, impair, or affect any other rights and remedies of Lender, including but not limited to, the appointment of a receiver as provided herein, nor shall any provision in this Section diminish, alter, impair or affect any rights or powers of the receiver in law or equity or as set forth herein. In addition, this assignment shall be fully operative without regard to value of the Property or without regard to the adequacy of the Property to serve as security for the obligations owed by Borrower to Lender, and shall be in addition to any rights arising under Section 697.07. Further, except for the notices required hereunder, if any, Borrower waives any notice of default or demand for turnover of rents by Lender, together with any rights under Section
697.07 to apply to a court to deposit the Rents into the registry of the court or such other depository as the court may designate.

                                    * * * * *

      IN WITNESS WHEREOF, Borrower has duly executed this Security Instrument the day and year first above written.

Borrower's Organizational Identification    CNL GL RESORT, LP, a Delaware
Number: 4098111                             limited partnership

                                            By: CNL GL RESORT GP, LLC, a
                                            Delaware limited liability company,
                                            its general partner

                                                By: /s/ John X. Brady, Jr.
                                                    --------------------------
                                                    Name:  John X. Brady, Jr.
                                                    Title: Vice President

                                   EXHIBIT A-1

                        Legal Description of JW Premises

Parcel 4, Grande Lakes Resort, according to the plat thereof, as recorded in Plat Book 58 at Pages 23 through 36, inclusive, of the Public Records of Orange County, Florida, together with easements appurtenant to said parcels established by and pursuant to the terms of that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Resort, Orlando, Florida, made and executed by THI III GL Investments L.L.C., and THI III GL Land Corporation, and Grande Lakes Resort Property Owners Association, Inc., dated April 1, 2004 and recorded August 6, 2004 in Official Records Book 7565, Page 1177 et seq. of the Public Records of Orange County, Florida and that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Master Stormwater Management System, made and executed by THI III GL Investments L.L.C., THI III GL Land Corporation and Grande Lakes Stormwater Management Association, Inc. recorded on August 7, 2003 in Official Records Book 7038 at Pages 2091 et seq. of the Public Records of Orange County, Florida.

                                   Exhibit A-1

                                   EXHIBIT A-2

                       Legal Description of Ritz Premises

Parcel l, Grande Lakes Resort, according to the plat thereof, as recorded in Plat Book 58 at Pages 23 through 36, inclusive, of the Public Records of Orange County, Florida, together with easements appurtenant to said parcels established by and pursuant to the terms of that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Resort, Orlando, Florida, made and executed by THI III GL Investments L.L.C., and THI III GL Land Corporation, and Grande Lakes Resort Property Owners Association, Inc., dated April 1, 2004 and recorded August 6, 2004 in Official Records Book 7656, Page 1177 et seq. of the Public Records of Orange County, Florida and that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Master Stormwater Management System, made and executed by THI III GL Investments L.L.C., THI III GL Land Corporation and Grande Lakes Stormwater Management Association, Inc. recorded on August 7, 2003 in Official Records Book 7038 at Pages 2091 et seq. of the Public Records of Orange County, Florida.

                                   Exhibit A-2

                                   EXHIBIT A-3

                       Legal Description of Golf Premises

Parcel 5, Grande Lakes Resort, according to the plat thereof, as recorded in Plat Book 58 at Pages 23 through 36, inclusive, of the Public Records of Orange County, Florida, together with easements appurtenant to said parcels established by and pursuant to the terms of that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Resort, Orlando, Florida, made and executed by THI III GL Investments L.L.C., and THI III GL Land Corporation, and Grande Lakes Resort Property Owners Association, Inc., dated April 1, 2004 and recorded August 6, 2004 in Official Records Book 7565, Page 1177 et seq. of the Public Records of Orange County, Florida and that certain Declaration of Covenants, Conditions, Restrictions, Easements and Reservations for Grande Lakes Master Stormwater Management System, made and executed by THI III GL Investments L.L.C., THI III GL Land Corporation and Grande Lakes Stormwater Management Association, Inc. recorded on August 7, 2003 in Official Records Book 7038 at Pages 2091 et seq. of the Public Records of Orange County, Florida.

                                   Exhibit A-3

                                    EXHIBIT B

                               SUMMARY OF RESERVES

  Reserve Items                           Initial Deposit Amount        Monthly Installment Amount
  -------------                           ----------------------        --------------------------
Basic Carrying Costs
- Taxes                                   $0                            $0
- Insurance Premiums                      $0                            $0
Initial Engineering Deposits                                            Not Applicable
- Immediate Repairs                       $0
- Environmental Remediation               $0
Recurring Replacement Reserve Monthly     Not Applicable                As set forth in the
                                                                        definition of Recurring
                                                                        Replacement Reserve Monthly
                                                                        Installment

                                    Exhibit B

                                    EXHIBIT C

                              Intentionally Omitted

                                    Exhibit C

                                    EXHIBIT D

                            Required Engineering Work

                                      None

                                    Exhibit D

                                    EXHIBIT E

                        Initial Allocated Loan Amount and
                         Cross-collateralized Properties

Cross-collateralized Property             Initial Allocated Loan Amount
JW Premises                                        $214,517,543.86
Ritz Premises                                      $114,605,263.16
Golf Premises                                      $  5,877,192.98

                                    Exhibit E

                                   SCHEDULE 1

                                Approved Managers

KSL II Management Operations, LLC
Hilton Hotels Corporation
Hilton Group, PLC
Marriott International, Inc.
Starwood Hotels and Resorts Worldwide, Inc.
Four Seasons Hotel Inc.
Hyatt
The Blackstone Group/LXR Resorts
Destination Resorts and Management/Loews Hotels
Inter-Continental and Interstate Hotels & Resorts
Rosewood Hotels and Resorts
Mandarin Hotels
Peninsula Hotels

                                   Schedule 1

                                   SCHEDULE 2

                        Example of Debt Yield Calculation

-------------------------------------------------------------------------------
Net Operating Income = Operating Income - Operating Expenses

$59,500,000 = $194,000,000 - $134,500,000

-------------------------------------------------------------------------------
Adjusted Net Cash Flow = Net Operating Income - Recurring Replacement Reserve Monthly Installment

$53,700,000 = $59,500,000 - $5,800,000

-------------------------------------------------------------------------------
Debt Yield = Adjusted Net Cash Flow / the outstanding principal balance of the Loan and the Mez Loan

9.4% = $53,700,000 / $570,000,000

                                   Schedule 2

ARTICLE I: DEFINITIONS.....................................................   5

   Section 1.01. Certain Definitions.......................................   5

ARTICLE II:  REPRESENTATIONS, WARRANTIES  AND COVENANTS OF BORROWER........  28

   Section 2.01. Payment of Debt...........................................  28

   Section 2.02. Representations, Warranties and Covenants of Borrower.....  28

   Section 2.03. Further Acts, etc. .......................................  39

   Section 2.04. Recording of Security Instrument, etc. ...................  40

   Section 2.05. Representations, Warranties and Covenants Relating to
      the Property.........................................................  40

   Section 2.06. Removal of Lien...........................................  46

   Section 2.07. Cost of Defending and Upholding this Security Instrument
      Lien.................................................................  47

   Section 2.08. Use of the Property.......................................  48

   Section 2.09. Financial Reports.........................................  48

   Section 2.10. Litigation................................................  51

   Section 2.11. Updates of Representations................................  51

ARTICLE III:  INSURANCE AND CASUALTY RESTORATION...........................  51

   Section 3.01. Insurance Coverage........................................  51

   Section 3.02. Policy Terms..............................................  54

   Section 3.03. Assignment of Policies....................................  56

   Section 3.04. Casualty Restoration......................................  57

   Section 3.05. Compliance with Insurance Requirements....................  61

   Section 3.06. Event of Default During Restoration.......................  62

   Section 3.07. Application of Proceeds to Debt Reduction.................  62

ARTICLE IV:  IMPOSITIONS..................................................  62

   Section 4.01. Payment of Impositions, Utilities and Taxes, etc. .......  62

   Section 4.02. Deduction from Value.....................................  63

   Section 4.03. No Joint Assessment......................................  63

   Section 4.04. Right to Contest.........................................  63

   Section 4.05. No Credits on Account of the Debt........................  64

   Section 4.06. Documentary Stamps.......................................  64

ARTICLE V:  CENTRAL CASH MANAGEMENT.......................................  65

   Section 5.01. Cash Flow................................................  65

   Section 5.02. Establishment of Accounts................................  65

   Section 5.03. Intentionally Omitted....................................  66

   Section 5.04. Servicing Fees...........................................  66

   Section 5.05. Monthly Funding of Sub-Accounts and Escrow Accounts......  66

   Section 5.06. Payment of Basic Carrying Costs..........................  68

   Section 5.07. Intentionally Omitted....................................  68

   Section 5.08. Recurring Replacement Reserve Escrow Account.............  68

   Section 5.09. Operation and Maintenance Expense Escrow Account.........  70

   Section 5.10. Intentionally Omitted....................................  70

   Section 5.11. Curtailment Reserve Escrow Account.......................  70

   Section 5.12. Performance of Engineering Work..........................  71

   Section 5.13. Loss Proceeds............................................  71

   Section 5.14. Mez Payment Escrow Account...............................  73

ARTICLE VI:  CONDEMNATION.................................................  73

   Section 6.01. Condemnation.............................................  73

ARTICLE VII:  LEASES AND RENTS............................................  75

   Section 7.01. Assignment...............................................  75

   Section 7.02. Management of Property...................................  76

ARTICLE VIII:  MAINTENANCE AND REPAIR.....................................  79

   Section 8.01. Maintenance and Repair of the Property; Alterations;
      Replacement of Equipment............................................  79

ARTICLE IX:  TRANSFER OR ENCUMBRANCE OF THE PROPERTY......................  82

   Section 9.01. Other Encumbrances.......................................  82

   Section 9.02. No Transfer..............................................  82

   Section 9.03. Due on Sale..............................................  83

   Section 9.04. Permitted Easements, Etc. ...............................  83

ARTICLE X:  CERTIFICATES..................................................  83

   Section 10.01. Estoppel Certificates...................................  83

ARTICLE XI:  NOTICES......................................................  84

   Section 11.01. Notices.................................................  84

ARTICLE XII:  INDEMNIFICATION.............................................  85

   Section 12.01. Indemnification Covering Property.......................  85

ARTICLE XIII:  DEFAULTS...................................................  86

   Section 13.01. Events of Default.......................................  86

   Section 13.02. Remedies................................................  88

   Section 13.03. Payment of Debt After Default...........................  91

   Section 13.04. Possession of the Property.............................   92

   Section 13.05. Interest After Default.................................   92

   Section 13.06. Borrower's Actions After Default.......................   93

   Section 13.07. Control by Lender After Default........................   93

   Section 13.08. Right to Cure Defaults.................................   93

   Section 13.09. Late Payment Charge....................................   94

   Section 13.10. Recovery of Sums Required to Be Paid...................   94

   Section 13.11. Marshalling and Other Matters..........................   94

   Section 13.12. Tax Reduction Proceedings..............................   94

   Section 13.13. General Provisions Regarding Remedies..................   94

ARTICLE XIV:  COMPLIANCE WITH REQUIREMENTS...............................   95

   Section 14.01. Compliance with Legal Requirements.....................   95

   Section 14.02. Compliance with Recorded Documents; No Future Grants...   96

ARTICLE XV:  DEFEASANCE; PREPAYMENT......................................   96

   Section 15.01. Defeasance; Prepayment.................................   96

   Section 15.02. Release of Property....................................  100

ARTICLE XVI:  ENVIRONMENTAL COMPLIANCE...................................  104

   Section 16.01. Covenants, Representations and Warranties..............  104

   Section 16.02. Environmental Indemnification..........................  107

ARTICLE XVII:  ASSIGNMENTS...............................................  108

   Section 17.01. Participations and Assignments.........................  108

ARTICLE XVIII:  MISCELLANEOUS............................................  108

   Section 18.01. Right of Entry.........................................  108

   Section 18.02. Cumulative Rights......................................  108

   Section 18.03. Liability..............................................  108

   Section 18.04. Exhibits Incorporated..................................  108

   Section 18.05. Severable Provisions...................................  108

   Section 18.06. Duplicate Originals....................................  108

   Section 18.07. No Oral Change.........................................  108

   Section 18.08. Waiver of Counterclaim, Etc. ..........................  109

   Section 18.09. Headings; Construction of Documents; etc. .............  109

   Section 18.10. Sole Discretion of Lender..............................  109

   Section 18.11. Waiver of Notice.......................................  109

   Section 18.12. Covenants Run with the Land............................  109

   Section 18.13. Applicable Law.........................................  109

   Section 18.14. Security Agreement.....................................  110

   Section 18.15. Actions and Proceedings................................  111

   Section 18.16. Usury Laws.............................................  111

   Section 18.17. Remedies of Borrower...................................  112

   Section 18.18. Offsets, Counterclaims and Defenses....................  112

   Section 18.19. No Merger..............................................  112

   Section 18.20. Restoration of Rights..................................  112

   Section 18.21. Waiver of Statute of Limitations.......................  113

   Section 18.22. Advances...............................................  113

   Section 18.23. Application of Default Rate Not a Waiver...............  113

   Section 18.24. Intervening Lien.......................................  113

   Section 18.25. No Joint Venture or Partnership........................  113

   Section 18.26. Time of the Essence....................................  113

   Section 18.27. Borrower's Obligations Absolute........................  113

   Section 18.28. Publicity..............................................  114

   Section 18.29. Securitization Opinions................................  114

   Section 18.30. Cooperation with Rating Agencies; etc. ................  114

   Section 18.31. Securitization Financials..............................  115

   Section 18.32. Exculpation............................................  116

   Section 18.33. Component Notes........................................  118

   Section 18.34. Certain Matters Relating to Property located in the
      State of Florida...................................................  119

EXHIBITS

EXHIBIT A   Legal Description of Premises
EXHIBIT B   Summary Of Reserves
EXHIBIT C   Cash Flow Statement
EXHIBIT D   Required Engineering Work
EXHIBIT E   Initial Allocated Loan Amount

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